   As filed with the Securities and Exchange Commission on May 25, 2000

                                                      Registration No. 333-52543
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ----------------

                      POST-EFFECTIVE AMENDMENT NO. 2
                                       to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933

                               ----------------

                         TUDOR FUND FOR EMPLOYEES L.P.
    (Exact name of registrant as specified in Limited Partnership Agreement)

        Delaware                     6793                    13-3543779
 (State of Organization)       (Primary Standard          (I.R.S. Employer
                                  Industrial           Identification Number)
                              Classification Code
                                    Number)

                               ----------------

                               600 Steamboat Road
                          Greenwich, Connecticut 06830
                                 (203) 863-6700
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              ANDREW S. PAUL, ESQ.
                     Managing Director and General Counsel
                             Second Management LLC
                         One Liberty Plaza, 51st Floor
                            New York, New York 10006
                                 (212) 602-6700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

                          Copies of communications to:

       JOHN D. MORRISON, JR. ESQ.                M. HOLLAND WEST, ESQ.
          Shearman & Sterling                     Shearman & Sterling
          599 Lexington Avenue                    599 Lexington Avenue
           New York, NY 10022                   New York, New York 10022
             (212) 848-8978                          (212) 848-8990

                               ----------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


                 SUBJECT TO COMPLETION, DATED MAY 25, 2000
                         TUDOR FUND FOR EMPLOYEES L.P.

                     UNITS OF LIMITED PARTNERSHIP INTEREST
                           MINIMUM INVESTMENT--$1,000

   Tudor Fund For Employees L.P. (the "Partnership") is a limited partnership commodity pool engaged in the speculative trading of commodity interest contracts.

      Offering Dates...... First day of each calendar quarter
                           (January 1, April 1, July 1, and October 1)
      Offering Price...... Net Asset Value
      Selling Commission.. None

 Units are offered through Cargill Investor Services, Inc. The Selling Agent is not required to
 sell any specific number of Units but will use its best efforts basis to sell
                                     Units.

    These are speculative securities and involve a high degree of risk. See
                      "Principal Risk Factors" on Page 3.

  Neither  the Securities and  Exchange Commission  nor any state  securities commission has approved or disapproved  of these securities or passed
        upon  the  adequacy   or  accuracy  of   this  Prospectus.  Any
           representation to the contrary is a criminal offense.

  THE COMMODITY FUTURES TRADING COMMISSION HAS  NOT PASSED UPON THE MERITS OF
    PARTICIPATING IN  THIS  POOL NOR  HAS  THE COMMISSION  PASSED  UPON THE
      ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

Neither Tudor Fund For Employees L.P. nor Tudor Investment Corporation is affiliated with Tudor Fund, a mutual fund registered under the Investment Company Act of 1940 as amended, or with Tudor Management Co., Inc., a wholly-owned subsidiary of Weiss, Peck & Greer.

                                 ------------

                        CARGILL INVESTOR SERVICES, INC.

                                 ------------

                The date of this Prospectus is June  , 2000

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus Summary................................................             1
Principal Risk Factors............................................             3
Conflicts of Interest.............................................             6
The Partnership...................................................             7
Description of Charges to the Partnership.........................             9
Investment Program and Use of Proceeds............................            11
Capitalization....................................................            15
Selected Financial Data...........................................            15
Management's Discussion and Analysis of Financial Condition and
 Results of Operations............................................            16
The General Partner...............................................            19
Performance Record of the Partnership.............................            19
Reporting to Pool Participants....................................            21
The Trading Advisor...............................................            21
The Management Agreement..........................................            24
Brokerage Arrangements............................................            24
The Commodities Markets...........................................            31
Distributions.....................................................            33
The Limited Partnership Agreement.................................            33
Plan of Distribution..............................................            35
Subscription Procedure............................................            36
Purchases by Employee Benefit Plans--ERISA Considerations.........            36
Transfers and Redemptions.........................................            38
Security Ownership of Certain Beneficial Owners and Management....            39
Federal Income Tax Aspects........................................            40
State and Local Income Tax Aspects................................            49
Auditor...........................................................            50
Legal Matters.....................................................            50
Appendix A--Additional Partnership Performance....................  Appendix A-1
Tudor Fund For Employees L.P. Financial Statements as of December
 31, 1999 and 1998 together with Auditors' Report and Unaudited
 Financial Statements as of March 31, 2000........................           F-1
Second Management LLC Financial Statements as of December 31, 1999
 and 1998 together with Auditors' Report and Unaudited Statement
 of Financial Condition as of March 31, 2000......................          F-20
Exhibit A--Second Amended and Restated Limited Partnership
 Agreement........................................................           A-1
Annex A--Form of Request for Redemption...........................          A-36
Exhibit B--Subscription Agreement and Power of Attorney for
 Individuals......................................................           B-1
Exhibit C--Subscription Agreement and Power of Attorney for the
 Tudor Investment Corporation 401(k) Savings and Profit-Sharing
 Plan.............................................................           C-1
Exhibit D--Representations and Agreements by Plan Participants....           D-1
Exhibit E--Subscription Agreement for Use in Making Additions to
 Existing Accounts................................................           E-1

                           RISK DISCLOSURE STATEMENT

  YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN DOING SO, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

  FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, ADVISORY, AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL BEGINNING AT PAGE 9 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 10.

  THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT BEGINNING AT PAGE 3.

  YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                               PROSPECTUS SUMMARY

  This summary highlights selected information contained elsewhere in this Prospectus. It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire Prospectus carefully, including the risk factors and financial statements.


 The Partnership              Tudor Fund For Employees L.P. (the
                              "Partnership") was organized on November 22,
                              1989 as a Delaware limited partnership. The
                              Partnership's principal office is located at
                              600 Steamboat Road, Greenwich, CT 06830;
                              Telephone No. (203) 863-6700; Facsimile No.
                              (203) 863-8600.
--------------------------------------------------------------------------------
 The General Partner          Second Management LLC, a Delaware limited
                              liability company, is the general partner of
                              the Partnership (the "General Partner"). The
                              General Partner manages the business of the
                              Partnership. The principal address and
                              telephone and facsimile numbers of the General
                              Partner are the same as those of the
                              Partnership. The Investor Services Department
                              is located at One Liberty Plaza, 51st Floor,
                              New York, NY 10006; Telephone No. (212) 602-
                              6770; Facsimile No. (212) 385-2761.
--------------------------------------------------------------------------------
 The Trading Advisor          Tudor Investment Corporation, an affiliate of
                              the General Partner, is the trading advisor to
                              the Partnership (the "Trading Advisor").
--------------------------------------------------------------------------------
 The Business of the          The Partnership is engaged in the speculative
 Partnership                  trading of futures contracts, options on
                              futures contracts, physical commodities, spot
                              and forward contracts, currencies, debt
                              securities, other commodities interests, swaps,
                              and various other derivatives and hybrid
                              instruments. In the past, the Partnership has
                              focused the substantial majority of its trading
                              in cash currencies and currency forward
                              contracts, interest rate futures contracts,
                              stock index futures contracts, precious metals
                              futures contracts, energy futures contracts,
                              agricultural futures contracts, and options on
                              and in respect of the foregoing.
--------------------------------------------------------------------------------
 Permitted Investors          Units of interest in the Partnership (the
                              "Units") may be purchased and owned only by:
                                . employees of the General Partner or the
                                  Trading Advisor, or employees of any
                                  present or future affiliate or successor of
                                  the General Partner or the Trading Advisor,
                                . the General Partner, the Trading Advisor,
                                  or any present or future affiliate or
                                  successor of the General Partner or the
                                  Trading Advisor, or
                                . the Tudor Investment Corporation 401(k)
                                  Savings and Profit-Sharing Plan (the "TIC
                                  401(k) Plan").
--------------------------------------------------------------------------------
 Purchase Requirements        If you purchase Units, you must complete and
                              sign a Subscription Agreement and Power of
                              Attorney (Exhibits B through E) and confirm
                              that your investment in the Partnership does
                              not exceed 25% of your net worth. In addition,
                              if you are purchasing Units as a participant in
                              the TIC 401(k) Plan, you will be asked to read
                              and sign certain additional representations.
--------------------------------------------------------------------------------
 Minimum Investment           You may invest a minimum of $1,000 in the
                              Partnership. Investments in excess of such
                              minimum must be made in increments of $1,000.

 Offering Dates
                              Units generally will be offered for sale at the
                              Net Asset Value thereof as of the opening of
                              business on the first day of each calendar
                              quarter, i.e., January 1, April 1, July 1, and
                              October 1.
--------------------------------------------------------------------------------
 Break-Even Analysis          The Partnership will need to generate Trading
                              Profits equal to approximately 2% of your
                              purchase price in order for you to be in a
                              break-even position one year from the date of
                              your purchase of Units. For example, for a
                              minimum investment of $1,000, the Partnership
                              would need to generate $20 of Trading Profits
                              for you to break even.
--------------------------------------------------------------------------------
 Fees and Expenses            In addition to paying its ordinary operational
                              expenses and transaction costs, the Partnership
                              will be required to pay the following fees to
                              the Trading Advisor:
                                . A monthly management fee equal to 1/12 of
                                  2% (a 2% annual rate) of the Partnership's
                                  Net Assets.
                                . A quarterly incentive fee equal to 12% of
                                  the Partnership's Trading Profits.
--------------------------------------------------------------------------------
 Risks                        An investment in the Partnership is speculative
                              and involves a high degree of risk. It is
                              possible that you could lose all or a part or
                              your investment.
--------------------------------------------------------------------------------
 Conflicts of Interest        Because of the affiliation of the General
                              Partner, the Trading Advisor, and the
                              Partnership's foreign currency dealer
                              counterparty, there are significant conflicts
                              of interest in the structure and operation of
                              the Partnership.
--------------------------------------------------------------------------------
 Transfers                    You will only be permitted to transfer your
                              Units to any of the following:
                                . the General Partner,
                                . the Trading Advisor,
                                . a present or future affiliate or successor
                                  of the General Partner or the Trading
                                  Advisor, or
                                . an employee of the General Partner, the
                                  Trading Advisor, or an employee of any
                                  present or future affiliate or successor of
                                  the General Partner or the Trading Advisor.
--------------------------------------------------------------------------------
 Redemptions                  You will only be permitted to redeem your Units
                              on the last day of each calendar quarter, i.e.,
                              March 31, June 30, September 30, or December
                              31. Units will be redeemed at the Net Asset
                              Value thereof as of the applicable redemption
                              date.
--------------------------------------------------------------------------------
 Taxation                     You will be required to take your allocable
                              share of the Partnership's income, gain, loss, deduction, or credit into account in computing your U.S. federal income tax liability regardless of whether you have received any cash distributions from the Partnership.

                             PRINCIPAL RISK FACTORS

  Your investment in the Partnership will involve certain risks. You should read the Risk Disclosure Statement at the beginning of this Prospectus and the following discussion of risks before you decide whether an investment in the Partnership is suitable for you.

Prices of Commodity Interest Contracts Are Volatile

  The prices of commodity interest contracts are highly volatile and are influenced by various factors, such as:

  . supply and demand of a particular commodity, . government policies and programs,
  . political and economic events,
  . interest rates and rates of inflation, . currency devaluations and revaluations, and . sentiment in the marketplace.

Commodity Interest Contract Trading Is Highly Leveraged

  A leveraged investment is one in which an investor can gain or lose an amount larger than the value of the margin deposited by the investor for that investment. Commodity interest contract trading generally requires only a small margin deposit (typically between 2% and 15% of the value of the contract). Accordingly, there is an extremely high degree of leverage in such trading, and a relatively small movement in the price of a commodity interest contract can result in substantial losses to the Partnership.

  For example, if 10% of the purchase price of a contract is deposited as margin, a 10% decrease in the price of the contract would, if the contract were then closed out, result in a total loss of the margin deposit. A decrease of more than 10% would result in a loss of more than the total margin deposit. Thus, like other leveraged investments, any purchase or sale of a commodity interest contract may result in losses in excess of the amount initially invested.

Commodity Interest Contract Trading May Be Illiquid

  An illiquid market is one in which an investor is unable to buy or sell an investment at a desired price. If a commodity market is illiquid, the Trading Advisor may not be able to buy or sell a commodity interest contract at an advantageous price. Commodity market illiquidity can be caused by numerous factors, such as the following:

  . A commodity exchange may prohibit trading outside of a designated price range, referred to as a "daily limit". Prices in various commodity interest contracts have occasionally moved the daily limit for several consecutive days with little or no trading.

  . An exchange or the Commodity Futures Trading Commission (the "CFTC") may suspend or limit trading in a particular contract, order immediate liquidation and settlement of a particular contract, or order that trading in a particular contract be conducted for liquidation only.

  . Some commodity exchanges that trade stock index futures contracts have adopted procedures referred to as "circuit breakers" that automatically halt trading when the Dow Jones Industrial Average declines by a certain number of points.

  . Little trading in a particular commodity interest contract could cause the Partnership to accept or make delivery of the commodity underlying a particular contract if the position cannot be liquidated prior to its delivery or expiration date.

Units Are Illiquid

  An investment in the Units is illiquid because the Units are not traded on a public market. In addition, you will only be able to redeem your Units for cash four times a year on the last day of each calendar quarter.

Trading of Spot and Forward Contracts

  The Partnership trades some commodities (such as currencies and metals) in the spot, forward, and interbank markets. A spot contract is a cash market transaction to buy or sell immediately a specified quantity of a commodity, usually with settlement in two days. A forward contract is a contract to purchase or sell a specified quantity of a commodity at a specified date in the future at a specified price. Spot and forward contracts are expected to comprise, on average, between 20% and 50% of the Partnership's annual trading activities. This estimate is based on the Partnership's trading during the past two years.

  Spot and forward contracts involve risks in addition to those found in the futures and options contract markets because these contracts are not traded on exchanges and are not subject to oversight by regulatory authorities. Therefore, the Partnership does not benefit from CFTC and exchange rules that are aimed at maintaining orderly and stable markets and protecting investors. Unlike exchanges, the spot and forward markets have:

  . no regulation,

  . no limitations on daily price movements,

  . no rules to regulate the level of speculation,

  . no daily valuation or settlement procedures,

  . no minimum financial requirements for brokers, and

  . no exchange or clearinghouse to require the parties to fulfill their contractual obligations.

  Trading in the spot and forward contract markets involves an extension of credit between the parties. Because the Partnership can look only to its counterparty for performance and not to an exchange, the Partnership is subject to the creditworthiness of the counterparty and the risk that the counterparty will be unable or unwilling to fulfill its contractual obligation. Any such failure or refusal, regardless of its cause, could cause the Partnership to sustain substantial losses.

  The Partnership uses Bellwether Partners LLC ("BPL") as the dealer for its spot and forward contract trades. BPL is an affiliate of the General Partner and Trading Advisor. As much as 15% of the Partnership's Net Assets may be deposited with BPL to satisfy collateral requirements. In addition to potential conflicts of interest, this relationship involves certain additional risks, including the following:

  . potential liquidity problems because of the concentration of the Partnership's positions with BPL, and

  . the risk that BPL might become insolvent because of its limited capital.

Trading on Foreign Exchanges

  The Partnership trades commodity interest contracts on exchanges located outside of the United States where CFTC regulations do not apply. Trading on foreign exchanges is expected to comprise, on average, between 10% and 40% of the Partnership's annual trading activities. This estimate is based on the Partnership's trading during the past two years.

  Some foreign exchanges are similar to the spot and forward markets in that the exchanges are "principals markets" in which contract performance is the responsibility only of an individual member and not of the exchange or clearinghouse. Consequently, the Partnership is subject to the risk that its counterparty may be unable or unwilling to perform. For example, certain members of the tin market on the London Metal Exchange failed to perform their obligations under outstanding tin contracts. This resulted in a prolonged suspension of trading and, ultimately, a closing of that market and settlement of outstanding positions at an artificial price level dictated by the London Metal Exchange. As a result, a number of commodity traders suffered substantial losses and others suffered substantial reductions in their profits.

  The U.S. dollar value of contracts traded on foreign markets may be subject to risks that arise from fluctuating currency rates. This risk arises because contracts on foreign markets are denominated in the currency of the foreign country. The Partnership may hedge its foreign currency positions to minimize the impact of foreign currency fluctuations.

  Trading on foreign exchanges may involve certain other risks not applicable to trading on United States exchanges, such as exchange control regulations, risk of expropriation, lack of government supervision and regulation, high taxes, moratoriums, or market disruptions caused by political events.

Trading of Swaps

  The Partnership occasionally enters into swap transactions. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows (and sometimes principal amounts) measured by different interest rates, currency exchange rates, securities, commodities, or other items, indices or prices, with payments generally calculated by reference to a principal ("notional") amount or quantity. Swap contracts are not traded on exchanges, and, as a consequence, investors in such contracts do not benefit from regulatory protections. Swap trading is similar to the spot and forward markets in that banks, broker-dealers, or their affiliates generally act as principals in the swap markets, and the Partnership is subject to risks similar to those described in the discussion of the spot and forward markets.

Trading of Options

  Commodity options are expected to comprise, on average, between 5% and 30% of the Partnership's annual trading activities. This estimate is based on the Partnership's trading during the past two years. A commodity option on a futures contract or on a physical commodity grants the right (but not the obligation) to either buy (a "call") or sell (a "put") the underlying futures contract or commodity on or until a certain date (the "expiration date") for a fixed price (the "strike price").

  The risks involved with commodity options trading are somewhat different than the risks involved with futures contract trading because the specific market movements of the underlying futures contract or commodity must be predicted accurately. For example, if the Partnership buys an option (either to sell or buy a futures contract or commodity), it will pay a "premium" representing the market value of the option. Unless the price of the futures contract or commodity underlying the option changes and it becomes profitable to exercise or offset the option before it expires, the Partnership may lose the entire amount of the premium. Conversely, if the Partnership sells an option (either to sell or buy a futures contract or commodity), it will receive the premium but will be required to deposit margin to secure its potential obligation to take or make delivery of the underlying futures contract or commodity in the event the option is exercised. Traders who sell options are subject to the entire loss that occurs in the underlying futures contract or commodity less the amount of any premium that they had been paid.

  The Partnership also trades over-the-counter options with respect to United States and foreign government obligations, currencies, and other commodities. Over-the-counter options present certain additional risks to those found in exchange-traded options. These risks are similar to those risks involved in the spot and forward markets.

Insolvency of Broker or Exchange

  If a broker or exchange (or its clearinghouse) becomes insolvent, the funds that the Partnership deposits with such broker or exchange (or its clearinghouse) to trade commodity interest contracts may be lost in their entirety.

Conflicts of Interest

  Significant actual and potential conflicts of interest exist in the structure and operation of the Partnership due to the affiliation of the General Partner, Trading Advisor, BPL, and Paul Tudor Jones, II, who directly or indirectly controls these entities. See "Conflicts of Interest".

Partners' Tax Liability May Exceed Distributions

  If the Partnership has profits, a Partner will be taxed on his allocable share of the Partnership's profits, whether or not the profits actually have been distributed to him. Therefore, in any given year, the taxes paid by a Partner may exceed the distributions that he receives from the Partnership. In addition, if the Partnership sustains losses in a subsequent year and those losses offset the earlier profits, the Partner may never receive the profits on which he paid taxes in the prior years.

Statutory Regulation

  The Partnership is not registered as an investment company or mutual fund under the Investment Company Act of 1940 as amended (or any similar state laws), and neither the General Partner nor the Trading Advisor is registered as an investment adviser under the Investment Advisers Act of 1940 as amended (or any similar state laws). Investors, therefore, will not generally benefit from the protective measures provided by such legislation.

  The General Partner is registered as a commodity pool operator ("CPO") and a commodity trading advisor ("CTA"), the Trading Advisor is registered as a CPO and a CTA, and the Partnership's domestic clearing brokers are registered as futures commission merchants ("FCMs"). In addition, the General Partner, the Trading Advisor, and the clearing brokers are all members of the National Futures Association (the "NFA").

  If the CFTC or the NFA were to revoke or not renew the registration or membership of the General Partner as a CPO, or the Trading Advisor as a CTA, or a clearing broker as an FCM, the unregistered entity could not perform services for the Partnership until its registration and membership were reinstated.

                             CONFLICTS OF INTEREST

The General Partner, the Trading Advisor, and BPL

  The General Partner, the Trading Advisor, and BPL are affiliates and all are controlled, directly or indirectly, by Paul Tudor Jones, II.

  The General Partner has a conflict of interest between its fiduciary duty to the Partnership to select a trading advisor in the Partnership's best interests and to monitor trading in the Partnership's account, and its decision to select its affiliate as the trading advisor and delegate complete trading authority to it. In addition, the management agreement with the Trading Advisor was not negotiated at arm's length. However, the management and incentive fees that are charged by the Trading Advisor to the Partnership are approximately one-half of the rates that it normally charges to other customers for a comparable trading program.

  The Trading Advisor has a conflict of interest between its duty to maximize profits from trading and hence maximize its incentive fee, and a possible desire to avoid taking risks which might reduce the assets of the Partnership and consequently reduce its management fee. In addition, because the fees that the Trading Advisor charges to the Partnership are substantially lower than those of its other customers, the Trading Advisor has a conflict of interest between its duty to manage the Partnership's trading prudently, and an incentive to increase its relatively low fees by making investments that are more risky or more speculative than normal.

  The Partnership's spot and forward transactions are executed through BPL. This involves posting collateral with BPL in amounts of up to 10% of the Partnership's Net Assets. Although BPL has unrestricted use of these funds, it does not receive a fee for its services. Many of the employee traders of the Trading Advisor are also employees of BPL. In addition to executing transactions for the Trading Advisor and Mr. Jones, certain of these traders manage accounts for other investment funds that are customers of the Trading Advisor or its affiliates and for accounts of affiliates of the Trading Advisor that trade proprietary capital. There are conflicts of interest because these traders know about customer (including the Partnership) and proprietary orders in their capacity as employees of BPL when they also have accounts under their management. However, internal guidelines and policies of BPL and the Trading Advisor prohibit the improper use of trading information by their employees.

Proprietary Trading

  The General Partner, the Trading Advisor, Mr. Jones, and certain other persons and affiliates trade commodity interest contracts for proprietary accounts. In particular, Mr. Jones trades extensively for proprietary accounts. This trading may be more aggressive and more risky than the Partnership's trading and may be conducted at lower brokerage commissions and lower or no advisory fees. If so, the trading results of proprietary accounts might be substantially different from those of the Partnership.

Allocation of Speculative Position Limits

  Mr. Jones may allocate up to 40% of the applicable speculative position limits in futures contracts to his own and his affiliates' proprietary accounts and the balance among all other accounts managed or controlled by Mr. Jones, the Trading Advisor, and their affiliates, pursuant to a neutral allocation system that is designed, over time, not to favor any account managed or controlled by them.

Other Customer Accounts

  The Trading Advisor and its affiliates manage the accounts of various customers other than the Partnership. Although the General Partner presently serves as the CPO only of the Partnership, the General Partner may in the future serve as the CPO to other pools, and also may manage the accounts of other customers. The same trading methods and strategies are generally used in managing all commodity interest-only customer accounts, although certain accounts may be precluded from participating in certain transactions due to legal, authorization, or credit considerations. In addition, all such accounts may be competing for the same or similar positions, and, depending upon whose order is placed first, the difference in timing may result in some accounts receiving better prices than others.

Market and Industry Associations

  Certain principals of the General Partner and its affiliates serve, or may serve, on various committees and boards of commodity exchanges, the Futures Industry Association, the NFA, and other related associations. In these roles, they help to establish rules and policies that are intended for the betterment of the commodities industry as a whole, but may be contrary to the interests of the Partnership.

                                THE PARTNERSHIP

  The Partnership was formed as a limited partnership on November 22, 1989 under the Delaware Revised Uniform Limited Partnership Act, with initial capital contributions of $1,000 by the General Partner and $1,000 by a principal of the General Partner as the initial Limited Partner.

  The Partnership offered 10,000 Units for sale at a price of $1,000 per Unit and sold 421 Units for a total of $421,000 between June 22, 1990 and June 30, 1990. The General Partner contributed an additional $399,000, which allowed the Partnership to begin trading on July 2, 1990 with total assets of $821,000.

  Since July 1990, the Partnership has been offering unsold Units for sale at a price equal to 100% of the Net Asset Value of a Unit as of the opening of business on the first day of each calendar quarter. After the April 1, 2000 closing, 3,420 Units were outstanding, with 10,855 Units having been sold, 9,145 Units remaining unsold, 7,492 of the sold Units having been redeemed, and 57 Units having been allocated to the TIC 401(k) Plan. In addition, the General Partner holds 197 units of general partnership interest.

  The Partnership is subject to the informational requirements of the Securities Exchange Act of 1934 as amended, and files reports and other information with the Securities and Exchange Commission (the "SEC"). These documents may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the Partnership is required to file electronic versions of these documents with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The SEC maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

  The General Partner is required by the CFTC and the NFA to provide Limited Partners with monthly statements of account and certified annual reports of the Partnership's financial condition. Monthly reports include performance, financial, and other required information. See "Reporting to Pool
Participants".

                   DESCRIPTION OF CHARGES TO THE PARTNERSHIP

  The Partnership is subject to the charges described below.

     Recipient           Nature of Charge           Amount of Charge
     ---------      --------------------------- -------------------------------
 Trading Advisor... Management fee              1/12 of 2% per calendar month
                                                (a 2% annual rate) of the
                                                Partnership's Net Assets (as
                                                described below).
                    Incentive fee               12% of Trading Profits (as
                                                described below) earned by the
                                                Partnership as of the end of
                                                each calendar quarter.
 Clearing Brokers.. Brokerage fees              Rates of between $8 and $18 for
                                                a "round turn" trade (as
                                                described below) on United
                                                States exchanges. Rates are
                                                generally higher for trades
                                                outside of the United States.
 Others............ Ordinary operating expenses Actual expenses incurred.

Management Fee

  The Partnership pays the Trading Advisor a monthly management fee equal to 1/12 of 2% (a 2% annual rate) of the Partnership's Net Assets. "Net Assets" (or "Net Asset Value") are equal to the market value of the Partnership's assets less liabilities (paid and accrued). The Partnership's Net Assets are determined on the last day of each calendar quarter before taking into account any payments for incentive fees, distributions, or redemptions. This fee is owed to the Trading Advisor whether or not the Partnership is profitable. In 1999, the Partnership paid approximately $295,800 in management fees.

Incentive Fee

  The Partnership pays the Trading Advisor a quarterly incentive fee equal to 12% of any Trading Profits earned by the Partnership. "Trading Profits" are calculated at the end of each calendar quarter and are equal to: (a) actual profits from commodity interest contract trading and profits that could be realized if open positions were closed out at current market prices, (b) increased by any decline in the Net Asset Value of redeemed Units, and (c) decreased by certain expenses. Trading Profits is measured from the end of the last calendar quarter in which an incentive fee was paid to the Trading Advisor (the "high water mark"). As a result, the Trading Advisor could earn an incentive fee during a year because of an increase in Trading Profits during one quarter even though the Partnership ends up incurring a loss for that year. In 1999, the Partnership paid approximately $62,200 in incentive fees.

Brokerage Commissions

  Brokerage commissions for trades on commodity exchanges are generally paid on the completion or liquidation of a trade and are referred to as "round turn commissions". A round turn commission covers both the initial purchase (or sale) of a commodity interest contract and the subsequent offsetting sale (or purchase) of the contract. The Partnership pays clearing brokers commissions for trades on United States exchanges at rates of between $8 and $18 per round turn for futures and options trades. These commissions cover all transactions costs, including floor brokerage, exchange, clearing, clearinghouse, and NFA fees. Commissions are generally higher for trades outside the United States, and may include additional regulatory fees and charges.

  Brokerage commissions and fees change from time to time as mutually agreed between the General Partner and each broker. The General Partner anticipates that the Partnership will normally pay annually up to approximately 2% of its average annual Net Assets in brokerage commissions and other transaction costs and charges. In 1999, the Partnership paid approximately $209,700 in brokerage commissions and other transaction costs and charges.

Other Expenses

  The Partnership incurs and pays operating expenses, such as legal, accounting, escrow, auditing, record keeping, administration, computer, and clerical expenses, expenses incurred in preparing, printing, and mailing reports and tax information to Limited Partners and regulatory authorities, expenses of printing and mailing registration statements, prospectuses, and reports to Limited Partners, expenses for specialized administrative services, other printing and duplication expenses, other mailing costs, and filing fees. The General Partner, rather than the Partnership, pays solicitation costs and the expenses of preparing registration statements and prospectuses. In 1999, the Partnership paid approximately $111,300 in such other expenses.

  The Partnership will also pay any extraordinary expenses it may incur. The General Partner is not reimbursed by the Partnership for any costs incurred by it relating to office space, equipment, and staff necessary for the Partnership's operations and the administration of the sale and redemption of Units, nor for the Continuing Offering costs paid by the General Partner.

Fees for Plan Investors

  Units held by employee benefit plan investors do not pay management fees or incentive fees because of constraints under ERISA and the Internal Revenue Code.

Break-Even Analysis

   Initial selling price per Unit(1)............................... $1,000.00
   Trading Advisor's management fee(2).............................     20.00
   Operating expenses(3)...........................................     10.00
   Brokerage commissions and trading fees(4).......................     20.00
   Less interest income(5).........................................    (30.00)
   Amount of Trading Profits required for the Net Asset Value of a
    Unit, at the end of one year, to equal the initial selling
    price per Unit(6).............................................. $   20.00
   Percentage of initial selling price per Unit....................      2.00%

--------
(1) Investors initially purchased Units at $1,000.00 per Unit. Units are currently purchased at the Partnership's Net Asset Value as of the opening of business on the first day of each calendar quarter.
(2) The Trading Advisor is paid a monthly management fee of 1/12 of 2% of the Net Assets of the Partnership (a 2% annual rate).
(3) The Partnership's annual operating expenses are estimated at up to 1% of the average annual Net Assets of the Partnership.
(4) Annual brokerage commissions and trading fees are estimated at up to 2% of the average annual Net Assets of the Partnership.
(5) The Partnership earns interest estimated at 3% on margin deposited with its brokers and dealers.
(6) Trading Profits are net of all of the expenses described above. Therefore, there is no incentive fee at the break-even point.

                     INVESTMENT PROGRAM AND USE OF PROCEEDS

Investment Program

 Description of Commodities Traded

  The Trading Advisor monitors virtually all commodities that are actively traded on organized exchanges throughout the world. At any given time, the Trading Advisor normally trades between 5 and 30 types of commodities, although this number and the types of commodities traded may vary substantially from time to time. The Trading Advisor trades all types of commodity contracts, but has typically concentrated its trading in currencies, currency forwards, interest rate futures, stock index futures, energy futures, precious metals, precious metals futures, agricultural futures, and options on or in respect of the foregoing. The Partnership may from time to time accept or make delivery of the commodity underlying a particular contract.

 Description of Commodity Interest Contract Trading Methods and Strategies

  The Trading Advisor employs the trading methods and strategies developed by Paul Tudor Jones, II, who is the principal commodity trader for the Trading Advisor. The Trading Advisor's trading decisions are based on the knowledge, judgment, and experience of Mr. Jones and the Trading Advisor's other traders, and do not adhere rigidly to any particular trading formula or system. The trading methods are generally discretionary and subjective. In arriving at trading decisions, the Trading Advisor may use a combination of technical analysis, fundamental analysis and trend-following techniques. Regardless, all trading decisions are governed by a disciplined system of risk management.

 Use of Technical Analysis and Fundamental Analysis

  There are generally two ways of attempting to forecast price behavior in the commodities markets-"technical analysis" and "fundamental analysis". Technical analysis involves the analysis of trading factors and historical trading patterns as a way of predicting the future course of price movements. These factors include daily, weekly, and monthly price fluctuations, volume variations, and changes in open interest. Trading recommendations are generally based on computer-generated signals, chart interpretation, mathematical measurements, or a combination of these types of items.

  Fundamental analysis, on the other hand, is based upon the study of external factors that affect the supply and demand of a particular commodity. Such factors include interest rates, weather, crop statistics, the economics of a particular commodity interest, governmental policies, domestic and foreign political and economic events, and changing trade prospects.

  The Trading Advisor utilizes aspects of both technical and fundamental analysis in its approach to trading in the commodities markets. In general, fundamentals are assessed to determine the likely price direction of a particular commodity, while computer studies in conjunction with chart interpretation and mathematical measurements are used for market timing.

 Use of Trend-Following Analysis

  The Trading Advisor's trading strategy attempts to detect trends in price movements for commodities and to take and hold positions when a market moves in favor of the position, and to exit a market or reverse positions when the favorable trend either reverses or does not materialize.

 Emphasis on Risk Management

  Risk control is a very important aspect of the Trading Advisor's trading methods. The Trading Advisor attempts to manage risk by various means, including limiting the overall number of trades in each market and across all markets, predetermining a level of loss which will trigger a liquidation of a position, and setting daily limits on market exposure.

 Tendency for Active Trading

  The Trading Advisor is a very active trader with an intentionally short-term approach to the markets. Accordingly, trading often results in relatively high transaction charges. Annual brokerage commissions and other transaction charges for all of the Trading Advisor's customer accounts have averaged up to 4% of the average annual net asset value of such accounts. Neither the Trading Advisor, Mr. Jones, nor any of their affiliates derive any benefit from brokerage commissions that are generated by the Partnership's trading.

  At times, the Trading Advisor initiates positions in a series of trades in a particular commodity interest contract, each one linked to the preceding one. Normally, after an initial position is taken, a subsequent position is not added unless the preceding position is profitable. Liquidating stop-loss orders are usually placed at the purchase price of the first position, i.e., an order is placed to automatically sell if the price of the position declines to the price at which it was purchased. Profit objectives are predetermined for a position, and a position is usually sold once these price objectives are reached. Typically, trades are initiated and closed out in one to five days.

  The Trading Advisor's trading decisions rely, to a great extent, on the knowledge, judgment, and experience of Mr. Jones. No one has been designated to replace him. If Mr. Jones dies or becomes disabled, all open positions in the accounts managed by him, including the Partnership, will be liquidated.

 Description of Orders and Order Placement

  Mr. Jones determines the timing and method by which orders are placed with brokers. Mr. Jones also selects the types of orders that are placed. Executions may be made during the day: (1) on a "stop" basis, where an order becomes a market order when the specified stop price is reached; (2) on an "at market" basis, where the order is executed as soon as possible after being received on the floor of the exchange; (3) on a "limit" basis, where an order is placed to buy or sell at a specified price or better than the specified price; or (4) on a "closing price" basis, which is a contingent order based on the closing range of the market.

  Normally, orders for customer accounts, as well as for proprietary accounts, are placed directly with exchange floor brokers. When an order for proprietary accounts is placed at the same time as an order for customer accounts, the filled order is allocated among all such accounts, including proprietary accounts, in a neutral manner that is designed, over time, not to favor any account.

 Trading Policies

  The Limited Partnership Agreement gives the General Partner the authority to determine trading policies which the Trading Advisor is required to follow, and to monitor the Trading Advisor's compliance with those policies. In addition, the Limited Partnership Agreement specifies the following trading policies:

  (1) Borrowing or lending money is prohibited. This policy, however, is not meant to prohibit:

    .depositing margin to trade commodity interest contacts,

    . utilizing lines of credit to trade spot and forward contracts, currency contracts, swaps, and related contracts, or guaranteeing these transactions, and

    . guaranteeing the obligations of any person or entering into any other arrangement or agreement that is contemplated in the Limited Partnership Agreement.

  (2) "Churning" is prohibited.

  (3) "Pyramiding" is prohibited. Pyramiding is when a speculator uses unrealized profits on existing positions that result from favorable price movements as margin specifically to buy or sell additional positions in the same or a related commodity interest contract. This policy, however, does not prohibit taking into account the open trade equity (i.e., the profit or loss on an open commodity contract position) when determining the size of positions to be taken in all commodity interest contracts. In addition, the Partnership may add to its existing commodity interest contract positions in its portfolio provided that such additions are not "pyramiding".

  The General Partner will not approve any material change in these trading policies without the prior written approval of Limited Partners owning more than 50% of the outstanding Units.

 Regulation

  The CFTC is the governmental agency that is responsible for regulating commodity exchanges and commodity trading in the United States. The function of the CFTC is to prevent price manipulation and excessive speculation and to promote orderly and efficient markets. In addition, the various exchanges regulate and supervise their trading member firms.

  The CFTC has issued various regulations that govern the activities of CPOs and CTAs. For example, the CFTC requires the General Partner to keep records about its commodity pools and to provide pool participants with disclosure regarding the pools. The CFTC has similar authority to regulate the activities of CTAs, such as the Trading Advisor.

  The CFTC also regulates the activities of FCMs, such as the Partnership's clearing brokers, and requires them to meet certain fitness and financial requirements, to segregate customer funds from their own funds, to account separately for customer funds and positions, and to keep specified books and records open for inspection by the CFTC.

  The NFA is a self-regulatory organization for commodity professionals. The NFA issues rules governing the conduct of commodities professionals, and disciplines those professionals who do not comply with such standards. The NFA also arbitrates disputes between its members and their customers, conducts registration and fitness screening of applicants for membership, and conducts audits of its members. The General Partner, the Trading Advisor, and the Partnership's clearing brokers are all members of the NFA and are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. In addition, CFTC regulations require a registered CPO, such as the General Partner, to make annual filings with the NFA describing its organization, capital structure, management, and controlling persons.

  Registration with the CFTC or membership in the NFA does not mean that the CFTC or the NFA has approved or endorsed the General Partner, the Trading Advisor, or the Partnership.

  The CFTC does not regulate the spot and forward contract markets in which the Trading Advisor conducts a significant amount of currency trading. Banks that are participants in the spot and forward markets are regulated in various ways by the Federal Reserve Board, the Comptroller of the Currency, and other federal and state banking authorities. However, banking regulators do not regulate spot and forward trading. In addition, certain spot and forward dealers (such as BPL) are not regulated.

  The CFTC has no authority to regulate trading on foreign commodity exchanges and markets. However, the CFTC regulates the marketing of foreign futures contracts and options in the United States.

  In the United Kingdom, the Securities and Futures Authority Limited, a self-regulatory organization, functions similarly to the CFTC and the NFA.

Use of Proceeds

  A portion of the Partnership's cash is deposited with clearing brokers and is used for futures and options trading. Cash for currency trading in the spot and forward markets is deposited with BPL. The General Partner instructs the clearing brokers and BPL whether (i) to invest the cash in United States Treasury bills, which earn interest for the Partnership, or (ii) to pay interest to the Partnership on the cash at a rate equal to the monthly average of the weekly 90-day United States Treasury bill auction rate, or (iii) to do a combination of both.

  The remainder of the Partnership's cash is usually invested in short-term investments, including interest-bearing accounts at United States and foreign money center banks, time deposits, reverse repurchase agreements involving United States Treasury securities, and United States Treasury bills and notes held at a Federal Reserve Bank or clearing broker. The General Partner attempts to earn interest on all of the Partnership's assets, although balances held in certain foreign currencies may not earn interest.

  The General Partner estimates that approximately 20% to 50% of the Partnership's Net Assets normally have been committed as initial margin for commodity interest contracts. In addition, collateral deposited with BPL in connection with spot and forward contract transactions normally constitutes up to 10% of the Net Assets of the Partnership.

  The CFTC requires an FCM to segregate its customers' assets from its own assets. In addition, the CFTC permits customer funds to be invested only in a limited range of essentially "risk-free" instruments-principally United States Government obligations. The Partnership uses United States Government securities and cash as margin for trading United States exchange-traded futures and options contacts. The General Partner anticipates that from time to time up to 50% of the Partnership's assets will be held in segregated accounts.

  Although the CFTC rules do not apply outside of the United States, funds deposited as margin on foreign exchanges are invested in bank deposits or in instruments of a credit standing that is generally comparable to those authorized by the CFTC.

  BPL is not subject to the CFTC requirements that are applicable to FCMs. BPL maintains separate accounts on its books and records for the Partnership's trading activities and the collateral deposited by the Partnership. When BPL enters into spot and forward contract transactions with its counterparties, which are mirror transactions of those entered into between BPL and the Partnership, BPL normally deposits the Partnership's collateral with BPL's counterparties, all of which are banks, broker-dealers or their affiliates. BPL typically instructs its counterparty to keep only a small portion of the collateral as cash and to invest the balance in United States Treasury bills. The Partnership's collateral that remains with BPL is typically invested by BPL in overnight tri-party repurchase transactions.

  The Partnership receives daily and monthly account statements from BPL which detail realized and unrealized profits and losses as well as equity balances in the Partnership's account, and provide information about the Partnership's collateral on deposit with BPL. In addition, BPL gives the Partnership its annual audited financial statements and the independent public accountants' report and opinion relating thereto.

                                 CAPITALIZATION

  The capitalization of the Partnership as of December 31, 1998, December 31, 1999, and March 31, 2000 is shown under "Tudor Fund For Employees L.P. Financial Statements as of December 31, 1999 and 1998 together with Auditors' Report and Unaudited Financial Statements as of March 31, 2000".

  The following table shows

    . the actual capitalization of the Partnership as of May 1, 2000 based on the Units outstanding as of that date, and

    . the pro forma capitalization of the Partnership if all unsold Units (9,145 Units) were sold at the Net Asset Value thereof as of May 1, 2000 (i.e., $5,474.64).

                                                               Pro Forma
                                               Actual        Amount if the
                                            Amount as of   Maximum Number of
    Title of Class                          May 1, 2000  Unsold Units were Sold
    --------------                          ------------ ----------------------
Units of Limited Partnership Interest...... $18,723,112       $68,788,695
Units of General Partnership Interest(1)...   1,076,209         1,076,209
                                            -----------       -----------
  TOTAL.................................... $19,799,321       $69,864,904
                                            ===========       ===========

--------

(1) The actual amount shown reflects the Net Asset Value of units of general partnership interest outstanding as of May 1, 2000 (197 units). The Net Asset Value of a unit of general partnership interest is equal to the Net Asset Value of a Unit of limited partnership interest. The General Partner has agreed to contribute such amounts to the Partnership as are necessary from time to time to ensure that the General Partner's capital contribution is at least equal to the greater of (i) $200,000 or (ii) the sum of (a) the lesser of $100,000 or 3% of the first $10,000,000 in aggregate capital contributions to the Partnership by all Partners and (b) 1% of the aggregate capital contributions to the Partnership by all Partners in excess of $10,000,000.

                            SELECTED FINANCIAL DATA

  Following is a summary of selected financial data of the Partnership for the periods indicated. Certain reclassifications have been made to prior year balances to conform with current year presentations. For the complete audited financial statements for certain of the periods indicated, see "Tudor Fund For Employees L.P. Financial Statements as of December 31, 1999 and 1998 together with Auditors' Report and Unaudited Financial Statements as of March 31, 2000." For performance information of the Partnership, see "Performance Record of the Partnership" and Appendix A--"Additional Partnership Performance".

                            Three
                           Months
                            Ended                      Year Ended December 31,
                          March 31,   ----------------------------------------------------------
                            2000         1999        1998        1997        1996        1995
                         -----------  ----------- ----------- ----------- ----------- ----------
Revenues................ $  (599,682) $ 1,976,283 $ 5,153,767 $ 3,362,714 $ 1,417,232 $2,657,575
Expenses................ $   181,749  $   678,923 $   956,633 $   649,909 $   596,480 $  608,851
                         -----------  ----------- ----------- ----------- ----------- ----------
Net Income (Loss)....... $  (781,431) $ 1,297,360 $ 4,197,134 $ 2,712,805 $   820,752 $2,048,724
Total Assets............ $20,922,093  $22,242,164 $18,265,036 $17,166,451 $12,138,706 $9,323,890
Partners' Capital....... $17,770,266  $16,332,215 $14,891,112 $ 9,495,687 $ 8,526,366 $8,113,393
Units Outstanding.......       3,230        2,847       2,786       2,383       2,718      2,833
Net Asset Value Per
 Unit................... $  5,501.23  $     5,737 $     5,344 $     3,985 $     3,136 $    2,864
Change in Net Asset
 Value Per Unit......... $      (236) $       393 $     1,359 $       849 $       273 $      665
Net Income (Loss) Per
 Unit................... $      (231) $       379 $     1,327 $       845 $       246 $      685

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Liquidity

  The assets of the Partnership are deposited with BPL, banks, and clearing brokers in trading accounts, and are used as margin and collateral to engage in commodity interest contract trading. The Partnership invests in United States Government obligations approved by the various contract markets to fulfill margin and collateral requirements.

  As of March 31, 2000, approximately 65% of the total assets of the Partnership were held as United States Government securities purchased under agreements to resell (i.e., reverse repurchase agreements), but this proportion varies each day. Since the Partnership's sole purpose is to trade in commodity interest contracts, it is anticipated that the Partnership will continue to maintain substantial liquid assets for margin and collateral purposes.

  Interest income for the first three months of 2000 was $264,384 compared to $197,860 for the first three months of 1999. Interest income for the years ended December 31, 1999, 1998, and 1997 was $842,756, $655,889, and $571,106,
respectively.

  In addition to United States Government securities purchased under agreements to resell, the Partnership also holds cash and cash equivalents. Cash and cash equivalents deposited with banks represented approximately 12% and 19% of the Partnership's assets as of March 31, 2000 and December 31, 1999, respectively. The cash and United States Government securities held at banks and clearing brokers satisfy the Partnership's need for cash on a short-term and long-term basis.

  Since futures contract trading generates a large percentage of the Partnership's income, any restrictions or limits on that trading may render the Partnership's investment in futures contracts illiquid. Most United States commodity exchanges prohibit trading outside of a designated price range, referred to as a "daily limit". If prices move the daily limit for several days with little or no trading, the Partnership might be unable to promptly liquidate its open positions. See "Principal Risk Factors--Commodity Interest Contract Trading May Be Illiquid".

Capital Resources

  Redemptions and additional sales of Units in the future will affect the amount of funds available for investment in commodity interest contracts in subsequent periods. See "Investment Program and Use of Proceeds".

Results of Operations

  The following table compares Net Asset Values at year-end 1999, 1998 and 1997:

                                                         Increase During
                                                               Year
                                         Net Asset Value -----------------
                                            Per Unit         $         %
                                         --------------- ----------  -----
December 31, 1999.......................    $5,736.93    $   392.72   7.35%
December 31, 1998.......................     5,344.21      1,359.22  34.11
December 31, 1997.......................     3,984.99        848.53  27.05

  The following table compares Net Asset Values as of March 31, 2000 and 1999:

                                                         Increase (Decrease)
                                                            During Quarter
                                         Net Asset Value -----------------------
                                            Per Unit         $         %
                                         --------------- ----------  -----
March 31, 2000..........................    $5,501.23    $  (235.70) (4.11)%
March 31, 1999..........................     5,122.45       (221.76) (4.15)

  The following table summarizes trading gains and losses by type of contract for the three months ended March 31, 2000 and 1999 and for the years ended 1999, 1998, and 1997.

                                         For the
                                      Three Months
                                          Ended           For the Year
                                        March 31,      Ended December 31,
                                      --------------  -----------------------
                                       2000    1999    1999     1998    1997
                                      ------  ------  -------  ------  ------
                                               ($ in thousands)
Interest Rate Futures and Option
 Contracts
  Domestic........................... $ (118) $   24  $   103  $1,072  $  982
  Foreign............................   (306)   (343)     388   2,181     413
Foreign Exchange Contracts...........   (416)   (556)  (1,370)   (219)    373
Equity Index Futures Contracts
  Domestic...........................    138    (195)    (621)    329      (4)
  Foreign............................   (493)   (605)     363     453     173
Over the Counter Contracts:
  Forward Currency Contracts.........   (103)    722      884     792     307
  Commodity Swaps....................    140      99       59    (350)    (51)
  Equity Index Swaps.................     50     (60)     (99)    (82)    (78)
  Interest Rate Swaps................     37     --       236     --      (64)
Non-Financial Instruments............    133      89      981     (36)    552
                                      ------  ------  -------  ------  ------
    Total............................ $ (938) $ (825) $   924  $4,304  $2,603
                                      ======  ======  =======  ======  ======

  Since the Partnership is a speculative trader in the commodities markets, current year results are not necessarily comparable to the previous years' results.

  The following table illustrates the Partnership's net trading gain as a return on Net Assets, and also shows brokerage commissions and fees as a percentage of Net Assets. In addition, the table shows incentive fees as a percentage of Trading Profits.

                                        For the
                                     Three Months
                                         Ended            For the Year
                                       March 31,       Ended December 31,
                                     ---------------   ----------------------
                                      2000     1999    1999  1998  1997  1996
                                     ------   ------   ----  ----  ----  ----
Trading Gain (Loss) as a % of Net
 Assets.............................   (4.9)%   (4.7)% 5.31% 31.4% 22.3%  6.8%
Brokerage Commissions & Fees as a %
 of Net Assets......................    0.4      0.5   1.2    1.4   1.6   1.1
Incentive Fees as a % of Trading
 Profits............................    0.0      0.0   6.73   9.3   5.9  22.2

  In general, commission rates have remained stable during the past three years.

  Professional fees and other expenses remained stable during each of the past three years.

  Inflation is not expected to be a major factor in the Partnership's operations, except that traditionally the commodities markets have tended to be more active and thus potentially more profitable during times of high inflation. Since the commencement of the Partnership's trading operations in July 1990, inflation has not been a major factor in the Partnership's operations.

Risk Management

  In the normal course of business, the Partnership is a party to a variety of off-balance sheet financial instruments in connection with its trading activities. These activities include the trading of commodity interest contracts, spot and forward contracts, swaps and options. These financial instruments give rise to market and credit risk in excess of the amounts recognized in the statements of financial condition. The Partnership is subject to market and credit risk associated with changes in the value of underlying financial instruments, as well as the loss of appreciation on certain instruments, if its counterparty fails to perform.

  The Trading Advisor takes an active role in managing and controlling the Partnership's market and credit risks and has established control procedures that are reviewed on an ongoing basis. The Trading Advisor attempts to minimize credit risk exposure to trading counterparties and brokers through credit policies and monitoring procedures. The Trading Advisor has a Credit Committee, comprised of senior managers from different disciplines throughout the organization, that meets regularly to analyze the credit risks associated with the Partnership's counterparties, intermediaries and service providers. Based on this analysis, the Trading Advisor establishes limits on the size and types of products that the Partnership can trade with each of its counterparties.

  In order to control the Partnership's market exposure, the Trading Advisor applies risk management guidelines and policies designed to protect the Partnership's capital. These guidelines and policies include quantitative and qualitative criteria for evaluating the appropriate risk levels for the Partnership. The Trading Advisor's Risk Management Committee, comprised of senior personnel from different disciplines throughout the organization, regularly assesses and evaluates the Partnership's potential exposures to the financial markets based on analysis done by the Trading Advisor's Risk Management Department. The Risk Management Department's responsibilities include: focusing on the positions taken in various instruments and markets globally; ascertaining that all positions are accurately reflected on the Partnership's position reports; and evaluating the risk exposure associated with the Partnership's positions.

  The Trading Advisor uses a statistical technique known as Value at Risk ("VaR") to assist the Risk Management Department in measuring the Partnership's exposure to market risk related to its trading positions. The VaR model estimates potential losses to the Partnership's portfolio and is based on a methodology that uses a one-year observation period of hypothetical daily changes in the value of the Partnership's portfolio, a one-day holding period and one standard deviation level. These figures can be modified to show risk exposure at the 95% or 99% confidence level.

  The following table illustrates the VaR for each component of market risk as of December 31, 1999. The dollar values represent the VaR at a 95% confidence level.

                                                                   VaR
      Risk Factors                                        (95% Confidence Level)
      ------------                                        ----------------------
      Exchange Traded Contracts:
        Interest Rate Futures and Option Contracts
          Domestic.......................................        $166,815
          Foreign........................................           7,095
        Foreign Exchange Contracts.......................          32,505
        Equity Index Futures Contracts
          Domestic.......................................           1,485
          Foreign........................................         116,655
      Non-Financial Instruments..........................          60,885
                                                                 --------
            Total........................................        $385,440
                                                                 ========

  See also "Capitalization" and "Tudor Fund For Employees L.P. Financial Statements as of December 31, 1999 and 1998 together with Auditors' Report and Unaudited Financial Statements as of March 31, 2000".

                              THE GENERAL PARTNER

  Second Management LLC ("SML" or the "General Partner") is the general partner of the Partnership. SML is a Delaware limited liability company that was formed in April 1996. Previously, Second Management Company, Inc. ("SMCI") was the general partner of the Partnership. SML is the successor-in-interest to SMCI by virtue of a merger.

  Prior to the merger, SMCI had been continuously registered with the CFTC as a CPO and CTA since November 25, 1987, and was a member of the NFA. Upon the merger of SMCI into SML on April 4, 1996, SML succeeded to SMCI's registrations with the CFTC and its membership in the NFA.

  The principals of the General Partner are:

   Paul Tudor Jones, II     Chairman and Chief Executive Officer
   Mark F. Dalton           President
   John G. Macfarlane, III  Managing Director and Chief Operating Officer
   Andrew S. Paul           Managing Director, General Counsel, and Secretary
   Mark Pickard             Managing Director and Chief Financial Officer

  The business backgrounds of Messrs. Jones, Dalton, Macfarlane, Paul, and Pickard are described under "The Trading Advisor--Trading Advisor and Principals". Mr. Jones is the only principal of the General Partner who makes trading decisions for the Partnership.

  There has been no material administrative, civil or criminal action against the General Partner or its principals within the last five years, whether pending or concluded. See "The Trading Advisor--Material Actions".

  The General Partner has made capital contributions to the Partnership. The General Partner may purchase additional units of general partnership interest as well as Units of limited partnership interest. Any purchases would be for investment purposes.

  The General Partner owned 196.581 units of general partnership interest on May 1, 2000 and the date of this Prospectus. In addition, as of such dates, principals of the General Partner owned 113.163 Units of limited partnership interest. There is no limitation on the number of Units that may be subscribed for by the General Partner, its affiliates, and their principals and employees.

                     PERFORMANCE RECORD OF THE PARTNERSHIP

  The General Partner and its predecessor, SMCI, have operated one other commodity pool in addition to the Partnership. The other pool, Tudor Select Futures Fund, L.P. ("Tudor Select") was a Delaware limited partnership with several trading advisors. Tudor Select ceased operation in November 1991. The performance of Tudor Select is not comparable to the performance of the Partnership because Tudor Select had several trading advisors and because the fees and commissions charged to Tudor Select were higher than those of the partnership.

  The performance record of the Partnership from January 1, 1995 through April 30, 2000 is shown below. The Partnership's complete performance record since it began trading (July 2, 1990 through April 30, 2000) is shown in Appendix A. The information below and in Appendix A is the actual trading performance of the Partnership after payment of advisory fees, transaction costs, and all other expenses and costs. The rates of return shown below and in Appendix A are representative of the rates of return experienced by each investor holding a Unit during the period shown.

  The information below and in Appendix A has not been audited. However, the General Partner believes that such information is accurate and fairly presented.

  You should be aware that past performance information cannot predict how the Partnership will perform in the future. It is possible that the Partnership will incur losses in the future.

           ACTUAL PERFORMANCE RECORD OF TUDOR FUND FOR EMPLOYEES L.P.
                             Rates of Return (1)(2)

                                       2000   1999   1998   1997   1996   1995
                                       -----  -----  -----  -----  -----  -----
January............................... -0.85% -4.05% -0.35%  2.69%  9.92%  4.12%
February..............................  5.10%  6.31%  1.27%  8.65%  0.69%  3.59%
March................................. -7.98% -6.03%  4.23%  4.96%  1.70% 12.14%
April................................. -0.48% -2.46% -4.32%  0.48%  7.93%  0.53%
May...................................        -0.94% -0.74%  1.65% -2.50% -3.96%
June..................................        -1.46%  1.07% -0.40% -1.42% -3.19%
July..................................         3.39%  2.72%  3.49%  0.54%  0.18%
August ...............................         2.05% 11.29%  3.94% -0.99%  5.50%
September.............................         0.07% 12.82% -5.13% -3.67%  1.49%
October...............................         4.52% -0.20% -1.55% -0.34%  4.73%
November..............................         4.49% -2.15%  4.33% -2.26%  0.50%
December..............................         2.01%  5.46%  1.74%  0.42%  2.08%
                                       -----  -----  -----  -----  -----  -----
Annual (Period) Rate of Return........ -4.57%  7.35% 34.11% 27.05%  9.52% 30.26%
                                       =====  =====  =====  =====  =====  =====

   Name of Fund:                    Tudor Fund For Employees L.P.
   Type of Fund:                    Publicly Offered
   Inception of Trading:            July 2, 1990
   Aggregate Subscriptions Since
    Inception(3):                   $30,992,800
   Aggregate Redemptions Since
    Inception(3):                   $24,019,800
   Current Net Assets(3):           $19,809,300
   Largest Monthly Percentage
    Drawdown(4):                    March 2000 (-7.98%)
   Worst Peak to Valley Percentage
    Drawdown(5):                    March 1, 1999 - June 30, 1999 (-10.53%)

         The Accompanying Footnotes are an Integral Part of this Table.

The performance data presented above has been calculated on an accrual basis of accounting in accordance with United States generally accepted accounting principles.

(1) Monthly Rate of Return is calculated by dividing Net Performance by Beginning Net Assets plus Additions (as such terms are defined below). Monthly Rate of Return does not take into account Withdrawals (as such term is defined below). Because Withdrawals occur only at the end of a month, their effect on the calculation of Monthly Rate of Return is not material.

  Additions represents all additional capital contributed during a month.

  Beginning Net Assets represents the sum of cash and cash equivalents and the equity in the Partnership accounts, less accrued and paid expenses as of the beginning of a month.

  Net Performance represents the change in Net Assets, net of Additions and Withdrawals.

  Net Assets means the market value of the Partnership's assets less liabilities.

  Withdrawals represents all withdrawals of capital during a month.
(2) Annual (Period) Rate of Return is calculated by determining the rate of return for each month during the relevant period and compounding such returns by subsequent monthly rates of return achieved during such period.

(3) As of April 30, 2000.

(4) Largest Monthly Percentage Drawdown represents the greatest percentage decline in month-end Net Assets due to losses sustained by the Partnership during any one month period shown in the table.

(5) Worst Peak to Valley Percentage Drawdown represents the greatest cumulative percentage decline in month-end Net Assets due to losses sustained by the Partnership during any period shown in the table in which Net Assets at any prior month-end are not equaled or exceeded by subsequent Net Assets.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                         REPORTING TO POOL PARTICIPANTS

  The General Partner is required by the CFTC and the NFA to provide each Limited Partner with monthly statements of account and certified annual reports of the Partnership's financial condition. Monthly reports include performance, financial, and other required information.

  In addition, the General Partner will mail a notice to each Limited Partner within seven business days if any of the following occurs:

  .the Net Asset Value of a Unit decreases to or below 50% of the value at the previous year-end,

  .there is any change in the general partner,

  .there is any change in the Partnership's fiscal year, or

  .the Limited Partnership Agreement is amended.

  The General Partner is required to provide each Limited Partner with certified annual reports of financial condition for the Partnership that contain audited financial statements that are prepared in accordance with United States generally accepted accounting principles and that are certified by an independent public accountant (including a statement of income and a statement of financial condition). This annual information must be provided no later than 90 days after the close of each fiscal year. The General Partner also endeavors to provide tax information that is necessary to prepare a Limited Partner's return within 90 days after the close of each fiscal year.

                              THE TRADING ADVISOR

Trading Advisor and Principals

  Tudor Investment Corporation ("TIC" or the "Trading Advisor") is the trading advisor to the Partnership, and makes all trading decisions for the Partnership. TIC's principal office is located at 600 Steamboat Road, Greenwich, Connecticut 06830. TIC's Investor Services Department is located at One Liberty Plaza, 51st Floor, New York, NY 10006. TIC was incorporated in November 1980 to be a commodity floor broker. TIC also began providing commodities trading advice and began managing commodities accounts in July 1984. TIC has been continuously registered with the CFTC as a CPO and CTA since April 17, 1984, and has been a member of the NFA since May 24, 1984. In October 1993, TIC began to provide advisory and management services to investors that primarily trade equity securities.

  TIC and its United Kingdom affiliate, Tudor Capital (U.K.), L.P., act as general partner and/or trading advisor or sub-advisor to other United States and non-United States investment funds that invest in global (including emerging market) fixed income and equity securities, currencies, commodities, and derivatives.

  Bellwether Partners Inc. ("BPI") was formed in July 1986 to be a commodity floor broker. BPI expanded its operations in June 1988 to include currency trading operations, and then transferred its floor brokerage operations to Bellwether Futures Corporation ("BFC"), a Delaware corporation and an affiliate of TIC. BFC terminated substantially all of its floor brokerage operations in January 1992. Both BPI and BFC were registered as FCMs while engaged in floor brokerage activities. Bellwether Futures LLC, a Delaware limited liability company, is the successor-in-interest to BFI and is registered as an introducing broker.

  The currency trading operations of BPI are currently conducted by Bellwether Partners LLC ("BPL"). BPL is the Partnership's counterparty in the purchase and sale of currency spot and forward contracts.

  The Trading Advisor does not currently own any Units, although it is permitted to do so. Any purchases made by it would be for investment purposes. Principals and employees of the Trading Advisor have previously purchased Units, and it is expected that they will continue to do so. There is no limitation on the number of Units that may be purchased by the Trading Advisor, its affiliates, and their principals and employees.

  The principals of the Trading Advisor are:

   Paul Tudor Jones, II     Chairman and Chief Executive Officer
   Mark F. Dalton           President
   John G. Macfarlane, III  Managing Director and Chief Operating Officer
   James J. Pallotta        Managing Director and Director-Equities Group
   Andrew S. Paul           Managing Director, Secretary and General Counsel
   Mark Pickard             Managing Director and Chief Financial Officer
   Mark V. Houghton-Berry   Managing Director of Tudor's UK affiliates
   Robert P. Forlenza       Managing Director
   Richard L. Fisher        Senior Vice President of Dunavant Enterprises, Inc.

  Mr. Jones is the only principal of the Trading Advisor who makes trading decisions for the Partnership. Each of the principals is a Director of the Trading Advisor and, with the exception of Mr. Fisher, is employed by the Trading Advisor and/or its affiliates.

Business Backgrounds

  Paul Tudor Jones, II. The Trading Advisor is and has been controlled continuously by Mr. Jones. A staff of directors, officers, employees, and employee traders assists Mr. Jones in the Trading Advisor's and its affiliates' business activities.

  Mr. Jones, age 45, is the Chairman and Chief Executive Officer and the controlling stockholder of the Trading Advisor, which is a trading advisor and pool operator for several commodity pools and investment funds. Mr. Jones has traded commodity interests for his proprietary accounts since September 1977 and for customer accounts since January 1981. Mr. Jones is a member of the Commodity Exchange, Inc., the New York Board of Trade, Inc., the Chicago Board of Trade, and the Chicago Mercantile Exchange. In addition, Mr. Jones is a member of the Board of Directors of the Cantor Fitzgerald Futures Exchange, Mr. Jones served as Chairman of the New York Cotton Exchange (which is now a division of the New York Board of Trade) from August 1992 through June 1995. Mr. Jones is the Founder and a Director of The Robin Hood Foundation, a charitable foundation, and is a Director of the National Fish and Wildlife Foundation and the Everglades Foundation Inc.

  Mark F. Dalton. Mr. Dalton, age 49, has been the President of the Trading Advisor since September 1988. Mr. Dalton is also a director of Progenics Pharmaceuticals, Inc., Cathay Investment Fund Limited and certain not-for-profit educational and charitable organizations. Mr. Dalton does not participate in the trading of commodity interest contracts for customer accounts of the Trading Advisor or its affiliates.

  John G. Macfarlane, III. Mr. Macfarlane, age 45, is the Chief Operating Officer and a Managing Director of the Trading Advisor. Prior to joining the Trading Advisor in January 1998, Mr. Macfarlane was employed by Salomon Brothers and its affiliates where he served in various senior positions, including Managing Director and head of United States and Asian Fixed Income Derivatives and Treasurer. Mr. Macfarlane is a Director of the Futures Industry Association. Mr. Macfarlane does not participate in the trading of customer accounts of the Trading Advisor or its affiliates.

  James J. Pallotta. Mr. Pallotta, age 42, is a Managing Director of the Trading Advisor and has been the Director-Equities Group of the Trading Advisor since November 1996. Mr. Pallotta was previously a principal portfolio manager at Essex Investment Management, Inc. ("Essex"). He joined Essex in 1983 as a Vice President, became a Senior Vice President and the Director of Research in 1989, and commenced actively directing the management of client funds in January 1989. He became a member of the Board of Directors of Essex in 1990. Mr. Pallotta joined the Trading Advisor in August 1993.

  Andrew S. Paul. Mr. Paul, age 47, is a Managing Director, the General Counsel and the Secretary of the Trading Advisor. Mr. Paul joined the Trading Advisor in July 1989. Mr. Paul does not participate in the trading of customer accounts for the Trading Advisor or its affiliates.

  Mark Pickard. Mr. Pickard, age 45, is a Managing Director and the Chief Financial Officer of the Trading Advisor. From May 1995 until June 1996, Mr. Pickard was a Managing Director of Tudor Software, L.L.C. Mr. Pickard does not participate in the trading of customer accounts for the Trading Advisor or its affiliates.

  Mark V. Houghton-Berry. Mr. Houghton-Berry, age 41, is a Managing Director of the affiliates of the Trading Advisor that maintain offices in Surrey, England. Prior to joining Tudor in July 1995, Mr. Houghton-Berry was an Executive Director and Head of Proprietary Trading in London with Goldman Sachs International.

  Robert P. Forlenza. Mr. Forlenza, age 44, is a Managing Director of the Trading Advisor. Mr. Forlenza joined the Trading Advisor in January 1995. From 1989 until January 1995, Mr. Forlenza was a Vice President of Carlisle Capital Corporation, a private leveraged buyout firm. Mr. Forlenza does not participate in the trading of commodity interest contracts for customer accounts of the Trading Advisor or its affiliates.

  Richard L. Fisher. Mr. Fisher, age 46, is an outside Director of the Trading Advisor. Since September 1983, Mr. Fisher has been a Senior Vice President of Dunavant Enterprises, Inc. Mr. Fisher has been a Director of the Trading Advisor since June 1991. Mr. Fisher does not participate in the trading or day-to-day management of the Trading Advisor or its affiliates.

Proprietary Trading

  The General Partner, the Trading Advisor, Mr. Jones, and certain of their affiliates, principals, and employees trade commodity interest contracts for proprietary accounts. In his proprietary trading, Mr. Jones generally has followed the same basic trading methods and strategies since 1976. Mr. Jones generally trades proprietary accounts in parallel with customer accounts. However, Mr. Jones generally assumes more risk when trading proprietary accounts than he normally assumes when trading customer accounts.

Material Actions

  There has been no material administrative, civil, or criminal action against the Trading Advisor, its affiliated entities (including the General Partner or BPL), or their principals within the last five years, except for the following:

  On September 12, 1996, the Trading Advisor settled a proceeding with the SEC relating to alleged violations of the "uptick rule" in connection with certain sales of stock over a two day period in March 1994. The uptick rule prohibits a short sale unless such sale occurs on a "plus tick" (a price above the last sales price) or a "zero plus tick" (a price equal to the last sales price if that price was higher than the last previous trade at a different price). Without admitting or denying the SEC's findings, the Trading Advisor paid a civil penalty of $800,000, and agreed not to violate the uptick rule in the future. This settlement did not, and will not, have a material adverse effect on the Trading Advisor's business, financial condition or results of operations.

                            THE MANAGEMENT AGREEMENT

  The Trading Advisor has entered into a Management Agreement with the Partnership. The Management Agreement gives the Trading Advisor sole responsibility (except in certain limited situations) for managing the Partnership's investment in commodity interest contracts.

Term

  The Management Agreement renews automatically each year, but may be terminated by either party upon 24 hours prior written notice to the other party. In addition, the Management Agreement will terminate immediately if:

  .  the Partnership terminates or is dissolved,

  . the Trading Advisor transfers or consolidates its business with another entity,

  .  the Trading Advisor becomes bankrupt or insolvent,

  . the Trading Advisor is unable to use its trading systems or methods for whatever reason,

  . the registration of the Trading Advisor with the CFTC as a CTA or its membership in the NFA expires or is revoked, suspended, terminated, or not renewed, or limited or qualified in any respect,

  . the General Partner decides that a change proposed by the Trading Advisor in the Partnership's trading is unacceptable to the General Partner,

  . the Trading Advisor materially violates any of the trading policies or any administrative policy of the Partnership,

  . the Partnership or Trading Advisor fails to perform any material obligations under the Management Agreement,

  . Paul Tudor Jones, II ceases to be the majority stockholder of the Trading Advisor or dies or becomes disabled or incapacitated, or

  . the General Partner's registration with the CFTC as a CPO or its membership in the NFA expires or is revoked, suspended, terminated, or not renewed, or limited or qualified in any respect.

Liability and Indemnification

  The Trading Advisor and the Partnership have generally agreed to indemnify each other against most liabilities, except that the Trading Advisor will not be indemnified for costs and expenses that result from its willful misconduct or gross negligence, unless it in good faith reasonably believed that it was acting in the best interest of the Partnership.

                             BROKERAGE ARRANGEMENTS

  The Trading Advisor uses clearing brokers to execute and clear commodity interest contract orders for the Partnership. The Partnership has opened separate trading accounts with several clearing brokers and pays a fee to each clearing broker to execute and clear trades for the Partnership's account and to perform related administrative functions. The clearing brokers are obligated to follow the Trading Advisor's investment instructions and have no discretion to invest the Partnership's assets on their own. See "Investment Program and Use of Proceeds--Description of Orders and Order Placement".

  The Partnership and each clearing broker have entered into an agreement that governs the Partnership's trading accounts. Each agreement may be terminated by either party at any time. If an agreement is terminated, the General Partner may have to obtain a new clearing broker to replace the terminated broker. The General Partner will do its best to obtain a favorable fee structure with any new clearing brokers. However, there is no assurance that the fees and terms of a new agreement will be similar to those of current agreements.

  The clearing brokers and their principals are not affiliated with the General Partner, the Trading Advisor, BPL, or any of their principals, affiliates, officers, or directors. The clearing brokers are not permitted to purchase or hold Units.

  The following table shows the clearing brokers with which the Partnership currently holds trading accounts.


                                                             Regulatory Organization
          Clearing Broker          Main Business Office   Memberships and Registrations
---------------------------------------------------------------------------------------
  Bear, Stearns Securities Corp.  245 Park Avenue            .Registered with CFTC as
                                                             an FCM.
  . Subsidiary of Bear, Stearns   New York, New York         .Member of NFA as an
                                                             FCM.
   & Co.                          10167                      .Registered with SEC as
                                                             a broker-dealer.
                                  Tel.: 212-272-2000         .Member of NASD as a
                                                             broker-dealer.
---------------------------------------------------------------------------------------
  Cargill Investor Services, Inc. Sears Tower                .Registered with CFTC as
                                                             an FCM.
  . Subsidiary of Cargill,        233 South Wacker Drive     .Member of NFA as an
                                                             FCM.
   Incorporated                   Suite 2300                 .Registered with SEC as
                                                             a broker-dealer.
  . Selling Agent for the         Chicago, Illinois 60606    .Member of NASD as a
                                                             broker-dealer.
   Partnership and other
   partnerships sponsored by
   the Trading Advisor.
---------------------------------------------------------------------------------------
  Goldman, Sachs & Co.            85 Broad Street            .Registered with CFTC as
                                                             an FCM.
                                  New York, New York         .Member of NFA as an
                                                             FCM.
                                  10004                      .Registered with SEC as
                                                             a broker-dealer.
                                  Tel.: 212-902-1000         .Member of NASD as a
                                                             broker-dealer.
---------------------------------------------------------------------------------------
  Greenwich Capital Markets,      600 Steamboat Road         .Registered with CFTC as
                                                             an FCM.
  Inc.                            Greenwich, Connecticut     .Member of NFA as an
                                                             FCM.
                                  06830                      .Registered with SEC as
                                                             a broker-dealer.
                                  Tel.: 203-625-2700         .Member of NASD as a
                                                             broker-dealer.
---------------------------------------------------------------------------------------
  J.P. Morgan Futures, Inc.       60 Wall Street             .Registered with CFTC as
                                                             an FCM.
                                  New York, New York         .Member of NFA as an
                                                             FCM.
                                  10260
                                  Tel.: 212-648-6560
---------------------------------------------------------------------------------------
  Lehman Brothers Inc.            Three World Financial      .Registered with CFTC as
                                                             an FCM.
  . Subsidiary of Lehman          Center                     .Member of NFA as an
                                                             FCM.
   Brothers Holdings Inc.         New York, New York         .Registered with SEC as
                                                             a broker-dealer.
                                  10285                      .Member of NASD as a
                                                             broker-dealer.
                                  Tel.: 212-526-7000
---------------------------------------------------------------------------------------
  Merrill Lynch Futures Inc.      250 Vesey Street           .Registered with CFTC as
                                                             an FCM.
                                  23rd Floor                 .Member of NFA as an
                                                             FCM.
                                  New York, New York
                                  Tel.: 212-449-1000
---------------------------------------------------------------------------------------
                                                             .Registered with CFTC as
  Morgan Stanley & Co.            1585 Broadway              an FCM.
                                                             .Member of NFA as an
  Incorporated                    New York, New York         FCM.
                                                             .Registered with SEC as
  . Subsidiary of Morgan          10036                      a broker-dealer.
                                                             .Member of NASD as a
   Stanley Dean Witter & Co.      Tel.: 212-761-4000         broker-dealer.

                                                       Regulatory Organization
       Clearing Broker        Main Business Office  Memberships and Registrations
---------------------------------------------------------------------------------
                                                     .Member of United Kingdom
  Morgan Stanley & Co.        25 Cabot Square        Securities
                                                      and Futures Authority
  International Limited       Canary Wharf            Limited.
  . Subsidiary of Morgan      London E14 4QA
   Stanley UK Group, which    England
   is a subsidiary of Morgan  Tel.: 44-171-425-8000
   Stanley Dean Witter & Co.
---------------------------------------------------------------------------------
                                                     .Registered with CFTC as an
  Prudential Securities       One Seaport Plaza      FCM.
  Incorporated                New York, New York     .Member of NFA as an FCM.
                                                     .Registered with SEC as a
                              10292                  broker-dealer.
                                                     .Member of NASD as a broker-
                              Tel.: 212-214-1000     dealer.
---------------------------------------------------------------------------------
                                                     .Registered with CFTC as an
  Salomon Smith Barney Inc.   388 Greenwich Street   FCM.
                              New York, New York     .Member of NFA as an FCM.
                                                     .Registered with SEC as a
                              10013                  broker-dealer.
                                                     .Member of NASD as a broker-
                              Tel.: 212-816-6000     dealer.


Recent Material Actions Against Clearing Brokers

  In the ordinary course of their businesses, some of the clearing brokers are involved in various administrative and legal actions, some of which seek significant damages and others that the clearing brokers believe will not have an adverse effect on them.

  The material administrative and legal actions of each clearing broker, whether pending or concluded, during the five years preceding the date of this Prospectus are listed in the table below with short descriptions of such actions.

  In addition to the specific actions listed in the table, some of the clearing brokers used by the Partnership are involved in the following actions:

 Department of Justice ("DOJ") Market-Makers Antitrust Litigation

  . The DOJ filed a civil complaint in the U.S. District Court for the Southern District of New York against 24 broker-dealers that quote prices in NASDAQ securities.

  . The suit alleged that the defendants violated Section 1 of the Sherman Act in connection with certain price setting practices unrelated to FCM activity, and requested that the court force the defendants to stop the illegal conduct.

  . On July 16, 1996, the brokers settled the case by agreeing to stop the illegal conduct and assuring future compliance with the settlement agreement. In the settlement agreement, the brokers did not admit or deny any of the allegations against them. The agreement was approved by the District Court on April 23, 1997.

 Class Action Market-Makers Antitrust Litigation

  . Beginning in May 1994, 30 broker-dealers that quote prices in NASDAQ securities were named as defendants in several class action suits filed in various state and federal courts.

  . The suits alleged that the defendants wrongfully agreed to set prices for about 1,600 securities during various periods of time. The suits alleged violations of the federal antitrust laws, and asks the court to force the defendants to stop the illegal conduct and to grant damages. These damages, if any, may be tripled in accordance with antitrust laws.

  . All of the defendants have entered into settlements with the representatives of the classes. These settlements have been approved by the court.

 SEC Market-Makers Investigation

  . In 1994, the SEC began an investigation of major broker-dealers into charges that the broker-dealers failed to provide the best prices for customer orders, intentionally delayed trading reports, failed to honor NASDAQ prices, and failed to adequately supervise traders.

  . In January 1999, the broker-dealers settled the case with the SEC by agreeing to aggregate fines of more than $26 million and the suspension of a total of 51 traders. As part of the settlement, the broker-dealers also agreed to have an independent consultant monitor the broker-dealers' compliance with trading rules. In the settlement agreement, the broker-dealers did not admit or deny any wrongdoing.

 Municipal Bond Advance Refunding Investigation

  . Beginning in January 1998, the SEC commenced actions against several brokers alleging "yield burning" in municipal bond offerings. Yield burning occurs when bonds are excessively marked up by a broker in municipal bond advance refundings.

  . In April 2000, ten brokers settled with the SEC and agreed to pay a total of $124 million to settle the SEC's claims and certain tax-related claims of the IRS. The brokers paid an additional $15 million to the effected municipalities.

 Municipal Bond Advance Refunding Litigation

  . A civil class action was filed in November 1998 in the U.S. District Court for the Middle District of Florida alleging that, pursuant to a nationwide conspiracy, 17 brokers charged excessive mark-ups in connection with advance refunding transactions.

  The clearing brokers that were named as defendants in the foregoing actions are identified in the following table.


       Clearing Broker                           Description
-----------------------------------------------------------------------------
  Bear, Stearns Securities      . A Bear Stearns customer has filed a civil
   Corp.                          action in the U.S. Federal Court, Southern
                                  District of New York alleging breach of
                                  fiduciary duty, negligence and violation of
                                  the Commodity Exchange Act antifraud
                                  provisions in connection with foreign
                                  currency futures trading and OTC foreign
                                  exchange currency transactions.
                                . 277 alleged customers of a Lebanese
                                  introducing broker with whom a previous
                                  broker and Bear Stearns had a clearing
                                  relationship have filed a civil action in
                                  the U.S. Federal Court, Southern District
                                  of New York alleging fraud, negligence,
                                  breach of fiduciary duty, breach of
                                  contract, and other claims.
                                . Two lawsuits have been filed in Lebanon
                                  alleging breach of contractual obligations
                                  and other claims in connection with the
                                  alleged wiring of certain funds by the
                                  plaintiffs to Bear Stearns for investment
                                  on behalf of the plaintiffs by Bear
                                  Stearns.
                                . Bear Stearns was a defendant in the DOJ
                                  Market-Makers Antitrust Litigation.
                                . Bear Stearns was a defendant in the Class
                                  Action Market-Makers Antitrust Litigation.
                                . Bear Stearns was a defendant in the SEC
                                  Market-Makers Investigation.

       Clearing Broker                            Description
-------------------------------------------------------------------------------
  Goldman, Sachs & Co.          . Goldman was a defendant in the DOJ Market-
                                  Makers Antitrust Litigation.
                                . Goldman was a defendant in the Class Action
                                  Market-Makers Antitrust Litigation.
                                . Goldman was a defendant in the Municpal Bond
                                  Advance Refunding Investigation.
                                . Goldman is a defendant in the Municpal Bond
                                  Advance Refunding Litigation.
-------------------------------------------------------------------------------
  Lehman Brothers Inc.          . Lehman was a defendant in the DOJ Market-
                                  Makers Antitrust Litigation.
                                . Lehman was a defendant in the Class Action
                                  Market-Makers Antitrust Litigation.
                                . Lehman was a defendant in the SEC Market-
                                  Makers Investigation.
                                . Lehman was a defendant in the Municpal Bond
                                  Advance Refunding Investigation.
                                . Lehman is a defendant in the Municpal Bond
                                  Advance Refunding Litigation.
-------------------------------------------------------------------------------
  Merrill Lynch Futures, Inc.   . On June 24, 1997, Merrill Lynch paid a civil
                                  penalty of $175,000 and agreed to a cease and
                                  desist order in connection with allegations
                                  by the CFTC relating to wash sales and record
                                  keeping requirement violations. Merrill Lynch
                                  neither admitted nor denied the allegations.
-------------------------------------------------------------------------------
  Morgan Stanley & Co.          . Morgan Stanley was a defendant in the
  Incorporated                    Municpal Bond Advance Refunding
                                  Investigation.
                                . Morgan Stanley is a defendant in the Municpal
                                  Bond Advance Refunding Litigation.
                                . On October 25, 1996, the Market Surveillance
                                  Committee of the NASD filed a formal
                                  complaint against Morgan Stanley that alleged
                                  violations of certain NASD rules relating to
                                  manipulative and deceptive practices, locked
                                  and crossed markets, and failure to
                                  supervise.
                                . Morgan Stanley was a defendant in the DOJ
                                  Market-Makers Antitrust Litigation.
                                . Morgan Stanley was a defendant in the Class
                                  Action Market-Makers Antitrust Litigation.
                                . Morgan Stanley was a defendant in the SEC
                                  Market-Makers Investigation.
-------------------------------------------------------------------------------
  Morgan Stanley & Co.          . On May 30, 1995, Morgan Stanley International
  International Limited           was fined (Pounds)240,000 by the United
                                  Kingdom Securities and Futures Authority
                                  Limited for failure to exercise skill, care,
                                  and diligence and lack of appropriate systems
                                  in connection with foreign exchange business
                                  on five private client accounts during 1992.
-------------------------------------------------------------------------------
  Prudential Securities         . Prudential was a defendant in the Municpal
  Incorporated                    Bond Advance Refunding Investigation.
                                . Prudential is a defendant in the Municpal
                                  Bond Advance Refunding Litigation.

       Clearing Broker                            Description
-------------------------------------------------------------------------------
                                . On May 20, 1997, the CFTC filed a complaint
                                  against Prudential, a former Prudential
                                  advisor, and two of his sales assistants that
                                  alleged that:
                                . the former advisor fraudulently allocated
                                  trades among his personal account and certain
                                  customer accounts,
                                . failure to supervise,
                                . lack of adequate policies and procedures, and
                                . record keeping violations.
                                Prudential has denied the allegations.
                                . Prudential was a defendant in the DOJ Market-
                                  Makers Antitrust Litigation.
                                . On February 29, 1996, Prudential settled an
                                  action by the State of New Mexico Securities
                                  Division in connection with allegations of
                                  failure to supervise, misrepresentation,
                                  fraud, unsuitability, failure to properly
                                  register and failure to report a suspected
                                  forgery. Prudential agreed to certain
                                  sanctions and remedial measures and paid a
                                  $15,000 fine and $2,000 in investigative
                                  fees. Prudential neither admitted nor denied
                                  the allegations.
                                . On June 19, 1995, Prudential consented to
                                  findings by the CFTC of certain record
                                  keeping violations and failure to supervise
                                  in connection with the commodity trading
                                  activities of a former broker of Prudential
                                  in 1990 and early 1991. Prudential agreed to
                                  certain sanctions and remedial measures and
                                  paid a civil penalty of $725,000. Prudential
                                  neither admitted nor denied the allegations.
                                . Prudential was a defendant in the Class
                                  Action Market-Makers Antitrust Litigation.
                                . Prudential was a defendant in the SEC Market-
                                  Makers Investigation.
-------------------------------------------------------------------------------
  Salomon Smith Barney Inc.     . In March 1999, a complaint seeking in excess
                                  of $250 million was filed by a hedge fund and
                                  its investment advisor against Salomon Smith
                                  Barney in the Supreme Court of the State of
                                  New York, County of New York. The complaint
                                  included allegations that, while acting as
                                  prime broker for the hedge fund, Salomon
                                  Smith Barney breached its contracts with
                                  plaintiffs, misused their monies, and engaged
                                  in tortious (wrongful) conduct, including
                                  breaching its fiduciary duties. Salomon Smith
                                  Barney asked the court to dismiss the
                                  complaint in full. In October 1999, the court
                                  dismissed the tort claims, including the
                                  breach of fiduciary duty claims. The court
                                  allowed the breach of contract and misuse of
                                  money claims to stand. Salomon Smith Barney
                                  continues to contest this lawsuit.
                                . Salomon Smith Barney was a defendant in the
                                  Municpal Bond Advance Refunding
                                  Investigation.
                                . Salomon Smith Barney is a defendant in the
                                  Municpal Bond Advance Refunding Litigation.

       Clearing Broker                            Description
------------------------------------------------------------------------------
                                . In June 1998, complaints were filed in the
                                  United States District Court for the Eastern
                                  District of Louisiana in two actions in
                                  which the City of New Orleans seeks a
                                  determination that Smith Barney Inc. and
                                  another underwriter will be responsible for
                                  any damages that the City may incur in the
                                  event the IRS denies tax exempt status to
                                  the City's General Obligation Refunding
                                  Bonds Series 1991. The complaints were
                                  subsequently amended. Salomon Smith Barney
                                  has asked the court to dismiss the amended
                                  complaints. The Court denied the motion but
                                  stayed the case. Subsequently, the City
                                  withdrew its lawsuit.
                                . Salomon Smith Barney was a defendant in the
                                  DOJ Market-Makers Antitrust Litigation.
                                . Salomon Smith Barney was a defendant in the
                                  Class Action Market-Makers Antitrust
                                  Litigation.
                                . Salomon Smith Barney was a defendant in the
                                  SEC Market-Makers Investigation.

Description of Foreign Exchange Agreement with BPL

  Bellwether Partners LLC ("BPL") is the Partnership's counterparty when it deals in currency spot and forward contracts. BPL is an affiliate of the General Partner and the Trading Advisor. BPL's offices are located at 600 Steamboat Road, Greenwich, Connecticut 06830. Paul Tudor Jones, II is the Chairman and Chief Executive Officer of BPL. The other principal officers of BPL are generally the same as the principal officers of the General Partner. BPL does not charge the Partnership any commissions or other fees for its services.

  Under the Partnership's Foreign Exchange Agreement with BPL:

  . BPL purchases and sells spot and forward contracts for currencies and other commodity interests on behalf of the Partnership.

  . BPL takes physical delivery of some currencies at prices mutually agreed upon by BPL and the Partnership.

  . The Partnership enters into a corresponding transaction with BPL for every transaction that BPL enters into with a third party on behalf of the Partnership.

  BPL requires the Partnership to deposit and maintain collateral to engage in this type of trading. Normally, the Partnership deposits up to 10% of the Partnership's Net Assets as collateral. BPL has a security interest in this collateral and may use it for any business purpose. BPL pays interest monthly to the Partnership on any cash collateral at then-prevailing weekly 90-day United States Treasury bill auction rate. The Partnership is credited with any interest earned on interest-bearing collateral deposited with BPL.

  Certain employees of an affiliate of the Trading Advisor located in the United Kingdom are permitted to deal directly with BPL's counterparties to arrange spot and forward contract transactions between BPL and such counterparties, and between BPL and its customers.

  During the preceding five years, neither BPL nor any of its principals, in connection with BPL employment, has been subject to any administrative, civil, or criminal action, whether pending or concluded, which had or would be expected to have a material adverse effect on its business. See "The Trading Advisor--Material Actions".

  BPL does not currently own any Units, although it is permitted to do so. Any purchases made by it would be for investment purposes. Principals, employees, and affiliates of BPL have previously purchased Units, and it is expected that they will continue to do so.

                            THE COMMODITIES MARKETS

Futures Contracts

  Commodity futures contracts are standardized contracts that are traded on commodity exchanges. A futures contract calls for the future delivery of a specified quantity of a particular commodity at a specified time and place. The size and term of futures contracts on a particular commodity are identical and are not negotiated by the buyer and seller. Futures markets generally are more liquid than the forward contract and interbank markets, because futures contracts are standardized and largely interchangeable.

  Futures contracts are traded on various commodities, including agricultural and tropical commodities, industrial commodities, currencies, financial instruments, securities and commodities indices and metals.

  A futures contract may be satisfied either by taking (for a buyer) or making (for a seller) physical delivery of a particular commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same exchange prior to the designated delivery date of the commodity. For example, if a trader sells a December 2001 gold contract, the trader can fulfil its obligation by buying a December 2001 gold contract on the same exchange at any time before delivery is required. The difference between the price at which the first gold contract was sold and the price paid for the offsetting purchase (after brokerage commissions) is the trader's profit or loss. However, certain futures contracts, such as a futures contract linked to a stock or other financial or economic index, are settled in cash (irrespective of whether any attempt is made to offset such contracts).

  In market terminology, a trader who purchases a futures contract is "long" in the market, and a trader who sells a futures contract is "short" in the market. Before a trader closes out his long or short position by an offsetting sale or purchase, his outstanding contracts are known as "open trades" or "open positions". The aggregate amount of open positions held by all traders in a particular contract is referred to as the "open interest" in such contract.

Spot and Forward Contracts

  Contracts for future delivery of certain commodities, such as currencies, may also be made off the established exchanges in the "spot market" for immediate delivery or in the "forward market" for future delivery. In spot and forward contract trading, a bank or dealer generally acts as principal in the transaction and includes its anticipated profit (i.e., the "spread" between the "bid" and the "asked" prices) and in some instances a "mark-up" in the prices it quotes for contracts.

  Unlike futures contracts, spot and forward contracts are not standardized contracts. Spot and forward contracts for a given commodity generally are available in any size (and, in the case of forward contracts, maturity) and are individually negotiated by the parties.

  Spot and forward contracts on currencies are traded primarily in the interbank market. The interbank market is an informal network of global participants, primarily major commercial banks, investment banks, brokers and dealers, institutional investors, and sophisticated individuals. Virtually all major currencies are traded in the interbank market.

  The interbank market is a 24-hour worldwide market. Trading is generally conducted by telephone, with orders confirmed later in writing. The interbank market is highly liquid, and the volume and size of trades of currencies are much greater than on commodity exchanges.

  Neither the interbank market nor participation therein is regulated by the United States Government or by any international agency. See "Principal Risk Factors--Trading of Spot and Forward Contracts".

Options

  An option on a futures contract or on a physical commodity (a "commodity option") gives the buyer of the option the right to take a position at a specified price (i.e., the "striking", "strike", or "exercise" price) in the underlying futures contract or commodity. The buyer of a "call" option acquires the right to take a long position (i.e., the obligation to take delivery of a specified amount of a specified commodity) in the underlying futures contract or commodity, and the buyer of a "put" option acquires the right to take a short position (i.e., the obligation to make delivery of a specified amount of a specified commodity) in the underlying futures contract or commodity. The purchase price of an option is referred to as its "premium".

  The seller (or "writer") of an option is obligated to take a futures position or physical commodity at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to take a short position in the underlying futures contract or commodity at the strike price if the buyer exercises the option. The seller of a put option, on the other hand, must stand ready to take a long position in the underlying futures contract or commodity at the strike price if the buyer exercises the option.

  A call option is said to be "in-the-money" if the strike price is below the current market price of the underlying futures contract or physical commodity, and "out-of-the-money" if the strike price is above the current market price. Similarly, a put option is said to be "in-the-money" if the strike price is above the current market price of the underlying futures contract or commodity, and "out-of-the-money" if the strike price is below the current market price.

  Options have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract or commodity.

Participants

  The two broad classes of persons who trade commodity interest contracts are "hedgers" and "speculators". Hedging is used to protect against losses that may occur because of price fluctuations. Hedging is usually done by commercial interests (including farmers) and financial institutions. In contrast, a speculator risks its capital with the hope of making profits from price fluctuations in commodity interest contracts. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. All trades made by the Partnership are for speculative, rather than for hedging, purposes.

Exchanges

  Commodity exchanges are centralized facilities for trading futures contracts and options. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange, the Commodity Exchange, Inc., and the New York Mercantile Exchange.

  Each of the commodity exchanges in the United States has an associated "clearinghouse". Once trades between members of an exchange have been confirmed, the clearinghouse becomes substituted for each buyer or seller of a contract. The clearinghouse becomes, in effect, the other party to each trader's open position in the market. Thereafter, each party to a trade looks only to the clearinghouse for performance. Clearinghouses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. The exchanges also impose speculative position limits and other restrictions on customer positions to help ensure that no single trader can amass a position that would have a major impact on market prices.

  In contrast to United States exchanges, many foreign exchanges are "principals markets", where trades remain the liability of the individual traders involved, and the exchange (or its clearinghouse) does not become substituted for any party. Accordingly, the creditworthiness of a counterparty is an important consideration.

Speculative Position Limits

  "Speculative position limits" or "position limits" are the maximum net long or net short speculative position which any trader (other than a hedger, which the Partnership is not) may hold in certain futures or options contracts. These limits are established by the CFTC or the exchanges, primarily to prevent a "corner" on a market or undue influence on prices by any single trader or group of traders.

Daily Price Fluctuation Limits

  Most United States commodity exchanges limit the amount of price fluctuation that is permissible during a single trading day for futures and option contracts. These limits are referred to as "daily price fluctuation limits" or "daily limits". The daily limits establish the maximum amount that the price of a futures or option contract may vary either up or down from the previous day's settlement price. Once the daily limit has been reached in a particular commodity interest contract, no trades may be made at a price beyond the limit.

Margin

  "Initial" or "original" margin is the minimum amount of funds that a trader needs to deposit with its futures commission merchant ("FCM") to enter into a futures contract or to maintain an open position in a contract. "Maintenance" margin is the amount (usually a smaller amount than initial margin) to which a trader's account may decline before he must deliver additional margin.

  Margin requirements are calculated daily by an FCM. When the market value of an open futures contract position declines to a point where the margin on deposit does not satisfy maintenance margin requirements, a "variation" margin call is made by the FCM. If the margin call is not met within the required time, the FCM may close out the trader's position.

                                 DISTRIBUTIONS

  The General Partner determines the frequency and amount of distributions, if any. Distributions are made pro rata based on the amount of each Partner's capital account.

                       THE LIMITED PARTNERSHIP AGREEMENT

  Following is a brief summary of the terms and provisions of the Limited Partnership Agreement of the Partnership. A copy of the Limited Partnership Agreement is attached as Exhibit A.

Nature of the Partnership

  The Partnership was formed on November 22, 1989 as a limited partnership under the Delaware Revised Uniform Limited Partnership Act.

  The General Partner is liable for all of the Partnership's liabilities to the extent that the assets of the Partnership (including amounts contributed by Limited Partners or, in certain circumstances, paid out as distributions or redemptions to Limited Partners) are insufficient to discharge such obligations. A Limited Partner's liability is generally limited to his capital contribution and his share of the Partnership's profits.

  The General Partner may require any Limited Partner to withdraw all or any portion of his capital contribution and profits from the Partnership at any month-end on five business days' written notice.

Management of Partnership Affairs

  The Limited Partners do not participate in the management or operations of the Partnership. If a Limited Partner were to participate in the management of the Partnership, he might jeopardize his limited liability.

  The General Partner is solely responsible for the management of the Partnership. However, the General Partner may delegate complete trading authority, and has done so to the Trading Advisor.

  Other responsibilities of the General Partner include:

  .  determining whether the Partnership will make distributions,

  .  redeeming Units,

  .  preparing monthly and annual reports to Limited Partners,

  . preparing reports, filings, registrations, and other documents required by regulatory authorities,

  . depositing and maintaining the Partnership's assets in accounts at banks, brokers, and dealers,

  . borrowing money (in connection with depositing margin or utilizing lines of credit for trading purposes),

  .  directing the investment of the Partnership's assets, and

  .  entering into agreements on behalf of the Partnership.

Sharing of Profits and Losses

  Each Partner has a capital account. The initial balance of a capital account is equal to the amount that the Partner paid for his Units. At the close of business on the last day of each calendar month:

  .  the Partnership's Net Assets are determined,

  . each capital account is allocated its proportionate share of the change in Net Asset Value from the end of the prior month,

  . each capital account (except for a 401(k) account) is charged its proportionate share of accrued management fees and accrued incentive fees, if any, and

  . each capital account is reduced for distributions or redemptions, if any.

  Each Limited Partner is required to include his pro rata share of the Partnership's profits or losses in his personal federal income tax return.

Restrictions on Transfers or Assignments

  For a description of the restrictions on the ability of a Limited Partner to transfer his Units, see "Transfers and Redemptions".

Termination of the Partnership

  The Partnership will liquidate upon the first to occur of the following:

  .  December 31, 2010,

  . agreement of the Limited Partners owning more than 50% of the outstanding Units to dissolve the Partnership,

  . withdrawal, insolvency, termination, dissolution, or liquidation of the General Partner,

  .  a decline in the Net Asset Value of a Unit to less than $500,

  . a decline in the Partnership's aggregate Net Assets to less than $125,000,

  . a change in a law or regulation that would make it unlawful, unreasonable, or imprudent for the Partnership to continue in business,

  .  agreement of the Partners to terminate the Partnership,

  . the General Partner determines that the Partnership's assets in relation to its operating expenses make it unreasonable or imprudent to continue the Partnership, or the General Partner no longer desires to make the Partnership available to, or operate the Partnership for, the persons that are permitted to become Limited Partners, or

  .  the occurrence of any event requiring termination of the Partnership.

  The General Partner may not withdraw from the Partnership unless it gives the Limited Partners at least 90 days' prior written notice.

Amendments

  The Limited Partnership Agreement may be amended with the approval of the General Partner and Limited Partners owning more than 50% of the outstanding Units. However, for administrative convenience, the General Partner is authorized to amend the Limited Partnership Agreement without the consent of the Limited Partners in certain limited circumstances.

  Limited Partners owning more than 50% of the outstanding Units may take the following actions without the consent of the General Partner:

  .  amend the Limited Partnership Agreement,

  .  dissolve the Partnership,

  .  remove the General Partner,

  .  elect a new general partner,

  . terminate any contract with the General Partner or any of its affiliates, or

  . approve the sale of all or substantially all of the Partnership's assets.

Books and Records

  The books and records of the Partnership are maintained at its principal office. A Limited Partner may inspect and copy the books and records during normal business hours, if he gives at least 24 hours' prior written notice to the General Partner. Upon request, copies of such books and records will be sent to any Limited Partner if he pays the costs of copying and delivering the documents.

                              PLAN OF DISTRIBUTION

  Units are offered and sold by the Partnership through Cargill Investor Services, Inc. (the "Selling Agent") on a best efforts basis. The Selling Agent is an SEC-registered broker-dealer and an NASD member firm. The Selling Agent is not affiliated with the General Partner, the Trading Advisor, BPL, or any of their affiliates. The Selling Agent also is a clearing broker for the Partnership, and is a selling agent and clearing broker for other investment funds that are sponsored and/or advised by the Trading Advisor and its affiliates. The Selling Agent is not obligated to purchase any Units, but it is required to use its best efforts to sell Units to investors.

  Units may be purchased and owned only by

  . employees of the General Partner or the Trading Advisor, or employees of any present or future affiliate or successor of the General Partner or the Trading Advisor,

  . the General Partner, the Trading Advisor, or any present or future affiliate or successor of the General Partner or the Trading Advisor, or

  .  the Tudor Investment Corporation 401(k) Savings and Profit-Sharing Plan.

  Units and fractions of Units (to the fourth decimal place) are offered for sale on the first day of each calendar quarter (January 1, April 1, July 1, and October 1) at a price equal to 100% of the Net Asset Value thereof as of the opening of business on that day. In addition, the General Partner has the discretion to offer Units at other times.

  The General Partner holds a subscriber's deposit for the purchase of Units in a non-interest bearing escrow account at United States Trust Company of New York until it either rejects or accepts the subscription.

  Pursuant to a Selling Agreement among the Partnership, the General Partner and the Selling Agent, the General Partner (out of its own funds) has agreed to pay the Selling Agent $10,000 annually for its selling efforts.

                             SUBSCRIPTION PROCEDURE

  The minimum subscription is $1,000. You may subscribe for fractions of Units (to the fourth decimal place), as well as whole Units. Subscriptions in excess of the minimum of $1,000 must be made in increments of $1,000.

  To subscribe for Units, you must complete, date, and sign a Subscription Agreement and other applicable documents (Exhibits B through E, as applicable), and must deliver these documents to the Selling Agent, along with payment for the Units.

  Payment may be made by either:

    (1) a check payable to "United States Trust Company of New York, as Escrow Agent for Tudor Fund for Employees L.P.", or

    (2) a wire transfer of Federal Funds to the Partnership's escrow account designated as "Chase Manhattan Bank, New York, New York, ABA No. 021000021, for Credit to Account No. 9201073195, United States Trust Company of New York, for Further Credit to Subscription Account No. 098791, Tudor Fund For Employees L.P., Reference: [Subscriber's Name]".

  A subscription may not be revoked. However, the General Partner may reject any subscription in whole or in part.

  Subscription payments must be received by the time shown in the following table. If a subscription payment is not received within the prescribed time period, the subscription will be held until the next quarterly subscription date.

                                              Days Prior to
                                              First Day of a
                                              Calendar
  Type of Payment                             Quarter
-------------------------------------------------------------
  Checks drawn on New York City bank          2 business days
-------------------------------------------------------------
  Checks drawn on out-of-town bank            5 business days
-------------------------------------------------------------
  Wire Transfer                               1 business day


           PURCHASES BY EMPLOYEE BENEFIT PLANS--ERISA CONSIDERATIONS

  Participants in the TIC 401(k) Plan should read this document carefully before investing any part of their account in Units. Participants should consider the discussion under the heading "Description of Charges to the Partnership" and should also consider:

  .  if the investment is prudent,

  .  the portfolio's diversification,

  .  the tax effects of the investment,

  .  the risks, conflicts of interest and charges related to the investment,

  .  that the number of benefit plan investors will not be significant, and

  . that neither the Partnership, the General Partner, the Trading Advisor, nor their affiliates will act as a fiduciary to benefit plan investors.

  Hereinafter, employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974 as amended ("ERISA") are referred to as "Plans".

  The Partnership, the General Partner, the Trading Advisor, and their affiliates do not represent that the Partnership is a suitable investment for a Plan.

  As discussed below, it is anticipated that the Partnership will not be deemed to hold "plan assets" of Plans that own Units. If this were the case, however, ERISA's prudence and other fiduciary standards would apply to, and might materially affect, the Partnership's operations. Furthermore, any transaction of the Partnership would be considered a transaction with each Plan investor, and the General Partner and others having discretion to manage the Partnership or its assets would become a fiduciary of each Plan. This would subject the General Partner and the others to the conflict of interest and other restrictions that apply to fiduciaries under ERISA and Section 4975 of the Internal Revenue Code of 1986 as amended (the "Code"). Also, unless an administrative exemption were available, the Partnership would not be permitted to enter into transactions with parties in interest to a Plan investor.

  If the Partnership were deemed to hold plan assets of Plans that own Units and if the actions of the General Partner or another person with discretion to manage the Partnership or its assets were deemed to be a breach of fiduciary duty, then the fiduciaries of the Plans could be held liable--either directly or as co-fiduciaries--if, for example, the Plan fiduciaries knew of the breach or failed to comply with fiduciary standards of care when causing the Plans to invest in the Partnership. If the Partnership were deemed to hold plan assets, individual retirement account investors could lose their tax exempt status if the Partnership engaged in certain transactions with the accounts' beneficiaries.

  Depending on the percentage of Units held by "benefit plan investors" compared with those held by other investors, the underlying assets of the Partnership may be deemed to be assets of Plans that invest in the Partnership. The Department of Labor (the "DOL") defines "benefit plan investors" as:

  . employee benefit plans as defined in Section 3(3) of ERISA, including plans maintained both inside and outside the United States,

  .  plans described in Section 4975(e)(1) of the Code, and

  . entities whose assets include plan assets by reason of a plan's investment in the entity.

  Under a DOL regulation, when a Plan acquires an interest in an entity like the Partnership that is not publicly traded (such as the Units), the underlying assets of the Partnership will not be plan assets if Plan investors hold less than 25% of the Units.

  The General Partner intends to restrict investments in, and transfers of Units, so that investments by benefit plan investors are not significant and the assets of the Partnership will not be deemed plan assets under the DOL regulation. The General Partner will not permit subscriptions or transfers, and may require redemptions, if a subscription, transfer, or holding would cause 25% or more of the value of all Units outstanding to be held by benefit plan investors. For purposes of the 25% test, the value of equity interests held by the General Partner and its affiliates will not be counted.

  Pursuant to the Partnership Agreement, the General Partner may, upon five business days' written notice, require a Limited Partner to withdraw all or part of its investment in the Partnership for any reason whatsoever, such as because the value of Units held by benefit plan investors equals or exceeds 25% of the value of all the outstanding Units.

  Units may not be purchased with the assets of a Plan if the General Partner or any of its affiliates:

  .  has investment power over the Plan,

  . is authorized to give or regularly gives investment advice regarding the Plan's assets for a fee and with an understanding that the advice will serve as a primary basis for investment decisions over the Plan assets and that the advice will be based on the particular needs of the Plan, or

  .  is an employer participating in the Plan.

  However, under the Limited Partnership Agreement, the General Partner has determined that, unless it decides otherwise, the TIC 401(k) Plan (and no other Plans) will be allowed to invest in Units.

Tax Considerations

  See "Federal Income Tax Aspects--Unrelated Business Taxable Income."

  By accepting subscriptions from Plans, the General Partner and the Partnership are not representing that the investment meets the legal requirements regarding investments by plans generally, or by any specific Plan, or that this investment is appropriate for plans generally or any particular Plan.

                           TRANSFERS AND REDEMPTIONS

Transfers

  Units may only be transferred (or assigned, or pledged, or encumbered) to:

  . an employee of the General Partner or the Trading Advisor, or an employee of any present or future affiliate or successor of the General Partner or the Trading Advisor,

  . the General Partner, the Trading Advisor, or any present or future affiliate or successor of the General Partner or the Trading Advisor, or

  . any other person or entity approved by the General Partner, which currently is only the Tudor Investment Corporation 401(k) Savings and Profit-Sharing Plan.

  To transfer your Units, a transferring Limited Partner must:

  . send a signed written notice to the General Partner at 600 Steamboat Road, Greenwich, CT 06830 at least 30 days prior to the proposed transfer,

  . include in the notice the name, address, and social security number of the proposed transferee, the numbers of Units that are to be transferred, and a certification that the transferee is a person that is permitted to own the Units, and

  . provide a guarantee of his signature from a commercial bank, a trust company, or a member of a United States registered national securities exchange or the NASD (other than a sole proprietor).

  The General Partner is not required to recognize a transferee as a substitute Limited Partner for the transferring partner.

Redemptions

  A Limited Partner may redeem all or part of his Units as of the last day of any calendar quarter--March 31, June 30, September 30, and December 31--at the Net Asset Value thereof on that date.

  Redemptions may be made only in $1,000 increments or in whole Units. Fractions of Units may only be redeemed if a Limited Partner is redeeming his entire interest. Also, a partial redemption is not permitted if it would reduce the Limited Partner's interest to less than $1,000, the minimum investment allowed in the Partnership. However, any of the these restrictions may be waived by the General Partner.

  A "Request for Redemption" form (Annex A to the Partnership Agreement) must be received by the General Partner at least five business days prior to the end of the quarter in which redemption is to be effective. Additional forms may be obtained from the General Partner by written or telephone request.

  A Limited Partner receives, for each full or partial Unit redeemed, an amount equal to the Net Asset Value of his Units as of the redemption date, less any amount which is owed by him to the General Partner or the Partnership. There is no redemption fee.

  The General Partner attempts to pay redemptions within 20 business days of a redemption and will liquidate positions in commodity interest contracts, if necessary, to make such payments. However, payments may be delayed if the Partnership is unable to liquidate positions or if there is a default or delay in receiving payment from a bank or a broker or dealer.

  The General Partner may require a Limited Partner to redeem all or some of its capital account. The General Partner must mail notice of a mandatory redemption at least five business days prior to month-end. Mandatory redemptions generally will be required when a Limited Partner ceases to be an employee of the General Partner, the Trading Advisor, or an affiliate. Also, mandatory redemptions might be required in order to reduce assets under the management of the General Partner or as a means of distributing trading profits.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

  As of May 1, 2000, the only persons who owned more than 5% of the outstanding interests in the Partnership were:

Name(1)                      Address                          No. Units Percent
-------                      -------                          --------- -------
Tudor Investment
 Corporation 401(k) Savings  600 Steamboat Road                689.357   19.1%
 and Profit-Sharing Plan...  Greenwich, Connecticut 06830
John B. Helmers............  c/o Tudor Investment Corporation  304.040    8.4%
                             600 Steamboat Road
                             Greenwich, Connecticut 06830
Robert P. Forlenza.........  c/o Tudor Investment Corporation  229.498    6.3%
                             40 Rowes Wharf
                             Boston, Massachusetts 02110
Second Management LLC......  600 Steamboat Road                196.581    5.4%
                             Greenwich, Connecticut 06830

--------
(1) The persons named in this table have sole voting and investment power with respect to all interests in the Partnership shown as beneficially owned by them, subject to community property or similar laws where applicable.

Security Ownership of Management

  As of May 1, 2000, the General Partner and the executive officers of the General Partner collectively owned 8.6% of the outstanding interests in the Partnership.

  As of May 1, 2000, in addition to the persons identified in the table above, Mark F. Dalton and Mark Pickard, principals of both the General Partner and the Trading Advisor, owned 13.119 and 100.044 Units (0.4% and 2.8%), respectively.

                           FEDERAL INCOME TAX ASPECTS

  The following is a brief summary of some of the material United States federal income tax ("federal income tax") considerations relating to an investment in the Partnership, based upon the Internal Revenue Code of 1986 as amended (the "Code"), rulings thereon, United States Treasury regulations promulgated or proposed thereunder, and existing interpretations thereof, any of which could be changed at any time, and any such change in which could be retroactive. The summary in general relates only to the federal income tax implications of owning an interest in the Partnership by individuals who are citizens or residents of the United States. Except as indicated below, the summary does not address the tax implications of owning an interest in the Partnership by corporations, partnerships, trusts and other non-individuals. The summary is not a full exposition of the complex tax rules involved and, among other things, makes no attempt to review state, local, and foreign taxes. Moreover, the summary is not intended as a substitute for careful tax planning, particularly since certain of the tax consequences of owning an interest in the Partnership may not be the same for all taxpayers, such as non-individuals or foreign persons. EACH PROSPECTIVE INVESTOR SHOULD SATISFY HIMSELF AS TO THE INCOME TAX AND OTHER TAX CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP WITH SPECIFIC REFERENCE TO HIS OWN TAX SITUATION BY OBTAINING ADVICE FROM HIS OWN TAX COUNSEL BEFORE PURCHASING ANY UNITS.

Partnership Status

  The Partnership has been advised by its legal counsel, Shearman & Sterling, that, under current federal income tax law, the Partnership will be taxed as a partnership and not as a corporation for federal income tax purposes unless (i) the Partnership is required to be characterized as an association under Code
Section 7704 (relating to publicly traded partnerships) as discussed below, or
(ii) the General Partner elects to have the Partnership treated as an association taxable as a corporation. The General Partner does not intend to make such an election.

  Section 7704 of the Code provides that certain "publicly traded partnerships" are treated as corporations for federal income tax purposes. A publicly traded partnership will not be treated as a corporation if 90% or more of the gross income of the partnership consists of certain types of income, including interest, income and gains from stocks, debt securities, and, in the case of a partnership a principal activity of which is the buying and selling of such assets, commodities not held as inventory, or futures, forwards, and options with respect to such items. A principal activity of the Partnership consists of buying and selling debt securities and commodities not held as inventory and futures, options or forward contracts with respect to such items. The General Partner expects that more than 90% of the Partnership's gross income will be derived from these sources. Accordingly, the Partnership will not be treated as a corporation even if it is a publicly traded partnership within the meaning of Code Section 7704.

Taxation of Partners on Profits and Losses of the Partnership

  The Partnership, as an entity, will not be subject to federal income tax. Except as provided below with respect to certain nonresident aliens, each Limited Partner, in computing his federal income tax liability for a taxable year, will be required to take into account his distributive share of all items of Partnership income, gain, loss, deduction and credit for the taxable year of the Partnership ending within or with the taxable year of such Partner, regardless of whether such Partner has received any distributions from the Partnership. Thus, a Partner's tax liability may exceed the cash distributed to him in a particular year. The characterization of an item of income or loss (e.g., as capital gain or ordinary income) will usually be determined at the Partnership level.

Offering Expenses

  Neither the Partnership nor any Partner is entitled to any deduction for offering expenses (i.e., those amounts paid or incurred in connection with issuing and marketing Units).

Allocation of Partnership Profits and Losses

  For federal income tax purposes, a Limited Partner's distributive share of items of Partnership income, gain, loss, deduction and credit will be determined by the Limited Partnership Agreement, unless an allocation under the Limited Partnership Agreement does not have "substantial economic effect", in which case the allocations will be determined in accordance with the Partners' interests in the Partnership. The allocations provided by the Limited Partnership Agreement are described under "THE LIMITED PARTNERSHIP AGREEMENT." In general, the Limited Partnership Agreement allocates items of ordinary income and expense pro rata among the Partners based upon their respective capital accounts as of the end of the month in which such items are accrued. Net realized capital gains and losses (other than in respect of the special allocation of Trading Profits to the General Partner) are generally allocated among all Partners based on their respective capital accounts. However, net realized capital gain and loss is allocated first to Partners who have redeemed Units in the Partnership during a taxable year to the extent of the difference between the amount received on redemption and the allocation account as of the date of redemption attributable to the redeemed Units. Net realized capital gains for each year are allocated next among all Partners whose capital accounts are in excess of their Units' allocation accounts to the extent of such excess in the ratio that each such Partner's excess bears to all such Partners' excesses. Net realized capital loss for each year is allocated next among all Partners whose Units' allocation accounts are in excess of their capital accounts to the extent of such excess in the ratio that each such Partner's excess bears to all such Partners' excesses.

  These allocation provisions are designed to reconcile tax allocations with economic allocations. However, no assurance can be given that the Internal Revenue Service (the "IRS") will not challenge such allocations. Although the allocations may be consistent with Treasury regulations governing a "securities partnership," the Partnership may not technically qualify as a securities partnership. Moreover, the application of such regulations to the Partnership's tax allocations in respect of investors that withdraw capital during a taxable year is unclear.

  If the allocations provided by the Limited Partnership Agreement are not respected by the IRS for federal income tax purposes, the amount of income or loss allocated to the Partners for federal income tax purposes under the Limited Partnership Agreement may be increased or reduced or the character of such income or loss may be modified.

Cash Distributions and Redemptions

  Because of the special allocation of Partnership gain or loss upon a withdrawal of capital pursuant to a redemption of Units, the amounts received upon the partial or complete redemption of a Limited Partner's Units normally will not be taxable to the Limited Partner. However, if cash distributions by the Partnership or amounts received upon redemption by a Limited Partner exceed such Partner's adjusted tax basis in his Units, the excess will be taxable to him as though it were gain from a sale of the Units. A loss will be recognized upon a redemption of Units only if, following the redemption of all of a Limited Partner's Units, such Partner has any tax basis in his Units remaining. In such case, the Limited Partner will recognize loss to the extent of such remaining basis. For these purposes, any decrease in a Limited Partner's share of nonrecourse debt of the Partnership will be treated as if cash in a like amount were distributed to such Partner. Generally, if a Limited Partner is not a "dealer" with respect to his interest in the Partnership and he has held his interest in the Partnership for more than one year, such gain or loss would be long-term capital gain or loss. An individual Limited Partner generally will be subject to tax on net capital gains (which is defined as the excess of net long-term capital gains over net short-term capital losses), including net capital gain realized on the redemption of Units, at a maximum rate of 20% for Units held for more than one year, or 39.6%, for Units held for one year or less. In addition, special rules (and generally lower maximum rates) apply for individuals whose taxable income is below certain levels. The special allocation of Partnership gain or loss pursuant to a redemption of Units, which gain or loss retains the same character as in the hands of the Partnership, may alter the character of a redeeming Limited Partner's income (by replacing some amount of capital gain recognized upon receipt of redemption proceeds, which would be subject to the maximum tax rates discussed above, with allocations of short-term capital gain or ordinary income). See "TRANSFERS AND REDEMPTIONS" and "TAX ON CAPITAL GAINS AND LOSSES" below.

Gain or Loss on Trading Activity

  A taxpayer may be classified as (i) an investor, (ii) a trader or (iii) a dealer, based, in part, upon the level of activity associated with its securities and commodities trading. A trader and an investor are persons that buy and sell securities or commodity contracts for their own accounts, although the former category generally involves a higher threshold of activity with respect to such transactions. A dealer is a person that purchases securities for resale to customers rather than for investment or speculation. The Partnership intends to act as a trader, and not as an investor or a dealer, with respect to its trading activities.

  Except with regard to certain foreign currency contracts, as discussed below, certain periodic income from notional principal contracts (such as swap contracts) and certain "conversion transactions" where substantially all of the expected return on the Partnership's commodity interest contract positions is attributable to the time value of the Partnership's net investment in such positions, the profit and loss generated by the Partnership from its trading activities generally is capital gain and loss, which in turn may be either short-term, long-term, or a combination of both. For individuals, net capital gains are taxed as described under "CASH DISTRIBUTIONS AND REDEMPTIONS" above, while ordinary income and short-term capital gains are taxed at a maximum marginal rate of 39.6%. Gain or loss with respect to a "Section 1256 contract" (discussed below) is generally treated as short-term capital gain or loss to the extent of 40% of such gain or loss, and long-term capital gain or loss to the extent of 60% of such gain or loss unless subject to Section 988 of the Code, as described below. Accordingly, an individual's gains from a Section 1256 contract generally will be taxed at a maximum rate of 27.8%. Gain or loss with respect to a "Section 988 transaction" generally is treated as ordinary income or loss. Gain or loss with respect to capital assets that are not
Section 1256 contracts or Section 988 transactions (discussed below), such as stock, debt securities, non-currency forward contracts and swap agreements, generally will be long-term only if such property has been held for more than one year, and such gain generally will be subject to the maximum tax rates discussed above.

  If the Partnership acquires debt instruments issued at a discount and such obligations have original maturities of more than one year, the Partnership will be required to treat a portion of the original issue discount as ordinary income in the years accrued, whether or not actual interest payments are received in such years. Accordingly, during a taxable year in which little or no profit is generated from trading activities, a Limited Partner still may have interest income. In addition, any gain recognized by the Partnership on the disposition of an obligation acquired for less than its adjusted issue price will be treated as ordinary income, rather than as capital gain, to the extent of accrued market discount, unless an election is made to include the market discount in income in the year in which it accrues. Interest expense incurred by the Partnership to purchase or carry market discount obligations generally cannot be deducted to the extent that the amount thereof exceeds the interest that is currently includible in the Partnership's income; disallowed interest expense will be deductible in the year of the obligation's disposition.

  Some of the commodity interest contracts entered into pursuant to the Partnership's trading activities are "Section 1256 contracts." A "Section 1256 contract" includes a "regulated futures contract," a "foreign currency contract," a "non-equity option" and a "dealer equity option." A "regulated futures contract" is a futures contract which is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade, exchange or other market designated by the Secretary of the Treasury (a "qualified board or exchange") and which is "marked-to-market" to determine the amount of margin which must be deposited or may be withdrawn. A "foreign currency contract" is a contract which requires delivery of, or the settlement of which depends upon the value of, a foreign currency which is a currency in which positions are also traded through regulated futures contracts, which is traded in the interbank market, and which is entered into at arm's length at a price determined by reference to the price in the interbank market. (The Secretary of the Treasury is authorized to issue regulations excluding certain currency forward contracts from mark-to-market treatment.)

A "non-equity option" is an option which is traded on a qualified board or exchange and the value of which is not determined directly or indirectly by reference to any stock (or group of stocks) or stock index unless (i) there is in effect a designation by the CFTC of a contract market for a contract based on such group of stocks or stock index, or (ii) the option provides for cash settlement and is based on a stock index that the SEC has determined to be "broad based." A "dealer equity option" is, with respect to an options dealer, any listed option which is an equity option, is purchased or granted by such options dealer in the normal course of its activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered. Each Section 1256 contract held at the end of the Partnership's taxable year will be treated as having been sold for its fair market value on the last day of such taxable year, and gain or loss will be taken into account for such year.

  Currency gain or loss from Section 988 transactions, which include transactions in foreign currencies, debt securities denominated in a foreign currency, and certain other financial instruments (other than regulated futures contracts and nonequity options), generally is treated as ordinary income or loss under Section 988 of the Code. However, gain or loss on foreign currency futures contracts or options or foreign currency forward contracts will be capital gain or loss if (i) the contract is a capital asset in the hands of the Partnership and is not part of a straddle transaction, (ii) the Partnership makes an election under Code Section 988(a)(1)(B) to treat the gain or loss attributable to such contract as capital gain or loss, and (iii) the Partnership properly identifies the contract by the close of the day the transaction is entered into. In addition, if the election is made with respect to a Section 1256 contract, Section 1256 of the Code (and not Section 988) will govern the character of any gain or loss recognized on such contract. The Partnership made an election under Section 988(a)(1)(B) of the Code effective January 1, 1996.

  Special rules apply to certain Section 988 transactions if an eligible partnership elects to be treated as a qualified fund. The Partnership has not made, and does not intend to make, a qualified fund election.

  Subject to certain limitations, a Limited Partner may elect to carry back net
Section 1256 contract losses to each of the three preceding years. Net Section 1256 contract losses carried back to prior years may only be used to offset net
Section 1256 contract gains. Generally, such losses are carried back as 40% short-term capital losses and 60% long-term capital losses.

  The Partnership may engage in "spread" and "straddle" trading (i.e., holding offsetting positions whereby the risk of loss from holding either or both position(s) is substantially diminished). Realized losses with respect to any position in a spread or straddle are taken into account for federal income tax purposes only to the extent that the losses exceed unrecognized gain (at the end of the taxable year) from offsetting positions, successor positions or offsetting positions to the successor positions. Thus, spreads or straddles may not be used to defer gain from one taxable year to the next. For purposes of applying the above rules restricting the deductibility of losses with respect to offsetting positions, if a Partner takes into account gain or loss with respect to a position held by the Partnership, the Partner will be treated as holding the Partnership's position, except as otherwise provided in regulations. Accordingly, positions held by the Partnership may limit the deductibility of realized losses sustained by a Limited Partner with respect to positions held for his own account, and positions held by a Limited Partner for his own account may limit his ability to deduct realized losses sustained by the Partnership. Reporting requirements generally require taxpayers to disclose all unrecognized gains with respect to positions held at the end of the taxable year. The above principle, whereby a Limited Partner may be treated as holding Partnership positions, may also apply to require a Limited Partner to capitalize (rather than deduct) interest and carrying charges allocable to property held by him. A portion of the gain on a "conversion transaction," including spread and straddle trading, may be characterized as ordinary income where substantially all of the expected return is attributable to the time value of the net investment in the transaction.

  Pursuant to current temporary Treasury regulations, the holding period of any positions included in a straddle begins anew when the straddle is terminated unless the position was held for more than the long-term capital gain and loss holding period before the straddle was established. Further, the loss on any position included in a straddle will be treated as a long-term capital loss if, at the time the loss position was acquired, the taxpayer held offsetting positions with respect to such loss position that would give rise only to long-term capital gain or loss if such offsetting positions were disposed of on the day the loss position was acquired.

  The rules discussed above do not apply to "identified straddles" involving a non-Section 1256 position. An "identified straddle", for these purposes, is one which was clearly identified as such on the Partnership's records on the day on which the straddle was acquired, which is not part of a larger straddle and in which all of the original positions were acquired on the same day and were either disposed of on the same day during the taxable year or remained intact as of the close of the taxable year. Any loss incurred by the Partnership with respect to an "identified straddle" involving non-Section 1256 positions is treated as sustained not earlier than the day on which the Partnership disposed of all positions comprising the identified straddle. Such loss is not deferred even though the Partnership continues to hold other positions that offset the loss portion of the identified straddle.

  Where the positions of a straddle are comprised of both Section 1256 and non-
Section 1256 contracts, the Partnership will be subject to the mixed straddle rules of the Code and the Treasury regulations. The appropriate tax treatment of any gains and losses from trading in mixed straddles will depend on which of the following four alternatives the Partnership elects to pursue. The Partnership may elect to treat Section 1256 positions as non-Section 1256 positions, and the straddle would be subject to the rules governing non-Section 1256 straddles. Alternatively, the Partnership may identify the positions of a particular straddle as an "identified mixed straddle" under Section 1092(b)(2) of the Code and, thereby, net the capital gain or loss attributable to the offsetting positions. The net capital gain or loss is treated as 60% long-term and 40% short-term capital gain or loss if attributable to the Section 1256 positions, or all short-term capital gain or loss if attributable to the non-
Section 1256 positions.

  Alternatively, the Partnership may place the positions in a "mixed straddle account" which is marked-to-market daily. Under a special account cap, not more than 50% of net capital gain may be long-term capital gain and not more than 40% of net capital loss may be short-term capital loss. If the Partnership does not make any of the aforementioned three elections (and to date, it has not), any net loss attributable to either the Section 1256 or the non-Section 1256 positions generally will be treated as 60% long-term and 40% short-term capital loss, while any net gain would be treated as 60% long-term and 40% short-term capital gain, or all short-term capital gain depending upon whether the net gain was attributable to Section 1256 positions or non-Section 1256 positions.

  Recently enacted legislation added constructive sale provisions that may apply if the Partnership enters into short sales or futures, forwards, or offsetting notional principal contracts with respect to appreciated stock or certain debt obligations that it holds. In such event, the Partnership will be taxed as if the appreciated property were sold at its fair market value on the date the Partnership entered into such short sale or contract. Such legislation similarly may apply if the Partnership has entered into a short sale, option, futures or forward contract or other position with respect to property, that position has appreciated in value, and the Partnership acquires that same or substantially identical property. In such event, the Partnership will be taxed as if the appreciated position were sold at its fair market value on the date of such acquisition. Transactions that are identified hedging or straddle transactions under other provisions of the Code can be subject to the constructive sale provisions.

  Traders of securities or commodities are permitted to elect to mark-to-market their positions in such securities or commodities, except with respect to any securities or commodities to the extent that it is established to the satisfaction of the Treasury Department that such securities or commodities have no connection to the business activities of the trader and the trader specifically identifies the securities or commodities as being held for investment. If a trader elects to use the mark-to-market method, the trader is required to recognize gain or loss on any security or commodity held in connection with its business at the close of its tax year, gain or loss is determined as if the security or commodity were sold at its fair market value on the last business day of the tax year, and gain or loss is taken into account by the trader for that tax year. The General Partner has not made and does not intend to make the election.

Taxation of Limited Partners

Limitations on Deductibility of Partnership Losses

  The amount of Partnership loss, including capital loss, which a Limited Partner will be entitled to take into account for federal income tax purposes is generally limited to the tax basis of the Limited Partner's Units (or, in the case of certain Limited Partners, including individuals and certain closely-held C corporations, the amounts for which the Limited Partner is "at risk" if a lesser amount) as of the end of the Partnership's taxable year in which such loss occurred.

  Generally, a Limited Partner's initial tax basis will be the amount paid for his Units plus his share of the nonrecourse debt of the Partnership. A Limited Partner's adjusted tax basis will be his initial tax basis reduced by the Limited Partner's share of Partnership distributions, losses, and deductions and any decrease in that Partner's share of nonrecourse debt of the Partnership, and increased by any subsequent contributions and his share of Partnership income, including gains, and any increase in that Partner's share of nonrecourse debt of the Partnership.

  The amount for which a Limited Partner is "at-risk" with respect to his interest in the Partnership is generally equal to such Limited Partner's tax basis for such interest, less: (i) any amounts borrowed in connection with his acquisition of such interest for which he is not personally liable and for which he has pledged no property other than his interest; (ii) any amounts borrowed from persons who have a proprietary interest in the Partnership; and
(iii) any amounts borrowed for which such Limited Partner is protected against loss through guarantees or similar arrangements. A Limited Partner is not at risk for his share of the Partnership's nonrecourse debt.

Passive Loss Rules

  In the case of individuals and certain closely-held C corporations, the Code restricts the deductibility of loss from a "passive activity" against certain income which is not derived from a passive activity. Temporary Treasury regulations provide that the trading of personal property of a type that is actively traded, such as certain securities and commodity futures contracts, will not be treated as a passive activity for purposes of the passive loss rules. Accordingly, for such individuals or closely-held C corporations, a Limited Partner's distributive share of items of income, gain, deduction, or loss from the Partnership's trading of such property will generally not be treated as passive income or loss, and Partnership gains attributable to such property and allocable to such Limited Partners will not be available to offset passive losses from sources outside the Partnership. However, income or loss attributable to property that is not actively traded may constitute passive activity income or loss. In this regard, certain of the assets which the Partnership intends to trade may not be "actively traded" for these purposes. Final Treasury regulations may modify temporary regulations, and such regulations may be retroactive in effect.

Limited Deduction of Certain Expenses

  Certain miscellaneous itemized deductions are deductible only to the extent they exceed 2% of the adjusted gross income of an individual, trust or estate. The Code also imposes additional limitations on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of (i) 3% of the individual's adjusted gross income in excess of certain threshold amounts, or
(ii) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year. Moreover, such miscellaneous itemized deductions are not deductible by a non-corporate taxpayer in calculating the taxpayer's alternative minimum tax liability. Based upon the activities of the Partnership, the Partnership takes the position that its trading activity constitutes a trade or business for federal income tax purposes and intends to treat expenses incurred by the Partnership as not being subject to the 2% "floor" and 3% "phase-out" except to the extent that the IRS promulgates regulations that so provide. However, there can be no assurance that the IRS may not treat such expenses (including the fee paid to the Trading Advisor) as investment expenses which are subject to these limitations.

Tax on Capital Gains and Losses

  For individuals, estates, and trusts, the maximum ordinary income tax rate is 39.6%. Capital gain generally will be subject to a maximum tax rate of 20% (rather than 39.6%) if the capital assets disposed of were held more than 12 months. Corporate taxpayers are subject to a maximum marginal tax rate of 35% on all income.

  The excess of capital losses over capital gains is deductible by an individual against ordinary income subject to an annual limitation of $3,000 ($1,500 in the case of married individuals filing a separate return). Excess capital losses may be carried forward.

Limitation on Deductibility of Interest on Investment Indebtedness

  Interest (including short sale expenses) paid or accrued on indebtedness properly allocable to property held for investment is investment interest. Such interest is generally deductible by non-corporate taxpayers only to the extent it does not exceed net investment income. A non-corporate Limited Partner's distributive share of net Partnership income and any gain from the disposition of Units is treated as investment income for this purpose, except that a Limited Partner's distributive share of net capital gain from the Partnership and such Limited Partner's net capital gain from the disposition of Units is not investment income unless the Limited Partner waives the benefit of the applicable maximum tax rate on such net capital gain. Interest expense incurred by a non-corporate Limited Partner to acquire his Units, as well as a non-corporate Limited Partner's allocable share of interest expense incurred by the Partnership, generally will be investment interest. Any investment interest disallowed as a deduction in a taxable year solely by reason of the limitation above is treated as investment interest paid or accrued in the succeeding taxable year.

Taxation of Foreign Limited Partners

  A Limited Partner that is a non-resident alien individual, foreign corporation, foreign trust or foreign estate (a "Foreign Limited Partner") generally is not subject to taxation by the United States on United States source capital gains from commodity or securities trading for a taxable year, provided that such Foreign Limited Partner does not have certain present or former connections with the United States, e.g., if the Foreign Limited Partner (in the case of an individual) does not spend more than 182 days in the United States during his taxable year, and the Foreign Limited Partner is not (and has not been) engaged in a trade or business within the United States during the taxable year with which income, gain, or loss from the Partnership is treated as effectively connected ("a U.S. Business"). If the Partnership were engaged in a U.S. Business, each Foreign Limited Partner would be considered to be so engaged. However, because the Partnership should not be considered to be engaged in a U.S. Business, as explained below, an investment in the Partnership should not, by itself, cause a Foreign Limited Partner to be engaged in a U.S. Business.

  The Code contains a statutory "safe harbor" that provides that trading in stocks, securities, and certain commodities by a taxpayer for his own account (whether by the taxpayer, his employees, or his agents) will not be considered to be a U.S. Business, provided that the taxpayer is not a "dealer" in such stocks, securities, or commodities. All activities of the Partnership, as described herein, are intended to constitute, or to be incidental to, the trading in securities or commodities interests for the Partnership's own account, whether by the Partnership itself, its employees, or through agents. There is little guidance on whether certain types of transactions, such as certain swap transactions, are properly classified as transactions in stock, securities, or commodities, but the Partnership believes that such transactions should be so classified. Under proposed Treasury regulations, the safe harbor would include trading in "derivatives" and hedging transactions by an "eligible nondealer" (as such terms are defined in the proposed regulations). The term "derivatives" generally would include interest rate, currency, equity, or commodity notional principal contracts (i.e., swaps) and evidences of an interest in or derivative financial contracts in any commodity, currency, share of stock, partnership, debt obligation, or swap (as each is defined in the proposed regulations). An "eligible nondealer" is a person that is not a resident of the United States, that is not a dealer in stocks, securities, or commodities under applicable Treasury regulations, and that does not regularly offer to enter into, assume, offset, assign, or otherwise terminate positions in derivatives with customers in the ordinary course of a trade or business, including holding itself out, in the ordinary course of its trade or business, as being willing and able to enter into either side of a derivative transaction. All commodity interests traded by the Partnership are intended to be of a kind customarily dealt in on organized commodity exchanges, and such commodity interest transactions are intended to be of a kind customarily consummated on such exchanges. It is the intention of the Partnership that it is not a dealer in stock, securities, or commodity interests, and the Partnership intends to be an eligible nondealer within the meaning of the proposed regulations. Since it is intended that the Partnership satisfy the safe harbor, owning Units in the Partnership should not, by itself, cause a Foreign Limited Partner to be engaged in a U.S. Business.

  If the Partnership were a dealer in stocks, securities or commodities or otherwise were engaged in a U.S. Business, and if income, gain or loss from the Partnership were treated as effectively connected therewith, Foreign Limited Partners would generally be subject to net U.S. income tax on their allocable share of the Partnership's effectively connected income. Moreover, the Partnership generally would be required to withhold tax on income allocable to such Foreign Limited Partners and remit to the IRS an amount equal to 39.6% (35% in the case of corporations) of the amount of such effectively connected taxable income allocable to the Foreign Limited Partner. Any amounts remitted would constitute a refundable credit against the Foreign Limited Partners' federal income tax liability, which could be claimed on the Foreign Limited Partner's federal income tax return. Foreign Limited Partners that are corporations and derive effectively connected income from the Partnership would also be required to pay a branch profits tax at a 30% rate, unless reduced or eliminated by an applicable tax treaty.

  A Foreign Limited Partner also can be subject to a 30% federal withholding tax imposed on certain types of United States source income (e.g., certain interest or dividends). The Partnership generally intends to invest in United States source interest-producing debt instruments only if they are exempt from United States federal withholding tax (e.g., registered straight debt obligations or certain original issue discount obligations with an original maturity of 183 days or less). United States source dividends derived by a Foreign Limited Partner are (and certain other United States source income may be) subject to federal withholding tax at a rate of 30% (or applicable lower treaty rate). If amounts are subject to withholding, the tax must be withheld by the person having control over the payment of such income. The Partnership may be required to withhold tax on items of such income which are included in the distributive share (whether or not actually distributed) of a Foreign Limited Partner. Withholding generally is not required in respect of registered interest-bearing obligations. If the Partnership is required to withhold tax on such income of a Foreign Limited Partner, the General Partner may pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution to, or redemption of Units by, the Foreign Limited Partner.

  The estate of a deceased Foreign Limited Partner may be liable for United States estate tax, and may be required to obtain an estate tax release from the IRS in order to transfer the Units of such Foreign Limited Partner.

  Foreign persons should consult their own tax advisers before deciding whether to invest in the Partnership.

Tax Elections

  The Code provides for optional adjustments to the basis of Partnership property upon distributions of Partnership to a Partner (Section 734) and transfers of Units (Section 743), provided that a Partnership election has been made pursuant to Section 754. As a result of the complexities and added expense of the tax accounting required to implement such an election, the General Partner may not make such an election.

Tax Returns and Information

  The Partnership will file its information returns using the accrual method accounting.

Partnership's Tax Accounting

  The Partnership has the calendar year as its taxable year.

Alternative Minimum Tax

  An alternative minimum tax may be imposed on Limited Partners, depending on their particular circumstances. This tax, with respect to taxpayers other than corporations, will be imposed to the extent that 26% of the first $175,000 ($87,500 for married individuals filing a separate return) of "alternative minimum taxable income" in excess of the exemption amount ($45,000 in the case of married taxpayers filing joint returns or a surviving spouse; $33,750 in the case of an unmarried taxpayer who is not a surviving spouse; or $22,500 in the case of a married individual filing a separate return or an estate or trust) plus 28% of the balance of such excess exceeds the taxpayer's regular federal income tax liability (computed with certain special modifications) for the year; provided, however, that the alternative minimum tax on capital gains will not exceed the maximum rate applicable to such capital gains. The alternative minimum tax exemption is phased-out for individual taxpayers with alternative minimum taxable income in excess of $112,500 ($150,000 for taxpayers filing a joint return and surviving spouses; $75,000 for married individuals filing separate returns, estate, and trusts). Corporations are also subject to an alternative minimum tax.

Tax Audits

  The income tax returns of the Partnership may be audited, and such an audit could lead to an audit of the Limited Partners. Such audits could result in the determination of tax deficiencies unrelated to the Partnership. Audit changes made to the Partnership's returns would result in corresponding changes to its Limited Partners' returns. Such Partnership-level changes, under the tax law rules providing for administrative and judicial proceedings at the partnership level, may be binding on Limited Partners under certain circumstances. In general, the General Partner, as the Tax Matters Partner, may enter into a settlement agreement with the IRS on behalf of, and binding upon, a Limited Partner owning less than a 1% profits interest in the Partnership. However, prior to settlement, such a Limited Partner may file a statement with the IRS stating that the Tax Matters Partner does not have the authority to settle on behalf of such Limited Partner.

  The General Partner may consent on behalf of the Partnership to the extension of the period for assessing a deficiency with respect to a Partnership item. As a result, a Limited Partner's federal income tax return may be subject to examination and adjustment by the IRS for a Partnership item more than three years after it has been filed.

Unrelated Business Taxable Income

  Based on its present trading strategy, it is not anticipated that the Partnership will own significant amounts of debt-financed property. As a result, the Partnership does not expect to generate significant amounts of unrelated business taxable income ("UBTI") under Section 511 of the Code to Plans. However, the Partnership's trading strategy is subject to change and, consequently, no assurance can be given that the Partnership will not generate UBTI to Plans in future taxable periods. Potential Limited Partners that are tax-exempt entities or that include tax-exempt entities among their investors should consult a professional tax adviser regarding such matters.

                               ----------------

  All of the foregoing statements are based upon the existing provisions of the Code, the rulings thereon, the regulations promulgated thereunder, and the existing administrative and judicial interpretations thereof. It is emphasized that no assurance can be given that legislative, administrative, or judicial changes will not occur which will modify such statements.

  The foregoing statements are not intended as a substitute for careful tax planning, particularly since certain of the federal income tax consequences of an investment in the Partnership may not be the same for all taxpayers. There can be no assurance that the Partnership's tax returns will not be audited by the IRS or that no adjustments to the returns will be made as a result of such audits. If an audit results in an adjustment, Limited Partners may be required to file amended returns and their returns may be audited. Accordingly, prospective purchasers of Units in the Partnership are urged to consult their own tax advisers with specific reference to their own tax situation under federal law and the provisions of applicable state, local, and foreign laws before subscribing for Units.

                       STATE AND LOCAL INCOME TAX ASPECTS

  In addition to the United States federal income tax consequences described under "FEDERAL INCOME TAX ASPECTS," the Partnership and the Limited Partners may be subject to various state and local taxes. A Limited Partner's distributive share of the realized profits of the Partnership may be required to be included in determining such Partner's reportable income for state or local tax purposes.

  State and local taxation of gains and losses from the Partnership may not reflect recent changes made to federal income tax law, and hence may be inconsistent with the federal income tax treatment of such gains and losses. Furthermore, state and local taxation of gains and losses from Section 1256 contracts may be inconsistent with the treatment of such gains and losses for federal income tax purposes. Accordingly, prospective investors should consult with their own tax advisers concerning the applicability of state and local taxes to an investment in the Partnership (particularly Connecticut and New York State and New York City taxes because certain of the activities of the Partnership may be viewed as taking place in Connecticut and New York).

Connecticut

  The Partnership has been advised by its special Connecticut tax counsel that, as a partnership for federal income tax purposes, the Partnership will not be liable for any tax on or measured by net income imposed by the State of Connecticut. Natural person Limited Partners who are nonresidents of Connecticut will not be subject to Connecticut personal income tax on their share of Partnership income, provided that the Partnership's activities consist solely of the purchase or sale of intangible property for its own account and provided that neither the Partnership nor any such natural person Limited Partner is a dealer. In the event the Partnership purchases and sells tangible property, such as commodities, natural person Limited Partners may be subject to Connecticut personal income tax on their share of the Partnership income derived from such tangible property. Natural person Limited Partners who are residents of Connecticut will be subject to Connecticut personal income tax on their share of Partnership income. Corporate Limited Partners not otherwise subject to Connecticut corporation business tax will not be subject to such tax solely by virtue of their investment in the Partnership, provided that the Partnership qualifies as an "investment partnership" under Connecticut General Statutes Section 12-213(26). An investment partnership is defined generally as a limited partnership that meets the gross income requirements of Section 851(b)(2) of the Code, except that income and gains from commodities that are not described in Section 1221 of the Code or from futures, forwards, or options with respect to such commodities are included in income which qualifies to meet such gross income requirements. The General Partner expects that the Partnership will meet such requirements. Even if the Partnership were not to qualify as an investment partnership, a corporate Limited Partner not otherwise subject to Connecticut corporation business tax will not be subject to such tax on its share of Partnership income, provided that the Partnership's activities consist solely of the purchase or sale of intangible property for its own account and provided that neither the Partnership nor any such corporate Limited Partner is a dealer. In that case, however, the corporate Limited Partner may be subject to Connecticut corporation business tax on its share of the capital base of the Partnership apportioned to Connecticut. In the event the Partnership purchases and sells tangible property, such as commodities, a corporate Limited Partner not otherwise subject to Connecticut corporation business tax may be subject to Connecticut corporate business tax on its share of the Partnership income derived from such tangible property. Corporate Limited Partners otherwise subject to Connecticut corporation business tax will be taxed on their share of Partnership income and will include their share of the Partnership's apportionment factors in computing their own apportionment fractions. Corporate Limited Partners that are exempt from United States federal corporate income tax will not be subject to Connecticut corporation business tax solely by virtue of their investment in the Partnership. Connecticut imposes the Connecticut Unrelated Business Income of Nonprofit Corporations Tax ("CUBINT") on the UBTI of corporations and trusts that are exempt from United States federal income tax, and an exempt corporate or trust Limited Partner that realizes UBTI from the Partnership for federal income tax purposes will be subject to CUBINT on the income it receives from the Partnership. See "PURCHASES BY EMPLOYEE BENEFIT PLANS-ERISA CONSIDERATIONS." Unincorporated business entities, such as partnerships or proprietorships, will be treated as pass-through entities, and the owners of such businesses will be taxed with respect to an investment in the Partnership as described above in their capacity as owners.

New York

  The Partnership has been advised by its New York legal counsel that the Partnership will not be liable for New York City unincorporated business tax. Limited Partners who are non-residents of New York State will not be liable for New York State personal income tax on their income from the Partnership, except that such a Limited Partner may be liable for such tax to the extent of such Partner's allocable share of income attributable to Partnership transactions involving tangible personal property located in New York State. Likewise, Limited Partners who are nonresidents of New York City should not be liable for New York City earnings tax on their income from the Partnership. New York State and New York City residents will be subject to New York State and New York City personal income tax on their income from the Partnership. Because the Partnership conducts its business, in part, in the State and City of New York, corporate Limited Partners generally are subject to the New York State franchise tax and the New York City general corporation tax by reason of their investment in the Partnership, unless certain exemptions apply. However, pursuant to regulations, the Partnership may qualify as a "portfolio investment partnership." Accordingly, non-New York corporate Limited Partners not otherwise subject to New York State franchise tax may not be subject to such franchise tax solely by reason of investing in the Partnership. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.

  LIMITED PARTNERS MUST CONSULT THEIR OWN ADVISERS REGARDING THE POSSIBLE APPLICABILITY OF STATE, LOCAL, OR MUNICIPAL TAXES TO AN INVESTMENT IN THE PARTNERSHIP.

                                    AUDITOR

  The independent public accounting firm retained by the Partnership and the General Partner is Arthur Andersen LLP, 1345 Avenue of the Americas, New York, New York 10105.

                                 LEGAL MATTERS

  Legal matters in connection with the Units have been passed upon for the Partnership and the General Partner by Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022. Shearman & Sterling also serves as legal counsel for the General Partner, the Trading Advisor, BPL, and the affiliates of the foregoing. Day, Berry & Howard LLP, City Place, Hartford, Connecticut 06103, serves as special Connecticut tax counsel to the Partnership and the General Partner.

                                                                      APPENDIX A

                       ADDITIONAL PARTNERSHIP PERFORMANCE

  The Partnership's complete performance record since it began trading (July 2, 1990 through April 30, 2000) is shown below.

  The information below is the actual trading performance of the Partnership after payment of advisory fees, transaction costs, and all other expenses and costs. The rates of return shown below are representative of the rates of return experienced by each investor holding a Unit of Limited Partnership Interest in the Partnership during the period shown.

  The information set forth below has not been audited. However, the General Partner believes that such information is accurate and fairly presented.

  You should be aware that past performance cannot predict how the Partnership will perform in the future. It is possible that the Partnership will incur losses in the future.

           ACTUAL PERFORMANCE RECORD OF TUDOR FUND FOR EMPLOYEES L.P.
                             Rates of Return (1)(2)

                   2000     1999   1998   1997   1996   1995   1994   1993   1992   1991   1990
                  ------   ------ ------ ------ ------ ------ ------ ------ ------ ------ ------
 January......... -0.85%   -4.05% -0.35%  2.69%  9.92%  4.12%  4.61% -2.80%  9.61%  3.96%
 February........  5.10%    6.31%  1.27%  8.65%  0.69%  3.59% -2.24% -0.83%  6.07% -8.01%
 March........... -7.98%   -6.03%  4.23%  4.96%  1.70% 12.14% -0.23% -1.45%  8.13%  0.47%
 April........... -0.48%   -2.46% -4.32%  0.48%  7.93%  0.53% -1.28% -1.39%  3.02%  5.96%
 May.............          -0.94% -0.74%  1.65% -2.50% -3.96% -1.64% -2.99% -4.03% -0.75%
 June............          -1.46%  1.07% -0.40% -1.42% -3.19%  5.62%  0.98% -6.88%  7.95%
 July............           3.39%  2.72%  3.49%  0.54%  0.18% -4.37%  1.59% -4.30% -4.41% -9.62%
 August..........           2.05% 11.29%  3.94% -0.99%  5.50%  1.04%  0.05%  1.11%  0.10% 13.44%
 September.......           0.07% 12.82% -5.13% -3.67%  1.49%  8.29%  1.23% 13.23%  1.55%  2.46%
 October.........           4.52% -0.20% -1.55% -0.34%  4.73% -3.58%  2.57% 10.13%  5.78% 17.19%
 November........           4.49% -2.15%  4.33% -2.26%  0.50%  2.04%  1.02% -3.10%  9.07% -1.87%
 December........           2.01%  5.46%  1.74%  0.42%  2.08% -0.79%  4.12% -0.98% -1.76%  3.83%
 ---------------- ------   ------ ------ ------ ------ ------ ------ ------ ------ ------ ------
  Annual (Period)
 Rate of Return.. -4.57%    7.35% 34.11% 27.05%  9.52% 30.26%  6.87%  1.88% 34.01% 20.13% 25.44%
 ================ ======   ====== ====== ====== ====== ====== ====== ====== ====== ====== ======

   Name of Fund:                         Tudor Fund For Employees L.P.
   Type of Fund:                         Publicly Offered
   Inception of Trading:                 July 2, 1990
   Aggregate Subscriptions Since
    Inception(3):                        $30,992,800
   Aggregate Redemptions Since
    Inception(3):                        $24,019,800
   Current Net Assets(3):                $19,809,300
   Largest Monthly Percentage Draw
    down(4):                             July 1990 (-9.62%)
   Worst Peak to Valley Percentage Draw
    down(5):                             May 1, 1992-July 31, 1992 (-14.50%)

         The Accompanying Footnotes are an Integral Part of this Table.

The performance data presented above has been calculated on an accrual basis of accounting in accordance with United States generally accepted accounting principles.

(1) Monthly Rate of Return is calculated by dividing Net Performance by Beginning Net Assets plus Additions (as such terms are defined below). Monthly Rate of Return does not take into account Withdrawals (as such term is defined below). Because Withdrawals occur only at the end of a month, their effect on the calculation of Monthly Rate of Return is not material.
   Additions represents all additional capital contributed during a month. Beginning Net Assets represents the sum of cash and cash equivalents and the equity in the Partnership accounts, less accrued and paid expenses as of the beginning of a month.

                                  Appendix A-1

   Net Performance represents the change in Net Assets, net of Additions and Withdrawals.
   Net Assets means the market value of the Partnership's assets less any accrued liabilities.
   Withdrawals represents all withdrawals of capital during a month.
(2) Annual (Period) Rate of Return is calculated by determining the rate of return for each month during the relevant period and compounding such returns by subsequent monthly rates of return achieved during such period.

(3) As of April 30, 2000.

(4) Largest Monthly Percentage Drawdown represents the greatest percentage decline in month-end Net Assets due to losses sustained by the Partnership during any one month period shown in the table.

(5) Worst Peak to Valley Percentage Drawdown represents the greatest cumulative percentage decline in month-end Net Assets due to losses sustained by the Partnership during any period shown in the table in which Net Assets at any prior month-end are not equaled or exceeded by subsequent Net Assets.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                  Appendix A-2

                         TUDOR FUND FOR EMPLOYEES L.P.

                              FINANCIAL STATEMENTS

                     AS OF DECEMBER 31, 1999 AND 1998

                         TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of Tudor Fund For Employees L.P.:

  We have audited the accompanying statements of financial condition of Tudor Fund For Employees L.P. (a Delaware limited partnership) as of December 31, 1999 and 1998, and the related statements of operations and changes in partners' capital for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tudor Fund For Employees L.P. as of December 31, 1999 and 1998, and the results of its operations for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.

/s/ Arthur Andersen LLP

New York, New York

March 10, 2000

                         TUDOR FUND FOR EMPLOYEES L.P.

                       STATEMENTS OF FINANCIAL CONDITION

                        DECEMBER 31, 1999 AND 1998

                                                          1999        1998
                                                       ----------- -----------
                        ASSETS
Cash.................................................. $ 4,225,187 $ 3,672,689
U.S. Government securities purchased under agreements
 to resell............................................  15,600,000  12,600,000
Equity in commodity trading accounts:
  Due from brokers....................................   1,622,633   1,281,103
  Net unrealized gain on open commodity interests.....     794,344     711,244
                                                       ----------- -----------
    Total equity in commodity trading accounts........   2,416,977   1,992,347
                                                       ----------- -----------
    Total assets...................................... $22,242,164  18,265,036
                                                       ----------- -----------

          LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES:
Pending partner additions............................. $ 3,067,980 $ 2,989,786
Redemptions payable...................................   2,654,830     238,091
Incentive fee payable.................................      62,184      29,507
Management fee payable................................      51,617      40,370
Accrued professional fees and other...................      73,338      76,170
                                                       ----------- -----------
    Total liabilities.................................   5,909,949   3,373,924
                                                       ----------- -----------
PARTNERS' CAPITAL:
Limited partners, 20,000 units authorized and
 2,650.276 and 2,589.821 units outstanding as of
 December 31, 1999 and 1998...........................  15,204,445  13,840,543
General Partner, 196.580 units outstanding as of
 December 31, 1999 and 1998...........................   1,127,770   1,050,569
                                                       ----------- -----------
    Total partners' capital...........................  16,332,215  14,891,112
                                                       ----------- -----------
    Total liabilities and partners' capital........... $22,242,164 $18,265,036
                                                       =========== ===========


        The accompanying notes are an integral part of these statements.

                         TUDOR FUND FOR EMPLOYEES L.P.

                         STATEMENTS OF OPERATIONS

           FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                   1999       1998       1997
                                                ---------- ---------- ----------
REVENUES:
  Net realized trading gain.................... $1,048,971 $3,978,084 $2,719,222
  Change in net unrealized trading gain........     84,556    519,794     72,386
  Interest income..............................    842,756    655,889    571,106
                                                ---------- ---------- ----------
    Total revenues.............................  1,976,283  5,153,767  3,362,714
                                                ---------- ---------- ----------
EXPENSES:
  Brokerage commissions and fees...............    209,689    194,098    188,111
  Management fee...............................    295,771    239,867    218,539
  Incentive fee................................     62,184    402,069    154,270
  Professional fees and other..................    111,279    120,599     88,989
                                                ---------- ---------- ----------
    Total expenses.............................    678,923    956,633    649,909
                                                ---------- ---------- ----------
    Net income................................. $1,297,360 $4,197,134 $2,712,805
                                                ========== ========== ==========
LIMITED PARTNERS' NET INCOME................... $1,220,159 $3,929,937 $2,546,001
GENERAL PARTNER'S NET INCOME...................     77,201    267,197    166,804
                                                ---------- ---------- ----------
    Net income................................. $1,297,360 $4,197,134 $2,712,805
                                                ========== ========== ==========
    Change in Net Asset Value Per Unit......... $   392.72   1,359.22 $   848.53
                                                ---------- ---------- ----------
    Net Income Per Unit........................ $   378.91   1,327.46 $   845.18
                                                ---------- ---------- ----------



        The accompanying notes are an integral part of these statements.

                         TUDOR FUND FOR EMPLOYEES L.P.

                  STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

           FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                            Limited Partners       General Partner                 Net Asset
                         -----------------------  ------------------                 Value
                           Units       Capital     Units   Capital   Total Capital Per Unit
                         ----------  -----------  ------- ---------- ------------- ---------
PARTNERS' CAPITAL,
 January 1, 1997........  2,521.886  $ 7,909,798  196.580 $  616,568  $ 8,526,366  $3,136.46
  Net income............        --     2,546,001      --     166,804    2,712,805
  TIC 401(k) Plan unit
   adjustment (Note 3)..      9.772          --       --         --           --
  Capital
   contributions........    746.608    2,546,367      --         --     2,546,367
  Redemptions........... (1,091.982)  (4,289,851)     --         --    (4,289,851)
                         ----------  -----------  ------- ----------  -----------
PARTNERS' CAPITAL,
 December 31, 1997......  2,186.284  $ 8,712,315  196.580 $  783,372  $ 9,495,687  $3,984.99
                         ----------  -----------  ------- ----------  -----------
  Net income............        --     3,929,937             267,197    4,197,134
  TIC 401(k) Plan unit
   adjustment (Note 3)..     24.416          --       --         --           --
  Capital
   contributions........  1,303.556    5,270,917      --         --     5,270,917
  Redemptions...........   (924.435)  (4,072,626)     --         --    (4,072,626)
                         ----------  -----------  ------- ----------  -----------
PARTNERS' CAPITAL,
 December 31, 1998......  2,589.821  $13,840,543  196.580 $1,050,569  $14,891,112  $5,344.21
                         ----------  -----------  ------- ----------  -----------
  Net income............        --     1,220,159      --      77,201    1,297,360
  TIC 401(k) Plan unit
   adjustment (Note 3)..     14.141          --       --         --           --
  Capital
   contributions........  1,051.500    5,489,765      --         --     5,489,765
  Redemptions........... (1,005.186)  (5,346,022)     --         --    (5,346,022)
                         ----------  -----------  ------- ----------  -----------
PARTNERS' CAPITAL,
 December 31, 1999......  2,650.276  $15,204,445  196.580 $1,127,770  $16,332,215  $5,736.93
                         ==========  ===========  ======= ==========  ===========  =========

       The accompanying notes are an integral part of these statements.

                         TUDOR FUND FOR EMPLOYEES L.P.

                         NOTES TO FINANCIAL STATEMENTS

                     DECEMBER 31, 1999, 1998, AND 1997

1. ORGANIZATION AND BUSINESS

  Tudor Fund For Employees L.P. (the "Partnership") was organized under the Delaware Revised Uniform Limited Partnership Act (the "Act") on November 22, 1989, and commenced trading operations on July 2, 1990. Second Management LLC (the "General Partner") is the general partner of the Partnership. Tudor Investment Corporation ("TIC"), an affiliate of the General Partner, acts as the trading advisor of the Partnership. Ownership of limited partnership units is restricted to either employees of TIC and its principals or its affiliates.

  The objective of the Partnership is to realize capital appreciation through speculative trading of commodity futures, forwards, option contracts and other commodity interests ("commodity interests"). The Partnership will terminate on December 31, 2010 or at an earlier date if certain conditions occur as outlined in the Second Amended and Restated Limited Partnership Agreement dated as of May 22, 1996 (the "Limited Partnership Agreement").

 Duties of the General Partner

  The General Partner acts as the commodity pool operator of the Partnership and is responsible for the selection and monitoring of the commodity trading advisors and the commodity brokers used by the Partnership. The General Partner is also responsible for the performance of all administrative services necessary to the Partnership's operations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Revenue Recognition

  Commodity interests are recorded on the trade date at the transacted contract price and are valued at market or fair value.

 Brokerage Commissions and Fees

  These expenses represent all brokerage commissions, exchange, National Futures Association and other fees incurred in connection with the execution of commodity interests trades. Commissions and fees associated with open commodity interests at the end of the period are accrued.

 Incentive Fee

  The Partnership pays TIC, as trading advisor, an incentive fee equal to 12% of the Net Trading Profits (as defined in the Limited Partnership Agreement) earned as of the end of each fiscal quarter of the Partnership. Effective August 1, 1995, TIC has waived its right to receive an incentive fee attributable to units held at the beginning of each month by the TIC 401(k) Savings and Profit-Sharing Plan (the "TIC 401(k) Plan").

 Management Fee

  The Partnership also pays TIC, for the performance of its duties, a monthly management fee equal to 1/12 of 2% (2% per annum) of the Partnership's net assets (as defined in the Limited Partnership Agreement). Effective August 1, 1995, TIC waived its right to receive a management fee attributable to units held at the beginning of each month by the TIC 401(k) Plan.

 Foreign Currency Translation

  Assets and liabilities denominated in foreign currencies are translated at year-end exchange rates. Gains and losses resulting from foreign currency transactions are calculated using daily exchange rates and are included in the accompanying statements of operations.

                         TUDOR FUND FOR EMPLOYEES L.P.

                     DECEMBER 31, 1999, 1998, AND 1997


 U.S. Government Securities Purchased Under Agreements to Resell

  Securities purchased under agreements to resell are collateralized investment transactions and are carried at the amounts at which the securities will be subsequently resold plus accrued interest, which approximates market value. These transactions are part of the Partnership's operating activities, and it is the policy of the Partnership to take possession or control of all underlying assets and to use such assets as collateral in connection with its trading.

 Due From Brokers

  Due from brokers includes forward contracts pending settlement as well as cash, foreign currencies and margin balances.

 Pending Partner Additions

  Pending partner additions is comprised of cash received prior to year-end for which units were issued on January 1 of the subsequent year. Pending partner additions did not participate in the earnings of the Partnership until the related units were issued.

 Use of Estimates

  The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management believes that the estimates utilized in preparing the financial statements are reasonable and prudent, however, actual results could differ from these estimates.

3. CAPITAL ACCOUNTS

  The minimum subscription amount is $1,000 for new Limited Partners. Additional contributions may be made in increments of $1,000. Both subscriptions and contributions may be made quarterly, at the beginning of the respective month.

  Each partner, including the General Partner, has a capital account with an initial balance equal to the amount such partner paid for its units. The Partnership's net assets are determined monthly, and any increase or decrease from the end of the preceding month is added to or subtracted from the capital accounts of the partners based on the ratio that the balance of each capital account bears in relation to the balance of all capital accounts as of the beginning of the month. The number of units held by the TIC 401(k) Plan will be restated as necessary for management and incentive fees attributable to units held at the beginning of each month by the TIC 401(k) Plan to equate the per unit value of the TIC 401(k) Plan's capital account with the Partnership's per unit value.

4. REDEMPTION OF UNITS

  At each quarter-end, units are redeemable at the discretion of each Limited Partner. Redemption of units in $1,000 increments and full redemption of all units are made at 100% of the net asset value per unit effective as of the last business day of any quarter as defined in the Limited Partnership Agreement. Partial redemptions of units which would reduce the net asset value of a Limited Partner's unredeemed units to less than the minimum investment then required of new Limited Partners or such Limited Partner's initial investment, whichever is less, will be honored only to the extent of such limitation.

                         TUDOR FUND FOR EMPLOYEES L.P.

                     DECEMBER 31, 1999, 1998, AND 1997

5. INCOME TAXES

  No provision for income taxes has been made in the accompanying financial statements. Partners are responsible for reporting income or loss based upon their respective share of revenue and expenses of the Partnership.

6. RELATED PARTY TRANSACTIONS

  The General Partner, due to its relationship with its affiliates and certain other parties, may enter into certain related party transactions.

  Bellwether Partners LLC ("BPL"), a Delaware limited liability company and an affiliate of the General Partner, is the Partnership's primary forward contract counterparty. Effective August 1, 1995, BPL ceased charging commissions for transacting the Partnership's foreign exchange and commodity forward contracts. The Partnership typically has on deposit with BPL, as collateral for forward contracts, up to 5% (15% in 1998) of the Partnership's net assets. During 1999, 1998, and 1997 the Partnership received $30,518, $60,264, and $55,229 in interest income for the amounts on deposit with BPL. At December 31, 1999 and 1998, the amounts on deposit with BPL were $540,796 and $657,501 (including $74,335 and $82,643 in unrealized gains as of December 31, 1999 and 1998).

  Bellwether Futures LLC ("BFL"), a Delaware limited liability company, is an affiliate of the General Partner and is qualified to do business in Illinois. Effective January 1, 1996, BFL ceased collecting give-up fees from the Partnership as compensation for managing the execution of treasury bond futures by floor brokers on the Chicago Board of Trade.

  TIC receives incentive and management fees as compensation for acting as trading advisor (Note 2).

7. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET MARKET RISK AND CONCENTRATION OF CREDIT RISK

  During June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities". The statement requires the Partnership to recognize all derivatives in the statements of financial condition at fair value with adjustments to fair value recorded through income. SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of Effective Date of SFAS No. 133," amended SFAS No. 133 to be effective for fiscal years beginning after June 15, 2000 (January 1, 2001, for entities with calendar-year fiscal years). The Partnership has elected early adoption of SFAS No. 133 and, accordingly, its standards are applied in the accompanying financial statements. The Partnership has always maintained a policy of valuing its commodity interests at market values or estimated fair values and including any unrealized gains and losses in results of operations. Accordingly, the adoption of SFAS No. 133 has not resulted in a valuation or an accounting change in the accompanying financial statements.

  In the normal course of business, the Partnership is a party to a variety of off-balance sheet financial instruments in connection with its trading activities. These activities include the trading of financial futures, forwards, swaps, exchange traded and negotiated over-the-counter options and other commodity interests. These financial instruments give rise to market and credit risk in excess of the amounts recognized in the statements of financial condition. The Partnership is subject to market and credit risk associated with changes in the value of underlying financial instruments, as well as the loss of appreciation on certain instruments, if its counterparties fail to perform.

  TIC takes an active role in managing and controlling the Partnership's market and credit risks and has established formal control procedures that are reviewed on an ongoing basis. TIC attempts to minimize credit risk exposure to trading counterparties and brokers through formal credit policies and monitoring procedures.

                         TUDOR FUND FOR EMPLOYEES L.P.

                     DECEMBER 31, 1999, 1998, AND 1997


  In order to control the Partnership's market exposure, TIC applies risk management guidelines and policies designed to protect the Partnership's capital. These guidelines and policies include quantitative and qualitative criteria for evaluating the appropriate risk levels for the Partnership. TIC's Risk Management Committee, comprised of senior personnel from different disciplines throughout the firm, regularly assesses and evaluates the Partnership's potential exposures to the financial markets based on analysis provided by the Risk Management Department. The Risk Management Department's responsibilities include: focusing on the positions taken in various instruments and markets globally; ascertaining that all such positions are accurately reflected on the Partnership's position reports; and evaluating the risk exposure associated with all of those positions.

  The Partnership uses a statistical technique known as Value at Risk ("VaR") to assist the Risk Management Department in measuring its exposure to market risk related to its trading positions. The VaR model projects potential losses in the portfolio and is based on a methodology which uses a one-year observation period of hypothetical daily changes in trading portfolio value, a one-day holding period and a one standard deviation level. These figures can be scaled up to indicate risk at the 95% or 99% confidence level.

  Cash and due from brokers are due principally from high credit quality international financial institutions.

  Exchange traded futures and option contracts are marked-to-market daily, with variations in value settled on a daily basis with the exchange upon which they are traded and with the futures commission merchant through which the commodity futures and options are executed. Forwards are generally settled with the counterparties two days after the trade date.

  In general, exchange traded futures and option contracts possess low credit risk as most exchanges act as principal to a Futures Commission Merchant ("FCM") on all commodity transactions. Furthermore, most global exchanges require FCMs to segregate client funds to ensure ample customer protection in the event of an FCM's default. The Partnership monitors the creditworthiness of its FCMs and, when deemed necessary, reduces its exposure to these FCMs. The Partnership's credit risk associated with the nonperformance of these FCMs in fulfilling contractual obligations can be directly impacted by volatile financial markets. A substantial portion of the Partnership's open financial futures positions were transacted with major international FCMs. BPL is the Partnership's primary forward contract counterparty (Note 6). Notwithstanding the risk monitoring and credit review performed by TIC with respect to its FCMs and counterparties, including BPL, there is always a risk of nonperformance.

  Generally, financial contracts can be closed out at TIC's discretion. An illiquid or closed market, however, could prevent the closeout of positions.

  TIC has a formal Credit Committee, comprised of senior managers from different disciplines throughout the firm, that meets regularly to analyze the credit risk associated with the Partnership's counterparties, intermediaries and service providers. A significant portion of the Partnership's positions are invested with or held at institutions with high credit standing. TIC establishes counterparty exposure limits and specifically designates which product types are approved for trading.

  The following table summarizes the year-end assets and liabilities at December 31, 1999 and 1998, resulting from unrealized gains and losses on derivative instruments included in the statements of financial condition (000's omitted):

                         TUDOR FUND FOR EMPLOYEES L.P.

                     DECEMBER 31, 1999, 1998, AND 1997


                                                 1999               1998
                                          ------------------ ------------------
                                          Assets Liabilities Assets Liabilities
                                          ------ ----------- ------ -----------
   Exchange traded contracts:
     Interest rate contracts--
       Domestic..........................  $230     $ 12      $ 21     $  3
       Foreign...........................    14      --        521      --
     Foreign exchange contracts--
       Financial futures contracts.......   --       --          2      --
       Forward currency contracts........    64      --         75      --
     Equity index contracts--
       Domestic..........................   --       --         27       17
       Foreign...........................    56        3        24      --
   Over-the-counter contracts:
     Commodity swaps.....................    27      --        --       --
     Equity swaps........................   --         1       --       --
     Interest rate swaps.................   236      --        --       --
   Non-Financial instruments.............   183      --         61      --
                                           ----     ----      ----     ----
                                           $810     $ 16      $731     $ 20
                                           ====     ====      ====     ====

                         TUDOR FUND FOR EMPLOYEES L.P.

                              FINANCIAL STATEMENTS

                           AS OF MARCH 31, 2000

                                  (UNAUDITED)

                         TUDOR FUND FOR EMPLOYEES L.P.

                       STATEMENTS OF FINANCIAL CONDITION

                                                          March 31,   December
                                                            2000      31, 1999
                                                         ----------- -----------
                                                         (unaudited)  (audited)
                        ASSETS
Cash...................................................  $ 2,502,329 $ 4,225,187
U.S. Government securities purchased under agreements
 to resell.............................................   13,700,000  15,600,000
Equity in commodity trading accounts:
  Due from broker......................................    4,335,700   1,622,633
  Net unrealized gain on open commodity interests......      384,064     794,344
                                                         ----------- -----------
    Total equity in commodity trading accounts.........    4,719,764   2,416,977
                                                         ----------- -----------
    Total assets.......................................  $20,922,093 $22,242,164
                                                         =========== ===========
           LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES:
Pending partner additions..............................  $ 2,125,206 $ 3,067,980
Redemptions payable....................................      848,498   2,654,830
Management fee payable.................................       79,391      51,617
Incentive fee payable..................................          --       62,184
Accrued professional fees and other....................       98,732      73,338
                                                         ----------- -----------
    Total liabilities..................................    3,151,827   5,909,949
                                                         ----------- -----------
PARTNERS' CAPITAL:
Limited Partners, 20,000 units authorized and 3,033.657
 and 2,650.276 outstanding at March 31, 2000 and
 December 31, 1999.....................................   16,688,830  15,204,445
General Partner, 196.580 units outstanding at March 31,
 2000 and December 31, 1999............................    1,081,436   1,127,770
                                                         ----------- -----------
    Total partners' capital............................   17,770,266  16,332,215
                                                         ----------- -----------
    Total liabilities and partners' capital............  $20,922,093 $22,242,164
                                                         =========== ===========


        The accompanying notes are an integral part of these statements.

                         TUDOR FUND FOR EMPLOYEES L.P.

                            STATEMENTS OF OPERATIONS

            FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                                  (UNAUDITED)

                                                          March 31,  March 31,
                                                            2000       1999
                                                          ---------  ---------
REVENUES:
Net realized trading gains (losses)...................... $(433,480) $(118,563)
Change in net unrealized trading gains (losses)..........  (430,586)  (627,732)
Interest income..........................................   264,384    197,860
                                                          ---------  ---------
  Total revenues.........................................  (599,682)  (548,435)
EXPENSES:
Brokerage commissions and fees...........................    74,009     78,813
Management fee...........................................    79,391     73,931
Professional fees and other..............................    28,349     27,574
                                                          ---------  ---------
  Total expenses.........................................   181,749    180,318
                                                          ---------  ---------
  Net income(loss)....................................... $(781,431) $(728,753)
                                                          =========  =========
  Limited Partners' Net Income (loss)....................  (735,097)  (685,159)
  General Partners' Net Income (loss)....................   (46,334)   (43,594)
                                                          ---------  ---------
                                                          $(781,431) $(728,753)
                                                          =========  =========
  Changes in Net Asset Value per Unit.................... $ (235.70) $ (221.76)
                                                          =========  =========
  Net Income (loss) per Unit (Note 2).................... $ (230.89) $ (217.66)
                                                          =========  =========


        The accompanying notes are an integral part of these statements.

                         TUDOR FUND FOR EMPLOYEES L.P.

                  STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

 FOR THE PERIOD ENDED MARCH 31, 2000 AND THE YEAR ENDED DECEMBER 31, 1999

                                                                                    Net Asset
                                                                          Total       Value
                             Limited Partners       General Partner      Capital    Per Unit
                          -----------------------  ------------------  -----------  ---------
                            Units       Capital     Units   Capital
                          ----------  -----------  ------- ----------
Partners' Capital,
 January 1, 1999........   2,589.821  $13,840,543  196.580 $1,050,569  $14,891,112  $5,344.21
                          ----------  -----------  ------- ----------  -----------
  Net income............         --     1,220,159      --      77,201    1,297,360
  TIC 401(k) Plan unit
   adjustment (a).......      14.141          --       --         --           --
  Capital
   Contributions........   1,051.500    5,489,765      --         --     5,489,765
  Redemptions...........  (1,005.186)  (5,346,022)     --         --    (5,346,022)
                          ----------  -----------  ------- ----------  -----------
Partners' Capital,
 December 31, 1999 (b)..   2,650.276   15,204,445  196.580  1,127,770   16,332,215   5,736.93
                          ----------  -----------  ------- ----------  -----------
  Net loss..............         --      (735,097)     --     (46,334)    (781,431)
  TIC 401(k) Plan unit
   adjustment (a).......       2.841          --       --         --           --
  Capital
   Contributions........     534.778    3,067,980      --         --     3,067,980
  Redemptions...........    (154.238)    (848,498)     --         --      (848,498)
                          ----------  -----------  ------- ----------  -----------
Partners' Capital, March
 31, 2000 (b)...........   3,033.657  $16,688,830  196.580 $1,081,436  $17,770,266  $5,501.23
                          ==========  ===========  ======= ==========  ===========

-----

(a) See Note 3--Capital Accounts

(b) See Note 4--Redemption of Units

       The accompanying notes are an integral part of these statements.

                         TUDOR FUND FOR EMPLOYEES L.P.

                         NOTES TO FINANCIAL STATEMENTS

                              MARCH 31, 2000
                                  (UNAUDITED)

(1) ORGANIZATION

  Tudor Fund For Employees L.P. (the "Partnership") was organized under the Delaware Revised Uniform Limited Partnership Act (the "Act") on November 22, 1989, and commenced trading operations on July 2, 1990. Second Management LLC (the "General Partner") was the general partner for the Partnership during the quarter ended March 31, 2000 and owned approximately 197 units of general partnership interest. Tudor Investment Corporation ("TIC"), an affiliate of the General Partner, acts as the trading advisor of the Partnership. Ownership of limited partnership units is restricted to either employees of TIC and its principals or its affiliates.

  The objective of the Partnership is to realize capital appreciation through speculative trading of commodity futures, forwards, option contracts and other commodity interests ("commodity interests"). The Partnership will terminate on December 31, 2010 or at an earlier date if certain conditions occur as outlined in the Second Amended and Restated Limited Partnership Agreement, dated as of May 22, 1996 (the "Limited Partnership Agreement").

 Duties of the General Partner

  The General Partner acts as the commodity pool operator for the Partnership and is responsible for the selection and monitoring of the commodity trading advisors and the commodity brokers used by the Partnership. The General Partner is also responsible for the performance of all administrative services necessary to the Partnership's operations.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Accounting Policy

  The financial statements presented have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") and, in the opinion of management of the General Partner, include all adjustments necessary for a fair statement of each period presented.

 Revenue Recognition

  Commodity interests are recorded on the trade date at the transacted contract price and valued at market or fair value.

 Brokerage Commissions And Fees

  These expenses represent all brokerage commissions, exchange, National Futures Association and other fees incurred in connection with the execution of commodity interests trades. Commissions and fees associated with open commodity interests at the end of the period are accrued.

 Incentive Fee

  The Partnership pays TIC, as trading advisor, an incentive fee equal to 12% of the Net Trading Profits (as defined in the Limited Partnership Agreement) earned as of the end of each fiscal quarter of the Partnership. Effective August 1, 1995, TIC waived its right to receive an incentive fee attributable to units held by the TIC 401(k) Savings and Profit-Sharing Plan (the "TIC 401(k) Plan").

                         TUDOR FUND FOR EMPLOYEES L.P.

                              MARCH 31, 2000
                                  (UNAUDITED)

 Management Fee

  The Partnership also pays TIC, for the performance of its duties, a monthly management fee equal to 1/12 of 2% (2% per annum) of the Partnership's Net Assets (as defined in the Limited Partnership Agreement). Effective August 1, 1995, TIC waived its right to receive a management fee attributable to units held by the TIC 401(k) Plan.

 Foreign Currency Translation

  Assets and liabilities denominated in foreign currencies are translated at month-end exchange rates. Gains and losses resulting from foreign currency transactions are calculated using daily exchange rates and are included in the accompanying statements of operations.

 U.S. Government Securities Purchased Under Agreements To Resell

  Securities purchased under agreements to resell are collateralized investment transactions and are carried at the amounts at which the securities will be subsequently resold plus accrued interest, which approximates market value. These transactions are part of the Partnership's operating activities, and it is the policy of the Partnership to take possession or control of all underlying assets and to use such assets as collateral in connection with its trading.

 Pending Partner Additions

  Pending partner additions is comprised of cash received prior to the last day of the quarter for which units were issued on the first day of the subsequent quarter. Pending partner additions did not participate in the earnings of the Partnership until the related units were issued.

 Use of Estimates

  The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management believes that the estimates utilized in preparing the financial statements are reasonable and prudent. However, actual results could differ from these estimates.

 Net Income (loss) Per Unit

  Net income per unit is computed by dividing net income by the monthly average of units outstanding at the beginning of each month.

(3) CAPITAL ACCOUNTS

  The minimum subscription amount is $1,000 for new Limited Partners. Additional contributions may be made in increments of $1,000. Both subscriptions and contributions may be made quarterly, at the beginning of the respective month.

  Each partner, including the General Partner, has a capital account with an initial balance equal to the amount such partner paid for its units. The Partnership's net assets are determined monthly, and any increase or decrease from the end of the preceding month is added to or subtracted from the capital accounts of the partners based on the ratio that the balance of each capital account bears in relation to the balance of all capital accounts as of the beginning of the month. The number of units held by the TIC 401(k) Plan will be restated as

                         TUDOR FUND FOR EMPLOYEES L.P.

                              MARCH 31, 2000
                                  (UNAUDITED)

necessary for management and incentive fees attributable to units held at the beginning of each month by the TIC 401(k) Plan to equate the per unit value of the TIC 401(k) Plan's capital account with the Partnership's per unit value.

(4) REDEMPTION OF UNITS

  At each quarter-end, units are redeemable at the discretion of each Limited Partner. Redemption of units in $1,000 increments and full redemption of all units are made at 100% of the net asset value per unit effective as of the last business day of any quarter as defined in the Limited Partnership Agreement. Partial redemptions of units which would reduce the net asset value of a Limited Partner's unredeemed units to less than the minimum investment then required of new Limited Partners or such Limited Partner's initial investment, whichever is less, will be honored only to the extent of such limitation.

(5) INCOME TAXES

  No provision for income taxes has been made in the accompanying financial statements. Partners are responsible for reporting income or loss based upon their respective shares of revenue and expenses of the Partnership.

(6) RELATED PARTY TRANSACTIONS

  The General Partner, due to its relationship with its affiliates and certain other parties, may enter into certain related party transactions.

  Bellwether Partners LLC ("BPL"), a Delaware limited liability company and an affiliate of the General Partner, is the Partnership's primary forward contract counterparty. Effective August 1, 1995, BPL ceased charging commissions for transacting the Partnership's foreign exchange and commodity forward contracts. The Partnership typically has on deposit with BPL, as collateral for forward contracts, up to 5% (15% in 1998) of the Partnership's net assets.

  Bellwether Futures LLC ("BFL"), a Delaware limited liability company, is an affiliate of the General Partner and is qualified to do business in Illinois. Effective January 1, 1996, BFL ceased collecting give-up fees from the Partnership as compensation for managing the execution of treasury bond futures by floor brokers on the Chicago Board of Trade.

  TIC receives incentive and management fees as compensation for acting as trading advisor (Note 2).

(7) FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND CONCENTRATION OF CREDIT RISK

  During June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities". The statement requires the Partnership to recognize all derivatives in the statements of financial condition at fair value with adjustments to fair value recorded through income. SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of Effective Date of SFAS No. 133," amended SFAS No. 133 to be effective for fiscal years beginning after June 15, 2000 (January 1, 2001, for entities with calendar-year fiscal years). The Partnership has elected early adoption of SFAS No. 133 and, accordingly, its standards are applied in the accompanying financial statements. The Partnership has always maintained a policy of valuing its

                         TUDOR FUND FOR EMPLOYEES L.P.

                              MARCH 31, 2000
                                  (UNAUDITED)

commodity interests at market values or estimated fair values and including any unrealized gains and losses in results of operations. Accordingly, the adoption of SFAS No. 133 has not resulted in a valuation or an accounting change in the accompanying financial statements.

  In the normal course of business, the Partnership is a party to a variety of off-balance sheet financial instruments in connection with its trading activities. These activities include the trading of financial futures, forwards, swaps, exchange traded and negotiated over-the-counter options and the other commodity interests. These financial instruments give rise to market and credit risk in excess of the amounts recognized in the statements of financial condition. The Partnership is subject to market and credit risk associated with changes in the value of underlying financial instruments, as well as the loss of appreciation on certain instruments, if its counterparties fail to perform.

  TIC takes an active role in managing and controlling the Partnership's market and credit risks and has established formal control procedures that are reviewed on an ongoing basis. TIC attempts to minimize credit risk exposure to trading counterparties and brokers through formal credit policies and monitoring procedures.

  In order to control the Partnership's market exposure, TIC applies risk management guidelines and policies designed to protect the Partnership's capital. These guidelines and policies include quantitative and qualitative criteria for evaluating the appropriate risk levels for the Partnership. TIC's Risk Management Committee, comprised of senior personnel from different disciplines throughout the firm, regularly assesses and evaluates the Partnership's potential exposures to the financial markets based on analysis provided by the Risk Management Department. The Risk Management Department's responsibilities include: focusing on the positions taken in various instruments and markets globally; ascertaining that all such positions are accurately reflected on the Partnership's position reports; and evaluating the risk exposure associated with all of those positions.

  The Partnership uses a statistical technique known as Value at Risk ("VaR") to assist the Risk Management Department in measuring its exposure to market risk related to its trading positions. The VaR model projects potential losses in the portfolio and is based on a methodology which uses a one-year observation period of hypothetical daily changes in trading portfolio value, a one-day holding period and one standard deviation level. These figures can be scaled-up to indicate risk exposure at the 95% or 99% confidence level.

  Cash and due from brokers are due principally from high credit quality international financial institutions.

  Exchange traded futures and option contracts are marked-to-market daily, with variations in value settled on a daily basis with the exchange upon which they are traded and with the futures commission merchant through which the commodity futures and options are executed. Forwards are generally settled with the counterparties two days after the trade date.

  In general, exchange traded futures and option contracts possess low credit risk as most exchanges act as principal to a Futures Commission Merchant ("FCM") on all commodity transactions. Furthermore, most global exchanges require FCMs to segregate client funds to ensure ample customer protection in the event of an FCM's default. The Partnership monitors the creditworthiness of its FCMs and, when deemed necessary, reduces its exposure to these FCMs. The Partnership's credit risk associated with the nonperformance of these FCMs in fulfilling contractual obligations can be directly impacted by volatile financial markets. A substantial portion of the Partnership's open financial futures positions were transacted with major international FCMs.

                         TUDOR FUND FOR EMPLOYEES L.P.

                              MARCH 31, 2000
                                  (UNAUDITED)

BPL is the Partnership's primary forward contract counterparty (Note 6). Notwithstanding the risk monitoring and credit review performed by TIC with respect to its FCMs and counterparties, including BPL, there is always a risk of nonperformance.

  Generally, financial contracts can be closed out at TIC's discretion. An illiquid or closed market, however, could prevent the closeout of positions.

  TIC has a formal Credit Committee, comprised of senior managers from different disciplines throughout the firm, that meets regularly to analyze the credit risk associated with the Partnership's counterparties, intermediaries and service providers. A significant portion of the Partnership's positions are invested with or held at institutions with high credit standing. TIC establishes counterparty exposure limits and specifically designates which product types are approved for trading.

  The following table summarizes March 31, 2000 and December 31, 1999 assets and liabilities resulting from unrealized gains and losses on derivative instruments included in the statements of financial condition (000's omitted):

                                             March 31, 2000   December 31, 1999
                                           ------------------ ------------------
                                           Assets Liabilities Assets Liabilities
                                           ------ ----------- ------ -----------
   Exchange Traded Contracts:
    Interest Rate Contracts--
      Domestic............................  $ 41     $--       $230      $12
      Foreign.............................   121       70        14      --
    Foreign Exchange Contracts--
      Forward Currency Contracts..........   --         4        64      --
    Equity Index Contracts--
     Domestic.............................     3      139       --       --
     Foreign..............................   156      --         56        3
   Over-the-Counter Contracts:
     Commodity Swaps......................   204      --         27      --
     Equity Index Swaps...................    39      --        --         1
     Interest Rate Swaps..................   --       --        236      --
   Non-Financial Instruments..............    44       11       183      --
                                            ----     ----      ----      ---
       Total..............................  $608     $224      $810      $16
                                            ====     ====      ====      ===

                             SECOND MANAGEMENT LLC

                              FINANCIAL STATEMENTS

                     AS OF DECEMBER 31, 1999 AND 1998

                         TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Members of Second Management LLC:

  We have audited the accompanying statements of financial condition of Second Management LLC as of December 31, 1999 and 1998, and the related statements of income, changes in members' capital and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Second Management LLC as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ Arthur Andersen LLP

New York, New York

February 7, 2000

                             SECOND MANAGEMENT LLC

                       STATEMENTS OF FINANCIAL CONDITION

                        DECEMBER 31, 1999 AND 1998

                                                             1999       1998
                                                          ---------- ----------
                         ASSETS
Cash..................................................... $      250 $      136
Investment in limited partnership........................  1,127,967  1,050,569
Receivable from affiliates...............................  4,331,741  4,137,938
                                                          ---------- ----------
  Total assets........................................... $5,459,958 $5,188,643
                                                          ========== ==========
            LIABILITIES AND MEMBERS' CAPITAL
Payable to affiliates.................................... $      --  $      625
Accrued expenses.........................................     11,996     40,030
                                                          ---------- ----------
  Total liabilities......................................     11,996     40,655
MEMBERS' CAPITAL.........................................  5,447,962  5,147,988
                                                          ---------- ----------
  Total liabilities and members' capital................. $5,459,958 $5,188,643
                                                          ========== ==========


        The accompanying notes are an integral part of these statements.

                             SECOND MANAGEMENT LLC

                           STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                1999     1998
                                                              -------- --------
REVENUES:
Appreciation of investment in limited partnership............ $ 77,396 $267,194
Interest income from affiliates..............................  333,563  342,345
                                                              -------- --------
  Total revenues.............................................  410,959  609,539
                                                              -------- --------
EXPENSES:
Professional fees............................................   55,465  104,696
Other expenses...............................................   55,520   86,030
                                                              -------- --------
  Total expenses.............................................  110,985  190,726
                                                              -------- --------
  Net income................................................. $299,974 $418,813
                                                              ======== ========


        The accompanying notes are an integral part of these statements.

                             SECOND MANAGEMENT LLC

                   STATEMENTS OF CHANGES IN MEMBERS' CAPITAL

              FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                      Members'
                                                                      Capital
                                                                     ----------
BALANCE, January 1, 1998............................................ $4,729,175
  Net income........................................................    418,813
                                                                     ----------
BALANCE, December 31, 1998.......................................... $5,147,988
  Net income........................................................    299,974
                                                                     ----------
BALANCE, December 31, 1999.......................................... $5,447,962
                                                                     ==========



        The accompanying notes are an integral part of these statements.

                             SECOND MANAGEMENT LLC

                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                             1999       1998
                                                           ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income................................................ $ 299,974  $ 418,813
Non-cash item included in net income--
  Appreciation of investment in limited partnership.......   (77,398)  (267,194)
(Increase) decrease in operating asset--
  Receivables from affiliates.............................  (193,803)  (172,458)
                                                           ---------  ---------
    Net (increase) in operating asset.....................  (193,803)  (172,458)
                                                           ---------  ---------
Increase (decrease) in operating liabilities:
  Payable to affiliates...................................      (625)    (8,506)
  Accrued expenses........................................   (28,034)    29,030
                                                           ---------  ---------
    Net increase (decrease) in operating liabilities......   (28,659)    20,524
                                                           ---------  ---------
    Net cash provided by (used in) operating activities...       114       (315)
                                                           ---------  ---------
    Net increase (decrease) in cash.......................       114       (315)
Cash, beginning of the year...............................       136        451
                                                           ---------  ---------
Cash, end of the year..................................... $     250  $     136
                                                           =========  =========


        The accompanying notes are an integral part of these statements.

                             SECOND MANAGEMENT LLC

                         NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1999 AND 1998

1. ORGANIZATION AND BUSINESS

  Second Management LLC (the "Company"), a Delaware limited liability company, commenced operations on April 4, 1996. The Company is majority-owned by Tudor Group Holdings LLC ("TGH"), a Delaware limited liability company that commenced operations on January 1, 1996. The Company is registered with the Commodity Futures Trading Commission as a Commodity Pool Operator and a Commodity Trading Advisor and is a member of the National Futures Association in such capacities. The Company serves as the general partner of the Tudor Fund for Employees L.P. ("Employee Fund"). The Employee Fund was formed to engage in speculative trading of commodity interests, including futures and forward contracts and options on futures and forward contracts. An affiliate of the Company, Tudor Investment Corporation ("TIC"), functions as the Commodity Trading Advisor for the Employee Fund.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Investment in Limited Partnership

  The investment in the Employee Fund is carried in the accompanying statements of financial condition at fair value based upon the net asset value of the Employee Fund as determined by the Company in its role as general partner.

 Use of Estimates

  Certain estimates, as determined by management, were used in the preparation of these financial statements.

3. INVESTMENT IN LIMITED PARTNERSHIP

  As of December 31, 1999 and 1998, the Company owned 197 general partnership units valued at $1,127,967 and $1,050,569, respectively, which represents approximately 7% of the total net assets of the Employee Fund, respectively.

  The Company participates in the profits and losses of the Employee Fund on a pro-rata (unit for unit) basis with all limited partners. TIC, as the Commodity Trading Advisor for the Employee Fund, receives a 12% incentive fee on new trading profits, as defined, determined quarterly and a 2% management fee per annum.

  The Employee Fund is a party to financial instruments with elements of off-balance sheet credit and market risk in excess of the amounts recognized in the statements of financial condition through its trading of financial futures, forwards and options contracts. Risk to the Employee Fund arises from the possible adverse changes in the market value of such interests and the potential inability of counterparties to perform under the terms of their respective contracts. The risk to the Company, with reference to its general partnership interest in the Employee Fund, may exceed its investment in this partnership. In management's opinion, the settlement of these transactions will not have a material adverse effect on the financial condition of the Company.

4. RELATED PARTY TRANSACTIONS

  From time to time, the Company has advanced funds to Tudor Arbitrage Partners L.P., TGH and Tudor Global Trading LLC in varying amounts and for various periods at rates of interest equal to the prime rate. During the years ended December 31, 1999 and 1998, the Company earned $333,563 and $342,345, respectively, of interest income from these affiliates.

                             SECOND MANAGEMENT LLC

                        DECEMBER 31, 1999 AND 1998

  The Company remunerates TIC on an arm's-length basis for services provided related to general accounting, legal, treasury and technology support and senior management services. For the years ended December 31, 1999 and 1998, the expense relating to these services was $54,000 and $43,000, respectively, and is included in other expenses on the accompanying statements of income.

5. INCOME TAXES

  The Company has not made any provisions for U.S. income tax since it is structured as a limited liability company. For U.S. federal and state tax purposes, a limited liability company is treated as a partnership. Accordingly, the members of the Company are responsible for reporting income or loss based upon their respective shares of the revenues and expenses of the Company.

                             SECOND MANAGEMENT LLC

                        STATEMENT OF FINANCIAL CONDITION

                           AS OF MARCH 31, 2000

                                  (UNAUDITED)

                             SECOND MANAGEMENT LLC

                        STATEMENT OF FINANCIAL CONDITION

                              MARCH 31, 2000
                                  (UNAUDITED)

                               ASSETS
Cash................................................................ $  100,485
Investment in limited partnership...................................  1,081,139
Receivable from affiliate...........................................  4,274,000
Other assets........................................................     47,711
                                                                     ----------
  Total assets...................................................... $5,503,335
                                                                     ==========
                LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Accounts payable.................................................... $   16,247
Payable to affiliate................................................      9,002
                                                                     ----------
  Total liabilities.................................................     25,249
                                                                     ----------
MEMBERS' CAPITAL:                                                     5,478,086
                                                                     ----------
  Total liabilities and members' capital............................ $5,503,335
                                                                     ==========

                             SECOND MANAGEMENT LLC

                   NOTES TO STATEMENT OF FINANCIAL CONDITION

                              MARCH 31, 2000
                                  (UNAUDITED)

(1) ORGANIZATION AND BUSINESS:

  Second Management LLC (the "Company"), a Delaware limited liability company, commenced operations on April 4, 1996. The Company is majority-owned by Tudor Group Holdings LLC, a Delaware limited liability company ("TGH"). The Company is registered with the Commodity Futures Trading Commission as a Commodity Pool Operator and Commodity Trading Advisor and is a member of the National Futures Association in such capacities. The Company serves as the general partner of Tudor Fund For Employees L.P. (the "Employee Fund"). The Employee Fund was formed to engage in speculative trading of commodity interests, including futures and forward contracts and options on futures and forward contracts. Another affiliate of the Company, Tudor Investment Corporation ("TIC"), functions as the Commodity Trading Advisor for the Employee Fund.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Investment In Limited Partnership

  The investment in the Employee Fund is carried in the accompanying statements of financial condition at fair value based upon the net asset value of the Employee Fund as determined by the Company in its role as general partner.

 Use of Estimates

  Certain estimates, as determined by management, were used in the preparation of these financial statements.

(3) INVESTMENT IN LIMITED PARTNERSHIP:

  As of March 31, 2000, the Company owned 197 general partnership units valued at $1,081,139 which represents approximately 6% of the total net assets of the Employee Fund, respectively.

  The Company participates in the profits and losses of the Employee Fund on a pro-rata (unit for unit) basis with all limited partners. TIC, as the commodity trading advisor for the Employee Fund, receives a 12% incentive fee on new trading profits determined quarterly and a 2% management fee per annum.

  The Employee Fund is a party to financial instruments with elements of off-balance sheet credit and market risk in excess of the amounts recognized in the statements of financial condition through its trading of financial futures, forwards and options contracts. Risk to the Employee Fund arises from the possible adverse changes in the market value of such interests and the potential inability of counterparties to perform under the terms of their respective contracts. The risk to the Company, with reference to its general partnership interest in the Employee Fund, may exceed its investment in this partnership. In management's opinion, the settlement of these transactions will not have a material adverse effect on the financial condition of the Company.

(4) RELATED PARTY TRANSACTIONS:

  From time to time, the Company has advanced funds to Tudor Arbitrage Partners L.P., TGH and Tudor Global Trading LLC in varying amounts and for various periods at rates of interest equal to the prime rate.

  The Company remunerates TIC on an arm's length-basis for services provided related to general accounting, legal, treasury and technology support and senior management services.

                           SECOND MANAGEMENT LLC

           NOTES TO STATEMENT OF FINANCIAL CONDITION (Continued)

                              MARCH 31, 2000

                                (UNAUDITED)

(5) INCOME TAXES:

  The Company has not made any provisions for U.S. income tax since it is structured as a limited liability company. For U.S. federal and state tax purposes, a limited liability company is treated as a partnership. Accordingly, the members of the Company are responsible for reporting income or loss based upon their respective shares of the revenues and expenses of the Company.

                                                                       EXHIBIT A



                         TUDOR FUND FOR EMPLOYEES L.P.


                          SECOND AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT


                           DATED AS OF MAY 22, 1996


                               TABLE OF CONTENTS

1.      Name; Formation...............................................................  A-1
2.      Offices.......................................................................  A-2
3.      Business......................................................................  A-2
4.      Term; Dissolution.............................................................  A-3
        (a) Term......................................................................  A-3
        (b) Dissolution...............................................................  A-3
5.      Fiscal Year...................................................................  A-3
6.      General Partner's Net Worth.................................................... A-4
7.      Capital Contributions.........................................................  A-4
8.      Allocation of Profits and Losses; Accounting; Related Matters.................  A-8
        (a)     Capital Accounts......................................................  A-8
        (b)     Monthly Allocations...................................................  A-8
        (c)     Allocation of Profit and Loss for Federal Income Tax Purposes.........  A-9
        (d)     Definitions; Accounting............................................... A-11
        (e)     Expenses and Limitations Thereof...................................... A-12
        (f)     Limited Liability of Limited Partners................................. A-13
        (g)     Lender as Partner..................................................... A-15
        (h)     Return of Limited Partners' Capital Contributions..................... A-15
        (i)     Distributions......................................................... A-15
        (j)     General Partner as Limited Partner.................................... A-15
9.      Management.................................................................... A-15
        (a) Management of Partnership................................................. A-15
        (b) Trading Policies.......................................................... A-18
        (c) Additional Obligations and Responsibilities of General Partner............ A-19
10.     Audits; Reports to Limited Partners........................................... A-22
11.     Transfer and Redemption of Units.............................................. A-23
        (a) Transfer.................................................................. A-23
        (b) Redemption................................................................ A-25
12.     Mandatory Redemption.......................................................... A-26
13.     Admission of Additional Partners.............................................. A-27
14.     Special Power of Attorney..................................................... A-27
15.     Withdrawal of Partners........................................................ A-28
        (a) Withdrawal of General Partner............................................. A-28
        (b) Withdrawal of Limited Partners............................................ A-28
16.     No Personal Liability for Return of Capital................................... A-29

17.     Standard of Liability; Indemnification........................................ A-29
        (a) Standard of Liability..................................................... A-29
        (b) Indemnification by Partnership............................................ A-29
        (c) Affiliate................................................................. A-31
        (d) Indemnification by Partners............................................... A-31
18.     Amendments; Meetings; Voting.................................................. A-31
        (a)     Amendments and Actions With Consent of General Partner................ A-31
        (b)     List of Partners; Meetings............................................ A-32
        (c)     Amendments and Actions Without Consent of General Partner............. A-32
        (d)     Actions Without Meeting............................................... A-33
        (e)     Amendments to Certificate of Limited Partnership...................... A-33
19.     Governing Law................................................................. A-33
20.     Miscellaneous................................................................. A-34
        (a) Priority Among Limited Partners........................................... A-34
        (b) Notices................................................................... A-34
        (c) Binding Effect.............................................................A-34
        (d) Captions.................................................................. A-34
Annex A --  Request for Redemption.................................................... A-36

                         TUDOR FUND FOR EMPLOYEES L.P.

           SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

        This Second Amended and Restated Limited Partnership Agreement (this "Agreement") of TUDOR FUND FOR EMPLOYEES L.P. (the "Partnership") made as of May 22, 1996 by and among Second Management LLC, a Delaware limited liability company (the "General Partner"), and the other parties who have heretofore executed or who shall hereafter execute this Agreement (whether in counterpart, by separate instrument, or otherwise) and who have heretofore been admitted or who shall be hereafter admitted to the Partnership as limited partners in accordance with the provisions hereof, and whose names and addresses have heretofore or shall hereafter, upon such admission, be added to the books and records of the Partnership (collectively, including any Plan Investor Partners (as defined in Section 7), the "Limited Partners"; the General Partner and the Limited Partners may be referred to herein individually as a "Partner", and collectively as the "Partners");

                                  WITNESSETH:

        WHEREAS, the Partnership has heretofore been formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act") for the purpose of speculative trading in commodity interest contracts (as defined in Section 3) pursuant to a Limited Partnership Agreement dated as of November 22, 1989 as amended and restated as of July 1, 1995 (the "Prior Limited Partnership Agreement");

        WHEREAS, the General Partner continues to desire to make an investment vehicle available to (i) persons who are employees of the General Partner, any of its present or future affiliated entities, or their successors or assigns,
(ii) such entities themselves, and (iii) such other individuals and entities as the General Partner in its sole discretion may determine; and

        WHEREAS, the Partners desire to amend and restate the Prior Limited Partnership Agreement in its entirety as set forth herein;

        NOW, THEREFORE, the parties hereto do hereby agree as follows.

1. NAME; FORMATION.

        The parties heretofore formed and have operated, and hereby agree to continue, the Partnership as a limited partnership under and pursuant to the Partnership Act. The name of the Partnership shall remain TUDOR FUND FOR EMPLOYEES L.P. or such other name, to the extent permitted by the Partnership Act, as the General Partner shall hereafter designate in writing to the Limited Partners. The General Partner heretofore executed and filed in the Office of the Secretary of State of the State of Delaware a Certificate of Limited Partnership (the "Certificate of Limited Partnership") in accordance with the Partnership Act, and shall execute, file, record, and publish as appropriate such amendments to this Agreement, the Certificate of Limited Partnership, assumed name certificates, and other documents as shall be necessary or advisable as determined by the General Partner to comply with the law of any jurisdiction. Each Limited Partner shall furnish to the General Partner a power of attorney and such additional information as is required from such Partner to complete such documents, and shall execute and cooperate in the filing, recording, or publishing of such documents at the request of the General Partner.

2. OFFICES.

        The principal office of the Partnership is One Liberty Plaza, 51st Floor, New York, New York 10006, or such other place as the General Partner may in its sole discretion designate from time to time.

        The address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or such other registered office or agent or address as the General Partner may in its sole discretion designate from time to time.

3. BUSINESS.

        The Partnership's business and purpose is to engage in any lawful act or activity for which a limited partnership may be organized under the Partnership Act, including without limitation primarily to trade, buy, sell (including to sell short), spread, swap, acquire, hold, dispose of, and deal in, commodities, currencies, futures contracts, forward contracts, foreign exchange commitments, currency exchanges, money market instruments, debt obligations and other instruments issued or guaranteed by sovereigns, governments, and supranationals and their bodies, agencies, instrumentalities, authorities, and similar issuers, bonds, debentures, notes, bills, commercial paper, repurchase and reverse repurchase agreements, standby purchase and sale agreements, financial instruments, investment contracts, investment agreements, certificates of interest, securities interests, securities of and interests in other corporations, companies, partnerships, trusts, and other entities and vehicles, swaps, swaptions, caps, floors, straddles, and collars, derivative and hybrid transactions and instruments (however designated), options on and in respect of any of the foregoing, and rights and interests in respect of, pertaining to, and in connection with, any of the foregoing, on or off exchanges and markets, in publicly offered and private placement transactions, on spot, current, future, forward, and when-issued start, delivery, settlement, and optional commitment bases, on secured and unsecured bases, and on margin, collateral, and partial and full payment bases (herein referred to collectively as "commodity interest contracts"). The objective of the Partnership's business is and shall be appreciation of its assets through speculative trading of commodity interest contracts.

4. TERM; DISSOLUTION.


        (a) TERM. The term of the Partnership commenced on November 22, 1989 upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware pursuant to the Partnership Act, and shall end upon the first to occur of the following: (i) December 31, 2010; (ii) the receipt by the General Partner of a notice setting forth an election to dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the Units of Limited Partnership Interest in the Partnership ("Units of Limited Partnership Interest" or "Units") then owned by Limited Partners, which notice shall be delivered to the General Partner at least 90 days prior to the effective date of such dissolution; (iii) the withdrawal, insolvency, termination, dissolution, or liquidation of the General Partner and of any successor entity thereof, unless the business of the Partnership shall be continued by any new, remaining, or successor general partner(s) in accordance with Sections 15(a) and 18; (iv) the Partners terminate the Partnership in accordance with Section 18; (v) a decline in the Net Asset Value of a Unit (as defined in Section 8(d)(ii)) as of the end of any calendar month to less than $500; (vi) a decline in the Partnership's aggregate Net Assets (as defined in Section 8(d)(i)) as of the end of any calendar month to less than $125,000;
(vii) a determination by the General Partner in its sole discretion either that the Partnership's assets in relation to its operating expenses make it unreasonable or imprudent to continue the business of the Partnership, or that the General Partner no longer desires to make available the Partnership to, or to operate the Partnership for, the persons permitted to become Limited Partners pursuant to this Agreement; (viii) upon the enactment of any law or the adoption of any rule, regulation, policy, or guideline by any regulatory authority having jurisdiction over the Partnership which shall make it unlawful, unreasonable, or imprudent in the sole discretion of the General Partner for the principal business of the Partnership to be continued; or (ix) the occurrence of any event requiring termination of the Partnership.

        (b) DISSOLUTION. Upon the occurrence of an event causing the termination of the Partnership, the Partnership shall terminate and be dissolved. Dissolution, payment of creditors, and distribution of the Partnership's Net Assets shall be effected as soon as practicable in accordance with the Partnership Act, except that the General Partner and each Limited Partner (and any assignee) shall share in the Net Assets of the Partnership pro rata in accordance with such Partner's respective capital account less any amount owing by such Partner (or assignee) to the Partnership.

        Nothing contained in this Agreement shall impair, restrict, or limit the rights and powers of the Partners under the Partnership Act or the law of any other jurisdiction in which the Partnership shall be conducting business to reform and reconstitute themselves as a limited partnership either under terms identical to those set forth herein or any other terms which they shall deem appropriate following the dissolution of the Partnership.

5. FISCAL YEAR.

        The fiscal year of the Partnership begins on January 1st of each year and ends on the following December 31st of such year.

6. GENERAL PARTNER'S NET WORTH.

        So long as it shall remain the sole general partner of the Partnership, the General Partner shall maintain at all times its "Net Worth" at an amount not less than 10% of the total contributions to the Partnership by all Partners. For the purposes of this Section 6, Net Worth shall be calculated in accordance with United States generally accepted accounting principles applied on a consistent basis, except as specified otherwise in this Section 6, with all current assets based on their then current market values. Interests owned by the General Partner in the Partnership, notes and accounts receivable from and payable to any partnership in which the General Partner has an interest, interests owned by the General Partner in any other partnership, secured or unsecured notes of creditworthy obligors (including notes receivable from the General Partner's "affiliates", as such term is defined in Regulation S-X of the rules and regulations of the Securities and Exchange Commission (the "SEC")), and letters of credit shall be included as assets in calculating Net Worth, and liabilities subordinated to the claims of general creditors shall be included in calculating Net Worth.

        The General Partner shall not be a general partner of any limited partnership other than the Partnership unless, at all times when it shall be the sole general partner of the Partnership and the general partner of any such other limited partnership, its Net Worth shall be at least equal to the Net Worth required by the preceding paragraph.

        The requirements of the preceding two paragraphs may be modified by the General Partner at its sole option and without notice to or consent of the Limited Partners, provided that the General Partner shall first obtain a written opinion of legal counsel that such proposed modification shall not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, shall not adversely affect the status of the Limited Partners as limited partners under the Partnership Act, and shall not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder.

7. CAPITAL CONTRIBUTIONS.

        The General Partner heretofore contributed $1,000 in cash to the capital of the Partnership, and the Partnership issued to the General Partner one Unit of General Partnership Interest in the Partnership ("Unit of General Partnership Interest"). The net asset value of a Unit of General Partnership Interest has at all times been and shall at all times be equivalent to the Net Asset Value of a Unit of Limited Partnership Interest. At the Initial Closing (as defined below in this Section 7), the General Partner contributed to the Partnership such additional amount of cash as was necessary to make the General Partner's aggregate capital contribution equal to the greater of (a) $200,000 or (b) the sum of (i) the lesser of $100,000 or 3% of the first $10,000,000 in aggregate capital contributions to the Partnership by all Partners and (ii) 1% of the aggregate capital contributions to the Partnership by all Partners in excess of $10,000,000. In return for such additional capital contribution, the Partnership issued to the General Partner additional Units of General Partnership Interest, each of which had an initial net asset value equivalent to the initial Net Asset Value of a Unit of Limited

Partnership Interest. As may be required as additional Limited Partners are admitted to the Partnership at Periodic Closings (as defined below in this Section 7) or otherwise, the General Partner shall at all times maintain its interest in the Partnership at no less than the amount required above. However, the General Partner may maintain its interest in the Partnership at less than the amount required above so long as it shall first obtain a written opinion of legal counsel that such proposed action shall not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, shall not adversely affect the status of the Limited Partners as limited partners under the Partnership Act, and shall not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder. Notwithstanding the foregoing, the General Partner, in its sole discretion, may withdraw any excess above its required interest in the Partnership without notice to or approval by the Limited Partners. In addition, the General Partner, in its sole discretion, may contribute any greater amounts to the Partnership for which the Partnership shall issue to the General Partner additional Units of General Partnership Interest based upon the Net Asset Value of a Unit of Limited Partnership Interest at the time of such contribution.

        Interests in the Partnership, other than the Units of General Partnership Interest issuable to the General Partner, are Units of Limited Partnership Interest, or Units. The initial Limited Partner heretofore contributed $1,000 in cash to the capital of the Partnership, and the Partnership issued to the initial Limited Partner one Unit. At the Initial Closing, the initial Limited Partner redeemed his one Unit and received $1,000 therefor (without interest), withdrew from the Partnership, and had no further rights or obligations as a Limited Partner except to the extent he has otherwise subscribed for Units. The remaining Partners consented to the withdrawal of the initial Limited Partner.

        The General Partner, on behalf of the Partnership, has heretofore entered and may in the future enter into a selling agreement (a "Selling Agreement") with one or more brokers, dealers, or banks, whether or not affiliated with the General Partner or any of its Affiliates (as defined in Section 17(c)) (each a "Selling Agent"), as described in the Prospectus (as defined below in this Section 7). Pursuant to a Selling Agreement, a Selling Agent may select such additional selling agents ("Additional Selling Agents") as the Selling Agent in its sole discretion may determine. In accordance with the terms of a Selling Agreement and the Prospectus, the Partnership, through a Selling Agent and any Additional Selling Agents, shall offer Units and fractions of Units (to the fourth decimal place) for sale solely and exclusively to (i) persons who are employees of the General Partner, Tudor Investment Corporation, a Delaware corporation and an Affiliate of the General Partner ("TIC"), any of their present and future affiliated entities, and their successors and assigns,
(ii) the General Partner, TIC, any of their present and future affiliated entities, and their successors and assigns, and (iii) such other individuals and entities as the General Partner in its sole discretion may determine, all as provided in this Agreement and in the Prospectus.

        At an initial closing held on July 2, 1990 (the "Initial Closing"), the Partnership issued and sold 421 Units at a price equal to $1,000 per Unit to each subscriber whose subscription was accepted by the General Partner ($421,000 in the aggregate).

        The Partnership, through the Selling Agents and any Additional Selling Agents, continues (in the sole discretion of the General Partner) to offer for sale Units and fractions of Units (to the fourth decimal place) at prices per Unit, in such minimum amounts, for such periods of time, and on such terms and conditions as the General Partner determines in its sole discretion. The continuing offering of Units shall continue until the maximum number of registered Units (including any newly-registered Units or any Units offered and sold pursuant to exemptions from the registration or qualification requirements of applicable securities laws) shall have been sold, unless the General Partner in its sole discretion shall sooner withdraw or otherwise discontinue the continuing offering. The Partnership generally issues and sells Units at closings ("Periodic Closings") held as of the first day of each calendar quarter. Notwithstanding the foregoing, the General Partner may hold Periodic Closings at such other times as it shall determine in its sole discretion. The initial Periodic Closing during the continuing offering was held as of August 1, 1990. At each Periodic Closing, the Partnership issues and sells Units to each subscriber whose subscription is accepted by the General Partner at a price per Unit determined by the General Partner in its sole discretion; provided, however, that the sale price per Unit shall not at any time be less than 100% of the Net Asset Value of a Unit as of the date of the applicable Periodic Closing at which such Unit is sold.

        At any time and from time to time, Units may be subscribed for, in the sole discretion of the General Partner, by corporate pension and profit sharing plans, 401(k) plans, Keogh plans for self-employed individuals (including partners), simplified employee pension plans, individual retirement accounts, and other employee benefit plans, whether or not maintained in the United States and whether or not subject to the Internal Revenue Code of 1986 as amended (the "Code") or the Employee Retirement Income Security Act of 1974 as amended ("Plan Investors"), including without limitation Plan Investors owned, sponsored by, or affiliated with the General Partner, TIC, any of their present or future affiliated entities, or their successors or assigns. The General Partner shall only accept subscriptions for Units from Plan Investors to the extent that the value of each such subscription, when aggregated with the capital accounts and subscriptions for Units of all other Plan Investors, shall be less than 25% of the aggregate value of all outstanding Units after giving effect to such subscriptions, and if such subscriptions shall be otherwise timely submitted with good funds and in the proper form as described in this Agreement, the Prospectus, and any subscription documentation. Plan Investors whose subscriptions are accepted by the General Partner shall become Limited Partners and "Plan Investor Partners" upon their admission to the Partnership.

        At any time and from time to time, Units may be subscribed for by the General Partner, its present and future affiliated entities, and its successors and assigns. Subscriptions for Units by such persons or any other person shall not preclude them from receiving compensation from the Partnership for services rendered by them in their respective capacities as other than Limited Partners.

        All subscriptions for Units shall be irrevocable. The General Partner may in its sole discretion reject any subscription in whole or in part at any time prior to the acceptance thereof. No subscriber for Units shall become a Limited Partner until the General Partner shall accept such subscriber's subscription at a Periodic Closing, shall execute this Agreement on behalf of such subscriber pursuant to the power of attorney in
Section 14, and shall make an entry in the books and records of the Partnership reflecting that such subscriber has been admitted as a Limited Partner. Accepted subscribers shall be deemed Limited Partners at such time as their admission shall be reflected in the books and records of the Partnership.

        In connection with the Partnership's offering of Units as described in the "Prospectus" (which term shall mean the Partnership's prospectus and disclosure document and amendments and supplements thereto, including those constituting a part of the Partnership's registration statements under the Securities Act of 1933 as amended (the "Securities Act")) relating to the offering of Units or any other or subsequent prospectus and disclosure document used from time to time in the offering of Units, the General Partner, on behalf of the Partnership, shall: (a) cause to be filed (i)) one or more registration statements and such amendments thereto as the General Partner shall deem advisable or as may be required by applicable law, rules, or regulations with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD") for the registration and public offering of Units in the United States of America and other jurisdictions, and
(ii) one or more Prospectuses included in such registration statements and amendments and supplements thereto with the Commodity Futures Trading Commission (the "CFTC") and the National Futures Association (the "NFA"); (b) qualify Units for sale under the securities or Blue Sky laws of such states of the United States of America or other jurisdictions as the General Partner shall in its sole discretion deem advisable; (c) make other arrangements for the offering and sale of Units as the General Partner shall in its sole discretion deem necessary or appropriate, including but not limited to engaging Selling Agents and Additional Selling Agents for Units on such terms as the General Partner may determine in its sole discretion and agree upon with such agents, and effecting the offering and sale of Units pursuant to exemptions from the registration or qualification requirements of applicable securities laws; and (d) take such action with respect to the matters described in clauses (a), (b), and (c) of this paragraph as the General Partner shall deem advisable or necessary.

        All Units subscribed for shall be issued subject to the collection of good funds. If at any time good funds representing payment for Units shall not be made available to the Partnership because a subscriber shall have provided a bad check or draft, other uncollectible item, or otherwise, the General Partner shall cancel the Units issued to such subscriber represented by such item, and the subscriber's name shall be removed as a Limited Partner from the books and records of the Partnership. Any losses or profits sustained by the Partnership in connection with the Partnership's business allocable to such canceled Units shall be deemed an increase or decrease in Net Assets and allocated among the remaining Partners as described in Section 8. Each Limited Partner shall reimburse the Partnership for any expense and loss (including any trading loss) incurred in connection with the issuance and cancellation of any Units issued to such Partner.

        Capital contributions to the Partnership shall be made upon execution, acknowledgment, and delivery of documents in form and substance satisfactory to the General Partner in its sole discretion.

        No additional contributions of capital shall be required of any Limited Partner during the term of the Partnership. The aggregate of all capital contributions shall be available to the Partnership to carry on its business, and no interest shall be paid by the Partnership on any such contribution.

        The General Partner is authorized, in its sole discretion at any time and from time to time, to terminate and discontinue any offering of Units, in whole or in part or in respect of any particular jurisdiction.

8. ALLOCATION OF PROFITS AND LOSSES; ACCOUNTING; RELATED MATTERS.

        (a) CAPITAL ACCOUNTS. A capital account shall be established for each Partner. The initial balance of each Partner's capital account shall be the amount of his initial capital contribution to the Partnership.

        (b) MONTHLY ALLOCATIONS. As of the close of business (as determined by the General Partner in its sole discretion) on the last day of each calendar month during each fiscal year of the Partnership, the following determinations and allocations shall be made:

                (i) the Partnership's Net Assets, before accrual of management fees and incentive fees payable to any Affiliate of the General Partner since the next previous determination of Net Assets, shall be determined ("Adjusted Net Assets");

                (ii) any increase or decrease in Adjusted Net Assets as compared to the next previous determination of Net Assets shall then be credited or charged to the capital accounts of the Partners in the ratio that the balance of each Partner's capital account bears to the balance of all Partners' capital accounts;

                (iii) any accrued management fees payable to any Affiliate of the General Partner and any accrued incentive fees payable to any Affiliate of the General Partner shall then be charged to the capital accounts of the Partners other than Plan Investor Partners in the ratio that the balance of each such Partner's capital account bears to the balance of all Partners' capital accounts other than Plan Investor Partners' capital accounts;

                (iv) the number of Units held by each Plan Investor Partner shall then be restated to equate the per Unit value of a Plan Investor Partner's capital account with the per Unit value of the non-Plan Investor Partners' capital accounts, by increasing the number of Units held by a Plan Investor Partner by a number of Units equal to (aa) the product of (1) the number of Units held by all Partners other than the Plan Investor Partners and (2) the ratio of the balance of such Plan Investor Partner's capital account to the aggregate balance of all non-Plan Investor Partners' capital accounts, divided by (bb) the number of Units then held by such Plan Investor Partner; and

                (v) the amount of any distribution to a Partner, any amount paid to a Partner on redemption of Units, and any amount paid to the General Partner upon withdrawal of its interest in the Partnership shall then be charged to that Partner's capital account.

        (c) ALLOCATION OF PROFIT AND LOSS FOR FEDERAL INCOME TAX PURPOSES. As of the end of each calendar month of the Partnership, the Partnership's recognized profit and loss shall be allocated among the Partners pursuant to the following subparagraphs for United States federal income tax purposes (with any allocation of recognized gains or recognized losses consisting of pro rata shares of each item of capital or ordinary gain or loss).

                (i) Any management fees payable to any Affiliate of the General Partner and any incentive fees payable to any Affiliate of the General Partner shall be allocated pro rata among the Units of Partners other than the Plan Investor Partners based on such Units outstanding as of the beginning of the month in which such items accrued.

                (ii) With the exception of items allocated pursuant to subparagraph (i) above, items of ordinary income (such as interest) and ordinary expense shall be allocated pro rata among the Units of Partners based on such Units outstanding as of the beginning of the month in which the items of ordinary income and ordinary expense accrued.

                (iii) Net recognized capital gain or loss from the Partnership's trading activities shall be allocated as follows.

                        (aa) For the purpose of allocating the Partnership's net
                realized capital gain and loss among the Partners, there shall be established an allocation account with respect to each outstanding Unit. The initial balance of each allocation account shall be the amount paid by the Partner for the Unit. The initial balance of the allocation account of any Unit created pursuant to the Unit restatement provision in Section 8(b)(iv) shall be equal to a pro rata portion of the aggregate allocation accounts of the other Units owned by the relevant Plan Investor Partner immediately prior to such Unit restatement, and the allocation accounts of such pre-existing Units held by such Plan Investor Partner shall be correspondingly reduced pro rata. Allocation accounts shall be adjusted as of the end of each month as follows:

                                (1) each allocation account shall be increased
                        by the amount of income and gain which shall have been allocated to the Partner who holds the Unit pursuant to subparagraph (c)(ii) above and subparagraph (bb) below;

                                (2) each allocation account shall be decreased
                        by the amount of expense and loss which shall have been allocated to the Partner who holds the Unit pursuant to subparagraphs (c)(i) and (c)(ii) above and subparagraph
                        (dd) below and by the amount
                        of any distribution which shall have been received by the Partner with respect to the Unit (other than on redemption of the Unit); and

                                (3) when a Unit shall be redeemed, the
                        allocation account with respect to such Unit shall be eliminated.

                        (bb) Net recognized capital gain realized on or prior to
                the date a Partner redeems a Unit shall be allocated to such redeeming Partner up to the excess, if any, of the amount received upon redemption of the Unit over the allocation account attributable to the redeemed Unit. In the event the aggregate amount of net capital gain available to be allocated pursuant to this subparagraph (bb) shall be less than the aggregate amount of capital gain required to be so allocated, (1) the aggregate amount of available capital gain shall be allocated among all such Partners in the ratio which each such Partner's excess bears to the aggregate excess of all such Partners, and (2) each Partner who has not been allocated the full amount of net recognized capital gain required to be allocated pursuant to the first sentence of this subparagraph (bb) shall be allocated, after any allocations required by the first sentence of this subparagraph (bb) in respect of Partners who redeem Units on subsequent redemption dates, net capital gain realized after such Partner's date of redemption up to the amount of any such deficiency.

                        (cc) Net recognized capital gain remaining after the
                allocation thereof pursuant to subparagraph (bb) above shall be allocated next among all Partners whose capital accounts shall be in excess of their Units' allocation accounts (after the adjustments in subparagraph (bb) above) in the ratio that each such Partner's excess shall bear to all such Partners' excesses. In the event that gain to be allocated pursuant to this subparagraph (cc) shall be greater than the excess of all such Partners' capital accounts over all such allocation accounts, the excess gain shall be allocated among all Partners in the ratio that each Partner's capital account shall bear to all Partners' capital accounts.

                        (dd) Net recognized capital loss realized on or prior to
                the date a Partner redeems a Unit shall be allocated to such redeeming Partner up to the excess, if any, of the allocation account attributable to the redeemed Unit over the amount which shall have been received upon redemption of the Unit. In the event the aggregate amount of net capital loss available to be allocated pursuant to this subparagraph (dd) shall be less than the aggregate amount of net capital loss required to be so allocated, (1) the aggregate amount of available capital loss shall be allocated among all such Partners in the ratio which each such Partner's excess bears to all such Partners' excesses, and (2) each Partner who has not previously been allocated the full amount of net recognized capital loss required to be allocated pursuant to the first sentence of this subparagraph (dd) shall be allocated, after any allocations required by the first sentence of this subparagraph
                (dd) in respect of Partners who redeem Units on subsequent redemption dates, net capital loss realized after such Partner's date of redemption up to the amount of any such deficiency.

                        (ee) Net recognized capital loss remaining after the
                allocation thereof pursuant to subparagraph (dd) above shall be allocated next among all Partners whose Units' allocation accounts shall be in excess of their capital accounts (after the adjustments in subparagraph (dd) above) in the ratio that each such Partner's excess shall bear to all such Partners' excesses. In the event that loss to be allocated pursuant to this subparagraph (ee) shall be greater than the excess of all such allocation accounts over all such Partners' capital accounts, the excess loss shall be allocated among all Partners in the ratio that each Partner's capital account shall bear to all Partners' capital accounts.

        (iv) The tax allocations prescribed by this Section 8(c) shall be made to each holder of a Unit, whether or not the holder is a substituted Limited Partner. In the event that a Unit shall have been transferred pursuant to
Section 11(a), the allocations prescribed by this Section 8(c) shall be made with respect to such Unit without regard to the transfer, except that in the month of transfer the allocations prescribed by this Section 8(c) shall be divided between the transferor and the transferee based on the number of calendar days each held the transferred Unit during such month. For purposes of this Section 8(c), tax allocations shall be made to the General Partner's Units of General Partnership Interest on a Unit of Limited Partnership Interest-equivalent basis.

        (v) The allocation of profit and loss for federal income tax purposes set forth in this Section 8(c) is intended to allocate taxable profits and losses among Partners generally in the ratio and to the extent that net profit and net loss shall be allocated to such Partners under Section 8(b), so as to eliminate to the extent possible any disparity between a Partner's capital account and his allocation account, consistent with the principles set forth in
Section 704 of the Code and the regulations promulgated thereunder.

        (d) DEFINITIONS; ACCOUNTING.

                (i) The Partnership's "Net Assets" shall mean the total assets of the Partnership (including but not limited to all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open commodity interest contract positions and all other assets of the Partnership) less the total liabilities of the Partnership (including but not limited to legal, accounting, and auditing fees, organizational and offering expenses, brokerage commissions and fees and other transaction costs, management fees and incentive fees payable to trading advisors, and extraordinary expenses, whether incurred or accrued), determined in accordance with the principles specified in this Section 8(d)(i) or, where no principle is specified, in accordance with United States generally accepted accounting principles consistently applied under the accrual basis of accounting. The market value of a commodity interest contract traded on a United States exchange or market shall mean the settlement price on the exchange or market on which such contract is traded by the Partnership on the day with respect to which Net Assets shall be determined; provided, however, that if a commodity interest contract could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange or market upon which such contract was traded or otherwise, the settlement price on the first subsequent day on which such contract could have been liquidated shall be the market value of such contract for such day. The market value of a forward contract, a futures contract traded on a foreign exchange or market, a swap contract, or other off-exchange contract, instrument, or transaction shall mean its market value as determined by the General Partner in its sole discretion on a basis consistently applied.

        (ii) The "Net Asset Value" of a Unit shall mean the Net Assets allocated to capital accounts represented by Units of Limited Partnership Interest divided by the number of such Units outstanding on the date of calculation; and the "Net Asset Value" of a Unit of General Partnership Interest shall mean the Net Assets allocated to capital accounts represented by Units of General Partnership Interest divided by the number of such Units of General Partnership Interest outstanding at the time of calculation.

        (e) EXPENSES AND LIMITATIONS THEREOF. The General Partner, out of its own funds, heretofore paid all of the costs incurred in connection with the organization of the Partnership and the initial offering of Units. Such costs included all expenses incurred during the initial offering in connection with and directly and indirectly relating to the formation, qualification, and registration of the Partnership and the Units, the preparation of any registration statements and Prospectuses relating to the Partnership and the Units, and the offering, distribution, and processing of the Units under applicable federal, state, and foreign law, including but not limited to legal, accounting, and auditing fees, printing costs, filing fees, escrow fees, sales and marketing expenses, and other related expenses. The General Partner also heretofore paid and shall continue to pay the costs of printing and mailing registration statements, Prospectuses, and reports for solicitation purposes, and the costs of preparing such registration statements and Prospectuses.

        The Partnership heretofore paid and shall continue to pay its ordinary operating expenses, including expenses for services provided by third parties (whether or not affiliated with the General Partner or any of its Affiliates) selected by the General Partner. Such expenses shall include without limitation management fees and incentive fees, legal, accounting, auditing, escrow, recordkeeping, administration, computer, research, and clerical fees and expenses, expenses incurred in preparing reports and tax information to Limited Partners and regulatory authorities, expenses of printing and mailing registration statements, Prospectuses, and reports to Limited Partners (but not for solicitation purposes), expenses for specialized administrative services, other printing and duplication expenses, other mailing costs, and filing fees. The Partnership shall also be obligated to pay any extraordinary expenses it may incur. The General Partner shall not be reimbursed by the Partnership for any costs incurred by it relating to office space, equipment, and staff necessary for the Partnership's operations and administration of the sale and redemption of Units.

        The Partnership shall also pay any taxes and all expenses incurred in connection with its trading activities, including but not limited to all margins, option premiums, brokerage, floor, exchange, clearing, clearinghouse, principal, and NFA commissions and fees, other transaction costs and expenses, delivery, insurance, and storage expenses, costs of transmission equipment for trading activities, and related expenses.

        Appropriate reserves may, in the sole discretion of the General Partner, be created, accrued, and charged against the Partnership's assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner.

        If the Partnership shall be deemed to be an entity separately subject to federal, state, local, or foreign income tax (whether or not such tax shall be payable or shall have been paid by the Partnership or the General Partner, although the General Partner shall not be obligated to do so), each Limited Partner (or assignee, if any) shall be liable for and shall pay to the Partnership or the General Partner any income taxes due and payable or paid to such jurisdiction, within ten days after the General Partner's request therefor, in an amount equal to the ratio by which the number of Units held by each Limited Partner (or assignee) shall bear to the number of Units held by all Limited Partners as of the close of business (as determined by the General Partner in its sole discretion) on the last day of the period for which such tax shall have been assessed. Alternatively, if the Partnership and/or the General Partner shall have paid any such tax out of its/their own funds (although the General Partner shall not be obligated to do so), upon a distribution of funds to a Limited Partner (or assignee) or a redemption of Unit by a Limited Partner (or assignee), all amounts of such taxes may be deducted from the proceeds from such distribution or redemption and reimbursed to the Partnership and/or the General Partner.

        (f) LIMITED LIABILITY OF LIMITED PARTNERS. Each Unit, when issued to a Partner, shall be fully paid and nonassessable. A Limited Partner's capital contribution shall be subject to the risks of the Partnership's business. However, except as provided otherwise in this Agreement, the General Partner shall be liable for all debts, losses, and other obligations of the Partnership to the extent that the Partnership's assets (which shall include amounts contributed by Limited Partners and paid out in distributions, redemptions, or otherwise to them together with interest thereon, but shall not include any right of contribution from the General Partner except to the extent previously made by it in accordance with this Agreement) shall be insufficient to discharge such debts, losses, and other obligations.

        Except as provided otherwise in this Agreement, no Limited Partner shall be liable for the Partnership's debts, losses, or other obligations in excess of his unredeemed capital contribution and undistributed profits, if any; provided, however, that if the Partnership shall be unable to pay its debts, losses, and other obligations, a Limited Partner may be required to repay to the Partnership amounts which shall have been paid to him in compliance with the Partnership Act, other applicable laws, rules, and regulations, and this Agreement and amounts which shall have been paid to him in violation of the Partnership Act, other applicable law, rule, or regulation, or this Agreement by way of redemption, distribution, or otherwise, together with interest thereon which shall represent a return of capital and which shall be necessary to discharge the Partnership's liability to creditors who shall have extended credit to the Partnership during the period in which the capital contribution shall have been held by the Partnership. The Partnership shall make a claim against a Limited Partner with respect to amounts of his capital distributed to him, received by him upon redemption of Units, or otherwise paid to him in compliance with the Partnership Act, other applicable laws, rules, and regulations, and this Agreement only within one year following the date that such payments shall have been made to him or on his behalf (or to the extent provided otherwise under the Partnership Act or other applicable law, rule, or regulation) and only if the assets of the Partnership (which shall include amounts contributed by Limited Partners and paid out in distributions, redemptions, or otherwise to them together with interest thereon, but shall not include any right of contribution from the General Partner except to the extent previously made by it in accordance with this Agreement) shall be insufficient to discharge the liabilities of the Partnership which shall have arisen prior to the payment of such amounts. The Partnership shall make a claim against a Limited Partner with respect to amounts of his capital distributed to him, received by him upon redemption of Units, or otherwise paid to him in violation of the Partnership Act, other applicable law, rule, or regulation, or this Agreement only within six years following the date that such payments shall have been made to him (or to the extent provided otherwise under the Partnership Act or other applicable law, rule, or regulation) and only if the assets of the Partnership (which shall include amounts contributed by Limited Partners and paid out in distributions, redemptions, or otherwise to them together with interest thereon, but shall not include any right of contribution of the General Partner except to the extent previously made by it in accordance with this Agreement) shall be insufficient to discharge the liabilities of the Partnership which shall have arisen prior to the payment of such amounts.

        In addition to the foregoing, Limited Partners may incur liability, for which there shall be no limitation thereon: (i) if a Limited Partner fails to provide good funds as payment for his Units and such Partner's Units shall be canceled by the Partnership and losses or expenses shall be incurred as a result thereof as provided in Section 7; (ii) if the Partnership shall be deemed an entity separately subject to federal, state, local, or foreign taxes, with Partners bearing such tax liability pro rata in accordance with the respective capital accounts of the Partners as provided in Section 8(e); (iii) if the Partnership shall be required to withhold tax on certain income of the Partnership allocable to a Partner (or assignee thereof) or the Partnership as provided in Section 9(c); (iv) if a Limited Partner is required to indemnify the Partnership in accordance with Section 17(d); or (v) if the subscription documentation delivered by a Limited Partner in connection with his purchase of Units shall contain any misstatements or omissions.

        (g) LENDER AS PARTNER. No creditor who shall make a loan to the Partnership may have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profits, capital, or property of the Partnership, other than as a secured creditor or other than as a result of the exercise of the rights thereof.

        (h) RETURN OF LIMITED PARTNERS' CAPITAL CONTRIBUTIONS. Except to the extent that a Limited Partner shall have the right to withdraw capital through redemption of Units in accordance with Section ll(b), no Limited Partner shall have any right to demand the return of his capital contribution and any profits added thereto except upon termination and dissolution of the Partnership. No Partner shall be paid interest on any capital contribution to the Partnership or on such Partner's capital account. In no event shall a Limited Partner be entitled to demand or receive from the Partnership property other than cash. No Partner shall have the right to bring an action for partition against the Partnership.

        (i) DISTRIBUTIONS. The General Partner shall have sole discretion in determining the amount and frequency of distributions (other than on voluntary redemption of Units), if any, the Partnership shall make to its Partners; provided, however, that no Partner shall receive a distribution to the extent that, after giving effect to such distribution, all liabilities of the Partnership (other than liabilities to Partners on account of their Partnership interests) shall exceed the fair market value of the Partnership's assets. All distributions shall be pro rata in accordance with the respective capital accounts of the Partners.

        If, pursuant to applicable law, the Partnership shall have been required to pay or withhold tax on certain income of the Partnership allocable to a Limited Partner (or assignee thereof) and the Partnership and/or the General Partner shall have paid out of its/their own funds such tax in accordance with Sections 8(e) or 9(c) (although the General Partner shall not be obligated to do so), upon a distribution to such Limited Partner (or assignee) all amounts of such taxes may be deducted from the amount of such distribution and reimbursed to the Partnership and/or the General Partner.

        (j) GENERAL PARTNER AS LIMITED PARTNER. The General Partner shall also be a Limited Partner to the extent that the General Partner purchases Units of Limited Partnership Interest or purchases or becomes a transferee of all or any part of the Units held by a Limited Partner, and to such extent shall be treated in all respects as a Limited Partner and the consent of Limited Partners to such transfer to a General Partner shall not be required.

9. MANAGEMENT.

        (a) MANAGEMENT OF PARTNERSHIP. Except as provided otherwise in this Agreement, the General Partner, to the exclusion of the Limited Partners, shall conduct and manage the business of the Partnership, including without limitation the investment of the Partnership's assets and the negotiation, execution, delivery, and performance of agreements necessary or desirable to carry out the purposes, business, and objectives of the Partnership, and otherwise effectuate the provisions of this Agreement. No Limited Partner, in its/his capacity as such, shall have the power to transact business for, represent, act for, sign for, or bind the General Partner or the Partnership. Except as provided otherwise in this Agreement, no Limited Partner, in its/his capacity as such, shall be entitled to any salary, draw, or other compensation from the Partnership on account of any investment in the Partnership. Each Limited Partner shall furnish to the General Partner such information as may be determined by the General Partner to be required or appropriate for the Partnership to open and maintain accounts with brokerage firms for the purpose of the Partnership's trading activities.

        In addition to and not in limitation of any rights and powers conferred by law or by this Agreement and except as limited, restricted, or prohibited by this Agreement, the General Partner shall have and may exercise, for and on behalf of the Partnership, and the Limited Partners, all powers and rights necessary, proper, convenient, and advisable to effectuate and carry out the purposes, business, and objectives of the Partnership, and shall have and possess the same rights and powers as a general partner in a partnership without limited partners formed under the law of the State of Delaware.

        The General Partner shall have fiduciary responsibility for the safekeeping of all of the funds and assets of the Partnership, whether or not in the General Partner's immediate possession or control. Except as provided otherwise in this Agreement, the General Partner shall neither employ nor permit another person to employ the Partnership's funds or assets in any manner other than for the benefit of the Partnership.

        The General Partner, for and on behalf of the Partnership, may retain one or more trading advisors (which may include officers, employees, and Affiliates of the General Partner or of its Affiliates, or the General Partner itself) to make trading decisions for the Partnership, and may delegate complete trading discretion to such advisor or advisors; provided, however, that the General Partner may override any trading instructions which it in its sole discretion shall determine to be in violation of any trading policy of the Partnership or as or to the extent necessary to fund distributions or redemptions, to effect the allocation or reallocation of the Partnership's assets among trading advisors if more than one trading advisor shall be retained by the General Partner, or to pay the Partnership's expenses; and provided further that the General Partner may make trading decisions at any time at which a trading advisor for the Partnership shall become incapacitated or unavailable or some other emergency shall arise as a result of which such advisor shall be unable or unwilling to act or no trading advisor shall then be retained by the Partnership and the General Partner shall not have yet retained a successor trading advisor. Notwithstanding the foregoing, the General Partner may consult with and receive recommendations from its Affiliates and their employees regarding the allocation and reallocation of assets among and the retention and termination of trading advisors for the Partnership; provided, however, that the General Partner in its sole discretion and judgment shall be responsible for making all final determinations regarding such matters.

        The General Partner, on behalf of the Partnership, shall be authorized and directed: (i) to enter into the advisory agreement with TIC described in the Prospectus and to cause the Partnership to pay TIC the fees described in the Prospectus and in such advisory agreement; (ii) to modify (including changing the form and amount of compensation and other arrangements and terms) or terminate such advisory agreement in its sole discretion in accordance with the terms of such agreement, and to employ from time to time other trading advisors for the Partnership (which may include officers, employees, and Affiliates of the General Partner or of its Affiliates, or the General Partner itself) pursuant to advisory agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership and consistent with applicable laws, rules, and regulations, which terms may include provision for the payment of a fixed management fee and/or an incentive fee to new or replacement trading advisors, and any such incentive fee may be based upon trading profits which shall be earned by such trading advisors irrespective of whether such profits shall exceed trading losses which shall have been previously incurred or shall be concurrently incurred by other trading advisors or by the Partnership as a whole; (iii) to enter into a customer agreement with Bellwether Partners LLC, a Delaware limited liability company and an Affiliate of the General Partner ("BPL"), as described in the Prospectus; (iv) to enter into customer agreements with such futures commission merchants, introducing brokers, clearing brokers, floor brokers, foreign exchange brokers and dealers, broker-dealers, and brokerage firms as described in the Prospectus; (v) to cause the Partnership to pay BPL and such other brokers, dealers, and firms the commissions, fees, charges, mark-ups, and other transaction costs as described in the Prospectus and in the agreements with such persons or as agreed upon from time to time between the General Partner and BPL and such other brokers, dealers, and firms;
(vi) to modify (including changing the form and amount of compensation and other arrangements and terms) and terminate such customer agreements in the sole discretion of the General Partner in accordance with the terms of such agreements; (vii) to employ from time to time other futures commission merchants, clearing brokers, introducing brokers, floor brokers, foreign exchange brokers and dealers, broker-dealers, and brokerage firms (which may include Affiliates of the General Partner or of its Affiliates, or the General Partner itself) pursuant to agreements having such terms and conditions and providing for such term and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership; and (viii) in furtherance of the Partnership's trading activities, purposes, business, and objectives, to provide guarantees, indemnities, margin, collateral, undertakings, credit support and enhancement, and similar assurances to banks, financial institutions, counterparties, brokers, dealers, customers, and other persons (including but not limited to BPL, other Affiliates of the General Partner, principals, stockholders, directors, officers, or employees of the General Partner or any of its Affiliates, or partnerships, corporations, companies, trusts, or other entities for which the General Partner or any of its Affiliates acts as general partner, operator, sponsor, or advisor or otherwise manages or controls ("Interested Persons")) with regard to obligations incurred by futures commission merchants, clearing brokers, introducing brokers, floor brokers, foreign exchange brokers and dealers, broker-dealers, and brokerage firms employed by the Partnership or its counterparties or agents or employed by other persons (including but not limited to Interested Persons), and to enter into related agreements (including but not limited to contribution, indemnity, margin, collateral, credit support and enhancement, and other similar agreements with Interested Persons), it being understood and agreed that, pursuant to such guarantees, arrangements, and agreements, the Partnership may make and take actual physical delivery of the items underlying commodity interest contracts, may be subject to risks of defaults and failures and other risks, and may be liable (primarily, secondarily, or contingently) for the obligations of other persons (including but not limited to Interested Persons), provided in each such case that the General Partner shall first determine in its sole discretion that such guarantees, arrangements, and agreements may result in better trade execution or pricing or increased confidentiality with respect to the Partnership's trading activities or is otherwise beneficial to the Partnership.

        The General Partner shall review from time to time, and at least once a year, the commission rates and other transaction fees charged to the Partnership. Based upon such review, comparisons to the commission rates and fees charged by other major futures commission merchants, introducing brokers, clearing brokers, floor brokers, foreign exchange brokers and dealers, broker-dealers, and brokerage firms for similar services rendered to accounts the size and type of the partnership's account, the General Partner's knowledge of the reasonableness of commission rates generally, the trading volume of the Partnership, and the circumstances of the Partnership, the General Partner shall ensure that the rates and fees being charged to the Partnership are reasonable and competitive in relation to rates and fees charged by other brokers and dealers for similar services to entities comparable in size and trading activity to the Partnership.

        (b) TRADING POLICIES. The General Partner shall require the Partnership's trading advisors to follow, and shall monitor their compliance with, such trading policies as the General Partner may determine in its sole discretion from time to time, as well as the following trading policies.

            (i) The Partnership shall not borrow or lend money to any Partner or other person, except that the foregoing shall not prohibit: (aa) depositing margin and collateral with respect to the initiation and maintenance of commodity interest contract positions; (bb) obtaining and utilizing lines of credit and settlement and delivery lines for the trading of forward contracts, currency contracts, swaps, and related contracts and entering into guarantees, arrangements, and agreements in connection therewith; or (cc) guaranteeing obligations of any person or entering into any other arrangement or agreement contemplated by clause (viii) of the fifth paragraph of Section 9(a).

           (ii) The Partnership shall not permit "churning" of its assets.

          (iii) The Partnership shall not employ the trading technique commonly known as "pyramiding", in which the speculator uses unrealized profits on existing positions in a given commodity interest contract due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related commodity interest contract. However, open trade equity may be taken into account when determining the size of positions to be taken in all commodity interest contracts, and the Partnership may add to existing commodity interest contract positions in its portfolio provided that such action shall be consistent with the foregoing restriction.

        The General Partner shall not approve any material change in the foregoing three trading policies without obtaining prior written approval of Limited Partners owning more than 50% of the Units then owned by Limited Partners.

        (c) ADDITIONAL OBLIGATIONS AND RESPONSIBILITIES OF GENERAL PARTNER. The General Partner shall take such other actions as it may deem necessary or desirable in its sole discretion to manage the business of the Partnership, including but not limited to: (i) entering into, executing, delivering, and maintaining contracts and agreements, including without limitation account opening agreements and documents, applications, subscriptions, investment letters, investment agreements, management agreements, advisory agreements, powers of attorney, trading and investment authorizations, appointments of agents, purchase agreements, sale agreements, brokerage and clearing agreements, margin agreements, escrow agreements, custody agreements, solicitation agreements, swap agreements, collateral, pledge, and security agreements, financing statements, assignments, guarantees, indemnities, contribution agreements, keep-well agreements, credit support and enhancement agreements, incumbency certificates, confirmations, underwriting and selling agreements, consulting agreements, letters of liquidation, arbitration agreements, hedging certifications and agreements, risk disclosure statements, give-up agreements, disclosure documents, settlement agreements, court, arbitration, and regulatory authority agreements, applications, certifications, documents, and instruments, authorizations to close accounts, authorizations to transfer funds, securities, commodities, currencies, and other property, and any and all other instruments,
(ii) doing and performing all such things as shall be in furtherance of the Partnership's purposes or necessary or appropriate for the conduct of the Partnership's business, including without limitation opening, maintaining, and closing brokerage accounts, clearing accounts, mutual fund accounts, bank accounts, margin, collateral, and security accounts, escrow accounts, custodial accounts, and other accounts; (iii) transferring the care and custody of securities, commodities, currencies, and funds to banks, brokers, dealers, clearing agencies, custodians, and other depositories and agents pursuant to bank, brokerage, clearing, safekeeping, custody, escrow, and other arrangements;
(iv) making withdrawals, transfers, payments, and additions of funds, securities, commodities, currencies, and other property and instruments from and to said accounts; (v) collecting and receiving confirmation statements, statements of account, reports, and other communications from brokers, dealers, counterparties, banks, agents, mutual funds, custodians, and agents; (vi) making, executing, certifying, signing, endorsing, pledging, hypothecating, and delivering checks, drafts, notes, acceptances, bills of exchange, deposits, bills of lading, warehouse receipts, letters of credit, lines of credit, and negotiable instruments; (vii) depositing, withdrawing, paying, retaining, and distributing the Partnership's assets in any manner consistent with this Agreement; (viii) investing and directing the investment and reinvestment of assets of the Partnership; (ix) paying and authorizing the payment of distributions to Partners and expenses of the Partnership; and (x) preparing and filing in a timely manner all reports, filings, and registrations which shall be required from time to time by applicable legal, governmental, and regulatory authorities.

        The Partnership's assets are and shall be deposited with such banks, futures commission merchants, clearing brokers, foreign exchange brokers and dealers, broker-dealers, brokerage firms, custodians, and/or other depositories as the General Partner in its sole discretion may determine from time to time, and such assets shall be used for the Partnership's trading. The General Partner shall endeavor to place as much of the Partnership's assets as is practicable in governmental debt securities and other interest-bearing securities, investments, and accounts for the account of the Partnership or otherwise arrange for interest and other amounts to be credited to such assets. The Partnership shall receive all interest income and other amounts earned on such securities, investments, and accounts.

        The General Partner shall make any and all elections on behalf of the Partnership under the Code and any other applicable federal, state, local, or foreign tax law as the General Partner shall determine to be in the best interests of the Partnership. The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof any federal, state, local, or foreign tax returns which shall be required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership; provided, however, that the General Partner shall not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership shall in good faith and by appropriate legal proceedings be contesting the validity, applicability, or amount of such tax without materially endangering any rights or interests of the Partnership.

        The General Partner shall be authorized to perform all duties imposed by Sections 6221 through 6232 of the Code on the General Partner as "tax matters partner" of the Partnership, including but not limited to (i) conducting all audits and other administrative proceedings with respect to Partnership tax items; (ii) extending the statute of limitations for all Limited Partners with respect to Partnership tax items; (iii) filing petitions with appropriate federal courts for review of final Partnership administrative adjustments; and
(iv) entering into a settlement with the Internal Revenue Service on behalf of and binding upon those Limited Partners having less than a 1% interest in the Partnership, unless a Limited Partner shall have notified the Internal Revenue Service and the General Partner that the General Partner shall not act on such Partner's behalf. The General Partner shall be authorized to retain and compensate attorneys, accountants, and auditors to assist the General Partner in carrying out its obligations as tax matters partner.

        If, pursuant to applicable law, the Partnership shall be required to withhold tax on certain income of the Partnership allocable to a Partner (or assignee thereof), whether or not such tax shall be payable or shall have been paid by the Partnership or the General Partner (although the General Partner shall not be obligated to do so), each Limited Partner (or assignee, if any) shall be liable for and shall pay to the Partnership or the General Partner such amount of tax, within ten days after the General Partner's request therefor. Alternatively, if the Partnership and/or the General Partner shall have paid any such tax out of its/their own funds (although the General Partner shall not be obligated to do so), upon a distribution of funds to such Partner (or assignee) or a redemption of Units by such Partner (or assignee), all amounts of such taxes may be deducted from the proceeds from such distribution or redemption and reimbursed to the Partnership and/or the General Partner.

        The General Partner shall keep at the principal office of the Partnership such books and records relating to the business of the Partnership (including subscription documentation and records necessary to substantiate that Units were sold to subscribers for whom such securities were suitable at the time of purchase) as the General Partner deems necessary or advisable in its sole discretion or as shall be required by applicable regulatory authorities. To the extent required by CFTC regulations and for any purpose related to a Limited Partner's interest as a limited partner in the Partnership, such books and records shall be available to a Limited Partner or his authorized attorney or agent for inspection and copying during normal business hours of the Partnership, and upon request the General Partner shall send copies of the same to any Limited Partner upon payment by him of reasonable reproduction and distribution costs. A Limited Partner shall give the General Partner at least 24 hours' prior written notice for such inspection and copying by such Partner or his authorized attorney or agent. Any subscription documentation shall be retained by the Partnership for not less than six years.

        The General Partner shall submit to any state securities or Blue Sky authority any information required to be filed with such authority, including without limitation reports and statements required to be distributed to Limited Partners.

        Except as provided or permitted otherwise in this Agreement or with the approval of the General Partner and in accordance with applicable laws, rules, and regulations, no person shall receive, directly or indirectly, any advisory, management, or incentive fee for investment advice furnished to the Partnership who shall also share or participate in brokerage, floor, exchange, clearing, clearinghouse, or principal commissions or fees paid by the Partnership, and no broker or dealer for the Partnership shall pay, directly or indirectly, rebates or give-ups to the General Partner or any other trading advisor for the Partnership. Such prohibitions shall not be circumvented by any reciprocal business arrangements. Assets of the Partnership shall not be commingled with assets of any other person. The Partnership's deposit of margin, collateral, and assets with banks, futures commission merchants, clearing brokers, foreign exchange brokers or dealers, broker-dealers, brokerage firms, custodians, escrow agents, or other depositories and the segregation of any such amounts by such persons in accordance with CFTC regulations, and the Partnership's entry into, and performance under, any guarantee, arrangement, or other agreement contemplated by clause (viii) of the fifth paragraph of Section 9(a) shall not constitute commingling.

        The General Partner shall devote such time and resources to the Partnership's business and affairs as it in its sole discretion shall deem necessary or advisable to effectively manage the Partnership. Subject to Section 6, any Partner or affiliate of any Partner may engage in or possess any interest in other business ventures of any kind, nature, or description, independently or with others, whether such ventures are competitive with the Partnership or otherwise. Neither the Partnership nor any Partners shall have any rights or obligations by virtue of this Agreement or the partnership relationship created hereby in or to such other ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper, and no Partner shall be required to refrain from any other venture or disgorge any profits derived from any other venture.

        The General Partner may, consistent with applicable laws, rules, and regulations, engage and compensate, on behalf of the Partnership and from the Partnership's funds, such persons and entities (including attorneys, accountants, and auditors, persons and entities affiliated with the General Partner, and officers, employees, and Affiliates of the General Partner) as the General Partner in its sole discretion shall deem necessary or advisable for the conduct and operation of the business of the Partnership.

        The General Partner in its sole discretion shall prosecute, defend, settle, or compromise actions or claims at law or in equity at the Partnership's expense as may be necessary or proper to enforce or protect the Partnership's interests. The General Partner shall satisfy any judgment, decree, or decision of any court or governmental or regulatory authority or any settlement of any suit or claim prior to judgment or final decision thereon, first out of any insurance proceeds available therefor, next out of the Partnership's assets, and thereafter out of the General Partner's assets.

        Persons dealing with the General Partner shall not be required to determine its authority to make any undertaking on behalf of the Partnership, nor to determine any fact or circumstances bearing upon the existence of its authority.

10. AUDITS; REPORTS TO LIMITED PARTNERS.

        The Partnership's books shall be audited annually by an independent public accounting firm selected by the General Partner in its sole discretion. The General Partner shall use its best efforts to cause each Partner to receive:
(a) within 90 days after the close of each fiscal year of the Partnership a certified annual report containing audited financial statements (including a statement of income and a statement of financial condition) of the Partnership for the fiscal year last ended, prepared in accordance with generally accepted accounting principles applied on a consistent basis and accompanied by a report of the accounting firm which audited such statements, and such other information as the CFTC and the NFA from time to time shall require in annual reports; (b) within 90 days after the close of each fiscal year of the Partnership such tax information relating to the Partnership as shall be necessary for such Partner to complete such Partner's federal income tax return; (c) within 30 days after the close of each calendar month, such financial and other information with respect to the Partnership as the CFTC and the NFA from time to time shall require in monthly reports (including without limitation a statement showing the individual and aggregate amounts of fees, compensation, brokerage commissions and fees, and other expenses and costs paid by the Partnership); and (d) at such times as shall be necessary or advisable in the General Partner's sole discretion, such other information as the CFTC and the NFA from time to time shall require under the Commodity Exchange Act as amended to be given to participants in commodity pools.

        If any of the following events occurs, notice of such event shall be mailed to each Limited Partner within seven business days after the occurrence of such event: (i) any amendment to this Agreement which shall have been made in accordance with
Section 18; (ii) a decrease in the Net Asset Value of a Unit to or below 50% of the Net Asset Value for the fiscal year-end most recently reported to Limited Partners; (iii) any change in general partners; or (iv) any change in the Partnership's fiscal year. Such notice shall describe any voting rights of the Limited Partners as set forth in Section 18.

        The approximate Net Asset Value of a Unit shall be determined daily by the General Partner, and the most recent approximate Net Asset Value shall be promptly supplied in writing to any Limited Partner after the General Partner shall have received a written request therefor from such Partner.

11. TRANSFER AND REDEMPTION OF UNITS.

        (a) TRANSFER. A Limited Partner may transfer, assign, pledge, or encumber his Units only as provided in this Section 11(a). A Limited Partner may transfer, assign, pledge, or encumber his Units solely and exclusively to or for the benefit of (i) another person who is an employee of the General Partner, TIC, any of their present or future affiliated entities, or their successors or assigns, (ii) the General Partner, TIC, any of their present or future affiliated entities, or their successors or assigns, or (iii) such other person or entity as the General Partner in its sole discretion may determine. A Limited Partner may not make a partial transfer, assignment, pledge, or encumbrance of his Units which would reduce the Net Asset Value of the Units retained by such Partner (after giving effect to such transfer, assignment, pledge, or encumbrance) to less than the amount of the minimum investment required by the Partnership of new Limited Partners at the time of such transfer, assignment, pledge, or encumbrance, and any proposed partial transfer, assignment, pledge, or encumbrance, if permitted under this Agreement, shall be honored only to the extent it complies with such limitation. No transferee, assignee, pledgee, or secured creditor of Units may become a substituted Limited Partner unless the General Partner first consents to such substitution in writing, which consent the General Partner may withhold in its sole discretion. Notwithstanding the foregoing, the General Partner may in its sole discretion waive any of the foregoing restrictions and limitations.

        Any transfer, assignment, pledge, or encumbrance of Units which shall be permitted hereunder shall be effective as of the close of business (as determined by the General Partner its sole discretion) on the last day of the calendar month in which such transaction shall have occurred; provided, however, that the Partnership need not recognize any transfer, assignment, pledge, or encumbrance until the General Partner shall have received at its principal office at least 30 days' prior written notice of such proposed transaction from the transferring Limited Partner. Such notice shall be signed by the transferring Limited Partner and shall set forth the name, residence address, and social security or taxpayer identification number of the proposed transferee, assignee, pledgee, or secured creditor, the number of Units that shall be proposed to be transferred, assigned, pledged, or encumbered, and a certification that the proposed transferee, assignee, pledgee, or secured creditor is a person permitted to own and hold Units as provided in the first paragraph of this Section ll(a). The transferring Limited Partner's signature shall be guaranteed by a commercial bank which is a member of the Federal Deposit Insurance Corporation, a trust company, or a member of either a United States registered national securities exchange or the NASD, other than a sole proprietor. The guarantees shall be signed by an authorized signatory of the bank, trust company, or member firm, and "Signature Guaranteed" shall appear with the signature. Signature guarantees by savings banks, savings and loan associations, and notaries public shall not be accepted. Signature guarantees may be waived by the General Partner in its sole discretion. The General Partner may request further documentation from entities, executors, administrators, trustees, or guardians. Prior to the General Partner's actual receipt at its principal office of the foregoing notice from a Limited Partner, the General Partner shall be entitled to recognize the exclusive right of the person registered in the Partnership's books and records as the owner of Units, and shall not be liable for any actions taken by it in reliance upon the Partnership's books and records (including transmitting reports, tax information, and notices as provided under Section 10, reporting tax information to governmental and regulatory authorities, and making distributions).

        No transfer, assignment, pledge or encumbrance of Units shall be permitted unless the General Partner shall be satisfied that such transaction:
(i) shall not involve a transfer, assignment, pledge, or encumbrance to or for the benefit of a minor or incompetent, or a person who shall be insolvent after such transaction, or a person who is not permitted to own and hold Units as provided in the first paragraph of this Section ll(a); (ii) shall not violate this Section 11(a); (iii) shall not violate the Partnership Act; (iv) shall not violate the Securities Act, any applicable state securities or Blue Sky laws, or any applicable foreign laws; (v) shall not adversely affect the classification of the Partnership as a partnership for federal income tax purposes; or (vi) shall not adversely affect the status of Limited Partners as limited partners under the Partnership Act. Any such purported or attempted transfer, assignment, pledge, or encumbrance in violation of the preceding provisions shall be null, void, and ineffectual, and need not be recognized by the Partnership.

        A Limited Partner who shall transfer, assign, pledge, or encumber his Units shall remain liable to the Partnership as provided under the Partnership Act, regardless of whether his transferee, assignee, pledgee, or creditor shall become a substituted Limited Partner. Any transferee, assignee, pledgee, or creditor of Units who shall not have been admitted to the Partnership as a substituted Limited Partner shall not have any of the rights of a Limited Partner, except that such person shall receive that share of capital and profits and shall have that right of redemption to which his transferor, assignor, pledgor, or debtor shall have been entitled, and shall remain subject to the other terms of this Agreement binding upon Limited Partners. A Limited Partner shall bear all costs (including attorneys', accountants', and other fees) related to a transfer, assignment, pledge, or encumbrance of his Units.

        If a transferee, assignee, pledgee, or creditor shall become a substituted Limited Partner in accordance with this Section 11(a), the General Partner shall be authorized to execute, file, record, and publish, for and on behalf of the Partnership and each Partner, such amendments to this Agreement and the Certificate of Limited Partnership as may be necessary or desirable to reflect such substitution. No transferee, assignee, pledgee, or creditor shall become a Limited Partner until the General Partner shall execute this Agreement on behalf of such person pursuant to the power of attorney in Section 14 and shall make an entry in the books and records of the Partnership reflecting that such person has been admitted as a Limited Partner. Such person shall be deemed a Limited Partner at such time as such admission shall be reflected in the books and records of the Partnership.

        (b) REDEMPTION. Except as provided otherwise below in this Section 1l(b), a Limited Partner (or any assignee thereof) may withdraw, effective as of the last day of any calendar quarter, all or a portion of such Partner's unredeemed capital contribution and undistributed profits, if any, by requiring the Partnership to redeem all or a portion of such Partner's Units at 100% of the Net Asset Value thereof, reduced as hereinafter described (such withdrawal being herein referred to as "Redemption"); provided, however, that (i) a Limited Partner may only redeem Units (or fractions thereof) in $1,000 increments, except that other amounts of Units may be redeemed if a Limited Partner is redeeming his entire interest in the Partnership, and (ii) a Limited Partner may not make a partial Redemption of his Units which would reduce the Net Asset Value of the Units retained by such Partner (after giving effect to such Redemption) to less than the amount of the minimum investment required of new Limited Partners by the Partnership at the time of such Redemption, and any request for partial redemption shall be honored only to the extent it complies with such limitation. Notwithstanding the foregoing, the General Partner may in its sole discretion waive any of the foregoing restrictions and limitations.

        Redemption of a Limited Partner's Units shall be effective as of the close of business (as determined by the General Partner in its sole discretion) on the last day of the calendar quarter ending after a Request for Redemption in proper form has been received by the General Partner ("Redemption Date"), provided that all liabilities (contingent or otherwise) of the Partnership, except any liability to Partners on account of their capital contributions, shall have been paid or there shall remain assets of the Partnership sufficient to pay them. As used herein, a "Request for Redemption" shall mean a letter in the form specified by the General Partner, sent by a Limited Partner (or any assignee thereof and received by the General Partner at least five business days prior to the date on which Redemption is to be effective. If the General Partner shall receive a Request for Redemption on a date less than five business days prior to the date on which Redemption is to be effective, unless the General Partner in its sole discretion shall waive the untimeliness of such Request, such Redemption shall be effective as of the close of business (as determined by the General Partner in its sole discretion) on the last day of the calendar quarter that immediately follows the calendar quarter in which the General Partner received such untimely Request. A Request for Redemption is annexed hereto as Annex A. Additional Requests for Redemption may be obtained by written request to the General Partner. A Request for Redemption shall be endorsed by each Partner requesting such redemption, or by such Partner's assignee.

        Upon Redemption, a Limited Partner (or any assignee thereof) shall receive for each Unit redeemed an amount equal to 100% of the Net Asset Value of a Unit as of the Redemption Date, less any amount which shall be owed by such Partner (and his assignee, if any) to the Partnership or the General Partner as provided below in this paragraph or any amount which shall be owed by such Partner (and his assignee, if any) to the Partnership in accordance with Section 17(d). If, pursuant to applicable law, the Partnership shall have been required to pay or withhold tax on certain income of the Partnership allocable to a redeeming Limited Partner (or any assignee thereof), and the Partnership and/or the General Partner shall have paid out of its/their own funds such tax in accordance with Sections 8(e) or 9(c) (although the General Partner shall not be obligated to do so), upon Redemption of Units by such Limited Partner (or assignee), all amounts of such taxes may be deducted from the Net Asset Value of such Units and reimbursed to the Partnership and/or the General Partner.

        The right to obtain Redemption shall be contingent upon (i) the Partnership having assets sufficient to discharge its liabilities on the Redemption Date, (ii) the timely receipt by the General Partner of a Request for Redemption as described herein, and (iii) the other terms and conditions set forth in this Section 11(b). The General Partner shall endeavor to pay Redemptions within 20 business days after the Redemption Date, except that under certain circumstances (including but not limited to the inability on the part of the Partnership to liquidate commodity interest contract positions or the default or delay in payments which shall be due the Partnership from banks, brokers, dealers, or other persons), the Partnership may delay payment to Partners requesting Redemption of Units of the proportionate part of the Net Asset Value of the Units represented by the sums which shall be the subject of such default or delay

        The General Partner shall be authorized to execute, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to this Agreement and the Certificate of Limited Partnership as may be necessary to reflect any Redemption.

12. MANDATORY REDEMPTION.

        The General Partner may, in its sole discretion at any time and from time to time, require a Limited Partner (or his assignee if any) to withdraw entirely from the Partnership or to withdraw a portion of such Limited Partner's unredeemed capital contribution and undistributed profits, if any, by giving notice in writing to the Limited Partner (or assignee) thus designated. The Limited Partner (or assignee) thus designated shall redeem all or a portion of his Units from the Partnership as specified in such notice as of the last day of the calendar month specified in such notice, which notice shall be delivered to the Limited Partner (or assignee) thus designated at least five business days prior to such month-end. Such Limited Partner (or assignee) shall be deemed to have redeemed all or a portion of his Units, as the case may be, as of the end of such month without further action on the part of the Limited Partner (or assignee). The General Partner is authorized to cancel the appropriate number of Units issued to the Limited Partner (or assignee) in respect of such redemption and pay to the Limited Partner (or assignee) an amount equal to the Net Asset Value of such Units less any amounts specified in Section ll(b).

        Without limiting the foregoing or the circumstances under which the General Partner may require withdrawal of a Limited Partner, the General Partner intends generally to require the withdrawal of a Limited Partner: (a) who ceases to be an employee or Affiliate of the General Partner, TIC, any of their present or future affiliated entities, or their successors or assigns; (b) if the value of Units held by Plan Investor Partners equals or exceeds 25% of the aggregate value of all Units then outstanding; or (c) if Units may be deemed to constitute assets of Plan Investor Partners.

        The General Partner is authorized to execute, file, record, and publish, for and on behalf of the Partnership and each Partner, such amendments to this Agreement and the Certificate of Limited Partnership as may be necessary to reflect any required withdrawal of a Limited Partner.

13. ADMISSION OF ADDITIONAL PARTNERS.

        At any time and from time to time in its sole discretion, the General Partner may admit additional Limited Partners, each of which newly-admitted Limited Partners shall contribute cash to the capital of the Partnership for each Unit acquired in the amount determined in accordance with Section 7 (which amount shall not be less than 100% of the Net Asset Value of the Unit acquired). At any time and from time to time in its sole discretion, the General Partner may admit any transferee, assignee, pledgee, or secured creditor of Units as a substituted Limited Partner in accordance with Section ll(a). Additional general partners shall not be admitted to the Partnership except as provided in Section 18; provided, however, that at any time and from time to time in its sole discretion, the General Partner may admit additional general partners that are affiliated with the General Partner, TIC, any of their present or future affiliated entities, or their successors or assigns. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance of any additional Units.

        The General Partner is authorized to execute, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to this Agreement and to the Certificate of Limited Partnership as may be necessary to reflect the admission or substitution of a Partner.


14. SPECIAL POWER OF ATTORNEY.

        Each Limited Partner, by the execution of this Agreement, hereby irrevocably constitutes and appoints the General Partner and any successor general partner, with full power of substitution, as such Partner's true and lawful agent and attorney-in-fact, in his name, place, and stead, to do all things necessary: (a) to admit a person as a Limited Partner and to admit other persons as additional or substituted Limited Partners so long as such admission or substitution shall be in accordance with this Agreement; (b) to file, prosecute, defend, settle, or compromise any and all actions at law or in equity for or on behalf of the Partnership in connection with any claim, demand, or liability asserted or threatened by or against the Partnership; and (c) to execute, acknowledge, swear to, deliver, file, record, and publish: (i) this Agreement, the Certificate of Limited Partnership, and amendments thereto; (ii) instruments which the General Partner shall deem necessary or appropriate to reflect any amendment, change, or modification of this Agreement or the Certificate of Limited Partnership made in accordance with this Agreement; (iii) certificates of assumed name; and (d) instruments which the General Partner shall deem necessary or appropriate to qualify or maintain the qualifications of the Partnership to do business as a foreign limited partnership in other jurisdictions.

        This Power of Attorney shall be irrevocable and deemed to be a power coupled with an interest, and shall survive the incapacity, insolvency, disability, legal incompetency, death, dissolution, liquidation, or termination of a Limited Partner.

        Each Limited Partner shall be bound by any representation made by the General Partner and by any successor thereto acting in good faith pursuant to this Power of Attorney. Each Limited Partner hereby waives any and all defenses which may be available to contest, negate, or disaffirm the action of the General Partner and any successor thereto taken in good faith under this Power of Attorney.

        Each Limited Partner shall execute a special power of attorney on a document separate from this Agreement, generally contained in subscription documentation. In the event of any conflict between this Agreement and any instruments executed, delivered, or filed by the General Partner and any successor thereto pursuant to this Power of Attorney, this Agreement shall control.

        The General Partner may exercise this Power of Attorney by listing all of the Limited Partners executing any agreement, certificate, instrument, or document with the single signature of the General Partner as attorney-in-fact for all such Limited Partners.

15. WITHDRAWAL OF PARTNERS.

        (a) WITHDRAWAL OF GENERAL PARTNER. The General Partner shall not withdraw from the Partnership unless it shall have given the Limited Partners at least 90 days' prior written notice of its intention to withdraw. Subject to Sections 4 and 18, upon the withdrawal insolvency, dissolution, liquidation, or termination of the General Partner, the Partnership shall terminate and dissolve unless a remaining or new general partner or partners shall have been elected to continue the business of the Partnership, which any remaining or new general partner(s) shall have the right to do.

        (b) WITHDRAWAL OF LIMITED PARTNERS. The withdrawal, insolvency, disability, legal incompetency, death, liquidation, termination, or dissolution of a Limited Partner shall not terminate or dissolve the Partnership, and such Limited Partner and his estate, custodian, or legal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in Section 11. Each Limited Partner (and any assignee or representative thereof) agrees that, in the event of his death, he waives on behalf of himself and his estate, and directs the legal representatives of his estate and any person interested therein to waive, the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit or examination of the books and records of the Partnership.

16. NO PERSONAL LIABILITY FOR RETURN OF CAPITAL.

        Except as provided otherwise in this Agreement, the General Partner shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being agreed by all Partners that any such return or repayment of capital or profits made pursuant to this Agreement shall be made solely from the assets of the Partnership (which shall include amounts contributed by Limited Partners and paid out in distributions, redemptions, or otherwise together with interest thereon, but shall not include any right of contribution from the General Partner except to the extent previously made by it pursuant to this Agreement).

17. STANDARD OF LIABILITY; INDEMNIFICATION.

        (a) STANDARD OF LIABILITY. Neither the General Partner nor any of its Affiliates (as defined in Section 17(c)) shall be liable, responsible, or accountable in damages or otherwise to the Partnership or any Partner for any loss, liability, damage, cost, or expense incurred by the Partnership or such Partner by reason of any act, omission, activity, or conduct by the General Partner or any of its Affiliates (either on behalf of the Partnership or in the furtherance of the interests of the Partnership) in good faith, in a manner reasonably believed by such person to be within the scope of the authority granted to such person by this Agreement or by law or by the consent of the Limited Partners, and in the best interests of the Partnership, provided that the General Partner's or such Affiliate's act, omission, activity, or conduct did not constitute negligence, misconduct, or breach of fiduciary duty.

        (b) INDEMNIFICATION BY PARTNERSHIP. The Partnership, out of its assets to the fullest extent permitted by applicable law, shall indemnify, defend, and hold harmless the General Partner and its Affiliates from and against any loss, liability, damage, cost, and expense (including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims and lawsuits) actually and reasonably incurred by the General Partner or Affiliate arising from acts, omissions, activities, or conduct concerning the business or activities undertaken by or on behalf of the Partnership, including without limitation any demands, claims, or lawsuits initiated by a Limited Partner or assignee thereof, provided that a court of competent jurisdiction upon entry of final judgment shall find (or, if no final judgment shall be entered, independent legal counsel, who shall be other than counsel to the Partnership or the General Partner or Affiliate, shall in writing opine) that such loss, liability, damage, cost, or expense did not arise out of an act, omission, activity, or conduct of the General Partner or Affiliate which constituted misconduct, negligence, or breach of fiduciary duty and such act, omission, activity, or conduct was done in good faith, in the reasonable belief that it was within the scope of the authority granted to the General Partner or Affiliate by this Agreement or by law or by the consent of the Limited Partners, and was in the best interests of the Partnership. Notwithstanding the foregoing, no indemnification of the General Partner or its Affiliates by the Partnership shall be permitted for any loss, liability, damage, cost, or expense resulting from liabilities incurred for violation of federal or state securities laws. The General Partner and its Affiliates shall be indemnified for settlements and related expenses of lawsuits alleging securities law violations and for expenses incurred in successfully defending such lawsuits, provided that a court, after having been apprised as to the current position of the SEC and any other applicable state securities or Blue Sky regulatory authority regarding indemnification for violations of securities laws, either (i) approves the settlement and finds that indemnification of the settlement and related costs should be made, or (ii) approves indemnification of litigation costs if a successful defense is made. Notwithstanding the foregoing, in any action or proceeding brought by a Limited Partner in the right of the Partnership to which the General Partner or any of its Affiliates is a party defendant, any such person or entity shall be indemnified only to the extent and subject to the conditions specified in the Partnership Act.

        Expenses incurred in connection with the preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described above shall be paid by the Partnership from time to time in advance prior to final disposition thereof upon receipt of an undertaking by or on behalf of the General Partner or Affiliate thereof, as applicable, that such amount shall be repaid by the General Partner or Affiliate to the Partnership if it shall be ultimately determined that the General Partner or Affiliate shall not be entitled to indemnification under this Section 17(b), provided that either (i) the General Partner or Affiliate provides appropriate security for such undertaking, (ii) the General Partner or Affiliate is insured against losses arising out of any such advance payments, or (iii) independent legal counsel, who shall be other than counsel to the Partnership or the General Partner or Affiliate, shall in writing opine that, based upon a review of readily available facts (as opposed to a full trial-type inquiry), there is reason to believe that the General Partner or Affiliate shall be found entitled to indemnification hereunder. Notwithstanding the foregoing, no such advances shall be made to the General Partner or its Affiliates when an action shall have been initiated by a Limited Partner.

        Nothing contained in this Section 17(b) shall increase the liability of any Limited Partner to the Partnership beyond the amount of his unredeemed capital contribution, undistributed profits if any, and any distributions and amounts received upon redemption of Units together with interest thereon, as provided in Section 8(f). All rights to indemnification and payment of attorneys' and accountants' fees and expenses shall not be affected by the termination of the Partnership or the withdrawal, insolvency, dissolution, liquidation, or termination of the General Partner.

        The Partnership shall not incur the cost of that portion of any liability insurance which insures the General Partner and its Affiliates for any liability as to which the General Partner and its Affiliates are prohibited from being indemnified hereunder; provided, however, that nothing contained herein shall preclude the Partnership from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers' compensation, as would be customary for any person owning comparable assets and engaged in similar business, or from naming the General Partner and its Affiliates as additional named insured parties thereunder, provided that such addition does not add to the amount of the premiums payable by the Partnership.

        Nothing contained herein shall constitute a waiver by any Limited Partner of any right which he may have against any party under federal or state securities laws.

        (c) AFFILIATE. As used in this Agreement, except as provided otherwise herein, the term "Affiliate" of the General Partner shall mean: (i) any natural person, partnership, corporation, company, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of the General Partner; (ii) any natural person, partnership, corporation, company, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by the General Partner;
(iii) any natural person, partnership, corporation, company, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with the General Partner; or (iv) any officer or director of the General Partner. Notwithstanding the foregoing, "Affiliate" for the purpose of this Section 17 shall include only those persons acting on behalf of the General Partner within the scope of the authority of the General Partner as provided in this Agreement.

        (d) INDEMNIFICATION BY PARTNERS. In the event that the Partnership shall be made a party to any claim, demand, dispute, or litigation or otherwise shall incur any loss, liability, damage, cost, or expense as a result of or in connection with any Partner's (or assignee's) obligations or liabilities unrelated to the Partnership's business, such Partner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Partnership for such loss, liability, damage, cost, and expense to which the Partnership shall become subject (including attorneys' and accountants' fees).

18. AMENDMENTS; MEETINGS; VOTING.

        (a) AMENDMENTS AND ACTIONS WITH CONSENT OF GENERAL PARTNER. If, at any time during the term of the Partnership, the General Partner shall deem it necessary or desirable to amend this Agreement, such amendment shall be effective only if such amendment shall be approved (in person or by proxy and embodied in an instrument signed personally or by an attorney-in-fact) by the General Partner and by Limited Partners owning more than 50% of the Units then owned by Limited Partners, and only if such amendment shall be made in accordance with and to the extent permissible under the Partnership Act. Approval by Limited Partners may be obtained by the General Partner after written notice to Limited Partners requiring them to respond in the negative within a specified time or be deemed to have provided their approval. Any amendment to this Agreement which shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Partners and all outstanding Units of Limited Partnership Interest and Units of General Partnership Interest.

        Notwithstanding the foregoing, the General Partner shall be authorized to amend this Agreement, without the consent of any Limited Partner, in order:
(i) to change the name of the Partnership; (ii) to clarify any ambiguity; (iii) to supplement or clarify any inconsistent provisions; (iv) to effect the intent of the allocation provisions to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations; (v) to attempt to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income tax purposes; (vi) to attempt to ensure that the Partnership is not classified as a "publicly traded partnership" for federal income tax purposes;
(vii) to make any other amendment that is not adverse to the Limited Partners; or (viii) to make any amendment that the General Partner deems advisable or considers necessary to comply with any applicable law, rule, regulation, policy, guideline or interpretation, provided that such amendment is not adverse to the Limited Partners. Any amendment to this Agreement shall be adhered to and have the same force and effect from and after its effective date as if the same shall have been originally embodied in and formed a part of this Agreement. Notwithstanding the foregoing, without the consent of all Partners, no such amendment to this Agreement shall change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner is entitled.

        (b) LIST OF PARTNERS; MEETINGS. Any Limited Partner, upon written request addressed to the General Partner and at such Limited Partner's expense, shall be entitled to obtain from the General Partner a list of the names and addresses of record of all Limited Partners and the number of Units owned by each, provided that such request shall be made in order to allow such Limited Partner to communicate with other Limited Partners concerning the business of the Partnership. The General Partner in its discretion may require a Limited Partner requesting a list of Limited Partners to furnish to the General Partner an affidavit that the Limited Partner's request shall not be desired for a purpose which is in the interest of a business or object other than the business of the Partnership.

        Upon the General Partner's receipt of a written request that a meeting of the Partnership be called to vote upon any matter upon which the Limited Partners may vote pursuant to this Agreement (which request shall be signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners), the General Partner, by written notice to each Limited Partner of record mailed within 15 days after receipt of such request, shall call a meeting of the Partnership. Such meeting shall be held at least 30, but not more than 60, days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

        (c) AMENDMENTS AND ACTIONS WITHOUT CONSENT OF GENERAL PARTNER. Upon the affirmative vote (in person or by proxy) of Limited Partners owning more than 50% of the Units then owned by Limited Partners (excluding any Units owned by the General Partner), the following actions may be taken by the Partnership: (i) this Agreement may be amended in accordance with and to the extent permissible under the Partnership Act, provided, however, that, without the consent of all Partners, no such amendment shall change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner shall be entitled; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and a new general partner or partners may be elected to replace the General Partner;
(iv) a new general partner or partners may be elected prior to the withdrawal of the General

Partner from the Partnership; (v) any contracts with the General Partner or any of its Affiliates may be terminated without penalty on 60 days' prior written notice; and (vi) the sale of all or substantially all of the assets of the Partnership may be approved; provided, however, that none of the foregoing actions shall be taken unless legal counsel approved by Limited Partners owning more than 50% of the Units then owned by Limited Partners shall render a written opinion to the effect that the action to be taken shall not adversely affect the status of the Limited Partners as limited partners under the Partnership Act or the classification of the Partnership as a "partnership" under the federal income tax laws and is permitted under the Partnership Act (or, in lieu of such an opinion, a court of competent jurisdiction shall render a final order to such effects). The term "final order" shall mean an order that is not subject to any further court proceedings for appeal, review, or modification. Any action which shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Partners and all outstanding Units of Limited Partnership Interests and Units of General Partnership Interest. Any amendment to this Agreement shall be adhered to and have the same force and effect from and after its effective date as if the same shall have been originally embodied in and formed a part of this Agreement.

        (d) ACTIONS WITHOUT MEETING. Notwithstanding contrary provisions of this
Section 18 covering notices to, meetings of, and voting by Limited Partners, any action required or permitted to be taken by Limited Partners at a meeting or otherwise may be taken by Limited Partners without a meeting, without prior notice, and without a vote if a consent in writing setting forth the action so taken shall be signed by Limited Partners owning Units having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting of Limited Partners at which all outstanding Units shall have been present and voted. Notice of the taking of action by Limited Partners without a meeting by less than unanimous written consent of Limited Partners shall be given to those Limited Partners who shall not have consented in writing without seven business days after the occurrence thereof.

        (e) AMENDMENTS TO CERTIFICATE OF LIMITED PARTNERSHIP. If an amendment to this Agreement shall be made pursuant to this Section 18, the General Partner shall be authorized to execute, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to the Certificate of Limited Partnership as shall be necessary or desirable to reflect such amendment.

19. GOVERNING LAW.

        The validity, construction, and enforcement of this Agreement shall be governed by and in accordance with the substantive law of the State of Delaware (excluding the law thereof which requires the application of or reference to the law of any other jurisdiction).

20. MISCELLANEOUS.

        (a) PRIORITY AMONG LIMITED PARTNERS. Except as provided otherwise in this Agreement, no Limited Partner shall be entitled to any priority or preference over any other Limited Partner in regard to the affairs of the Partnership.

        (b) NOTICES. All notices under this Agreement (other than Requests for Redemption of Units, notices of assignment, transfer, pledge, or encumbrance of Units, and reports and notices by the General Partner to the Limited Partners) shall be in writing and shall be effective upon personal delivery or (if sent by mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given) upon the deposit of such notice in the United States mail. Requests for Redemption of Units and notices of assignment, transfer, pledge, or encumbrance of Units shall be effective upon timely receipt by the General Partner at its principal office. Reports and notices by the General Partner to the Limited Partners shall be in writing and shall be sent by first-class United States mail to the last known address of each Limited Partner.

        (c) BINDING EFFECT. This Agreement shall inure to the benefit of, and be binding upon, all of the Partners, their successors, assigns as permitted herein, custodians, estates, heirs, and legal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the General Partner may rely upon the Partnership's books and records as to whom are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and they shall be bound thereby, including but not limited to all rights which they may have under Section 18.

        (d) CAPTIONS. Captions in no way define, limit, extend, or describe the scope of this Agreement nor the effect of any of its provisions.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                General Partner:

                                SECOND MANAGEMENT LLC

                                By: /s/ Mark F. Dalton
                                    ----------------------------
                                    Mark F. Dalton
                                    President and Chief Operating Officer

                                Existing Limited Partners:

                                By: SECOND MANAGEMENT LLC
                                    General Partner, as Authorized Agent and
                                    Attorney-in-Fact

                                    By: /s/ Mark F. Dalton
                                        ----------------------------
                                        Mark F. Dalton
                                        President and Chief Operating Officer

                                Additional Limited Partners:

                                By: SECOND MANAGEMENT LLC
                                    General Partner, as Authorized Agent and
                                    Attorney-in-Fact

                                    By:
                                        ----------------------------
                                        Mark F. Dalton
                                        President and Chief Operating Officer

                                                                         ANNEX A

                         TUDOR FUND FOR EMPLOYEES L.P.
                            REQUEST FOR REDEMPTION


__________________, 19__
(Today's date)

Submitted for Redemption Effective the Calendar Quarter Ending_________, 19__

TUDOR FUND FOR EMPLOYEES L.P.
c/o Second Management LLC,
 General Partner
One Liberty Plaza, 51st Floor
New York, New York 10006

Ladies and Gentlemen:

        I hereby request Redemption (as defined in and subject to the terms and conditions of the First Amended and Restated Limited Partnership Agreement of Tudor Fund For Employees L.P. (the "Partnership")) of (i) if a partial redemption, the equivalent number of Units of Limited Partnership Interest in the Partnership representing $_____________ [insert dollar amount in $1,000 increments], or (2) if a full redemption, _____________ Units [insert number of Units held] of Limited Partnership Interest in the Partnership, less any amounts specified below and in Section ll(b) of the First Amended and Restated Limited Partnership Agreement of the Partnership.

        Redemption will be effective as of the close of business (as determined by the General Partner in its sole discretion) on the last day of the calendar quarter ending after this Request for Redemption has been received by the General Partner, provided that this request for Redemption is received by the General Partner at its principal office at least five business days prior to the date on which this Redemption is to be effective. I understand that: (i) I may redeem Units only in $1,000 increments, except that other amounts of Units may be redeemed if I am redeeming my entire interest in the Partnership; and (ii) I may not make a partial Redemption of Units which would reduce the Net Asset Value of the Units retained by me (after giving effect to this Redemption) to less than $1,000, and any request for partial redemption will be honored only to the extent it complies with such limitation.

        I (either in my individual capacity or as an authorized representative of an entity if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the Units (or fractions thereof) to which this Request for Redemption relates, with full power and authority to request Redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion.

Please remit Redemption proceeds as follows (Check one):

____    By check payable to the Limited Partner mailed to the following address:

        ________________________________________________________________________

        ________________________________________________________________________

OR

____    By wire transfer* to the Limited Partner's bank account as follows:

        * It is the General Partner's policy to transfer Redemption proceeds by wire only for amounts of $3,000 or more.

                Bank Name:
                City and State:
                ABA Number:
                For the Account of:
                Account Number:

Early payment based on the estimated quarter-end Net Asset Value per Unit (check one):

____    Is required by the Limited Partner

____    Is not required by the Limited Partner
           ____


SIGNATURE MUST BE IDENTICAL TO NAME IN WHICH UNITS
   OF LIMITED PARTNERSHIP INTEREST ARE REGISTERED

Name of Partner:  ________________________________

Account Number:   ________________________________

For execution by an individual partner          For execution by an entity

X                                               X
_________________________________________       ________________________________
Signature of Limited Partner                    Signature of authorized officer,
                                                partner, trustee, or custodian


THIS REQUEST FOR REDEMPTION MUST BE EXECUTED BEFORE A NOTARY PUBLIC AND RECEIVED BY THE GENERAL PARTNER AT ITS PRINCIPAL OFFICE AT LEAST FIVE FULL BUSINESS DAYS PRIOR TO THE DATE ON WHICH REDEMPTION IS TO BE EFFECTIVE.

           THIS DOCUMENT MUST BE ACKNOWLEDGED BEFORE A NOTARY PUBLIC
                             FOR USE BY INDIVIDUAL

STATE OF        )
                :ss.:
COUNTY OF       )

        On the _____ day of__________, 19__, before me personally appeared _________________________________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at
_______________________________________________________________________________
[Full residence address]; that he/she is the person described in and who executed the foregoing instrument; and he/she duly acknowledged to me that he/she executed the same.


                                        _______________________________________
                                                     Notary Public


                                        My commission expires on_______________


                              FOR USE BY TRUSTEE

STATE OF        )
                :ss.:
COUNTY OF       )

                On the ________ day of ______________, 19__, before me
personally appeared _______________________________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at
______________________________________________________________________________
[Full residence address]; that he/she is the person described in and who executed the foregoing instrument, and he/she duly acknowledged to me that he/she executed the same as trustee on behalf of _____________________________ ____________________________________________________ [Name of
individual or entity].



                                        _______________________________________
                                                     Notary Public


                                        My commission expires on_______________

                                                                       EXHIBIT B



                         TUDOR FUND FOR EMPLOYEES L.P.
                             SUBSCRIPTION AGREEMENT
                                      AND
                               POWER OF ATTORNEY

                         (FOR USE ONLY BY INDIVIDUALS)



These securities may only be purchased and held by persons who are employees of Second Management LLC (the "General Partner"), any of its present or future affiliated entities, or their successors or assigns, or by the Tudor Investment Corporation 401(k) Savings and Profit-Sharing Plan (the "TIC 401(k) Plan").

INSTRUCTIONS - PLEASE READ CAREFULLY


1. Carefully read this document to make sure that you understand it thoroughly and that it is the appropriate Subscription Agreement for you to use.



2. Using a typewriter or printing in ink, fill in the blanks as directed under the captions "Subscriber" and "Subscription", and include the appropriate signature and date under the caption "Signature".



3. Reread this document to make sure that you understand it and that all necessary blanks are filled in, and return it to Cargill Investor Services, Inc. (the "Selling Agent"), at One World Financial Center, Tower A, 200 Liberty Street, 22nd Floor, New York, New York 10281, Attention: John D. Carlin, Senior Vice President.


________________________________________________________________________________

SUBSCRIBER (MUST BE COMPLETED IN FULL)

     (a)  Full Name (Do Not Use Initials):

          _______________________________________________________
          First           Middle           Last


     (b)  Social Security Number: _______________________________


     (c)  Residence Address (P.O. Box Alone Not Acceptable):



          ______________________________________________________________________
                                          Street

          ______________________________________________________________________
                City                    State                   Zip Code


     (d)  Home Telephone Number (____)___________________________

     (e)  Have you previously subscribed for Units? Yes___  No___

________________________________________________________________________________

SUBSCRIPTION (MUST BE COMPLETED IN FULL)

  Pursuant to the accompanying Prospectus dated June __, 2000 (the "Prospectus"), subscriptions are solicited for Units of Limited Partnership Interest ("Units") in Tudor Fund For Employees L.P. (the "Partnership"), including fractions of Units (to the fourth decimal place), on a continuing basis (the "Continuing Offering") for sale at periodic closings held as of January 1, April 1, July 1, and October 1 of each year or at such other times as the General Partner determines in its sole discretion ("Periodic Closings"), at an offering price per Unit equal to 100% of the Net Asset Value (as defined in the Prospectus) of a Unit as of the opening of business on the date of the Periodic Closing at which such Unit is sold.

  The minimum subscription is $1,000, and whole Units and fractions of Units (to the fourth decimal place) may be subscribed for. A subscriber may subscribe for amounts in excess of the foregoing minimum in increments of $1,000. All subscriptions for Units are irrevocable. The General Partner in its sole discretion may reject any subscription in whole or in part at any time prior to acceptance.

  In order to subscribe for Units, a subscriber must deliver to the Selling
Agent: (1) a fully completed, dated, and signed Subscription Agreement and Power of Attorney; and (2) either (a) a check payable to "UNITED STATES TRUST COMPANY OF NEW YORK, AS ESCROW AGENT FOR TUDOR FUND FOR EMPLOYEES L.P.", or (b) a wire transfer of Federal Funds to "CHASE MANHATTAN BANK, NEW YORK, NEW YORK, ABA NO. 021000021, FOR CREDIT TO UNITED STATES TRUST COMPANY OF NEW YORK, ACCOUNT NO. 920-1-073195, TUDOR FUND FOR EMPLOYEES L.P., ACCOUNT NO. 098-791-00
REFERENCE: [SUBSCRIBER'S NAME], ATTN: CYNTHIA CHANEY", in either case representing the full purchase price for such subscription. The Escrow Agent requires 2 full business days to clear checks drawn on New York City banks, 5 full business days to clear checks drawn on all other banks, and 1 full business day to clear wire transfers of funds.

  The undersigned subscriber hereby irrevocably subscribes for $_______________ of Units for the Periodic Closing to be held as of the first day of _____________, 200__ (insert date).

________________________________________________________________________________

REPRESENTATIONS AND WARRANTIES

  The undersigned subscriber hereby represents and warrants to, and agrees with, the General Partner and the Partnership as follows.

(1) The address as set forth above under the caption "Subscriber" is the subscriber's true, correct, and complete residence address, and the subscriber has no present intention of becoming a resident of any other state or country. The information provided above under that caption is true, correct, and complete as of the date of this Subscription Agreement, and if there should be any change in such information prior to the acceptance of the subscriber's subscription for Units at a Periodic Closing, the subscriber will immediately furnish such revised or corrected information to the General Partner.

(2) The subscriber is over 21 years old, is legally competent, and is permitted by applicable law to execute and deliver this Subscription Agreement and to purchase Units.

(3) As of the date of this Subscription Agreement, the amount of the subscriber's subscription for Units, made directly by the subscriber in his/her individual capacity and/or indirectly by the subscriber through the TIC 401(k) Plan, when added to the amount of all other subscriptions made by the subscriber (directly or indirectly) for Units, is and will be 25% or less of the subscriber's net worth or, if married, the subscriber's joint net worth with spouse (exclusive of home, furnishings, and automobiles).

(4) The subscriber understands that, during the Continuing Offering, the number of whole Units and fractions of Units which will be issued to a subscriber will be determined by dividing the subscription amount tendered by the subscriber by the Net Asset Value of a Unit as of the date of the applicable Periodic Closing at which the subscription is accepted. The subscriber understands that the Net Asset Value of a Unit may increase or decrease substantially between the date of a subscription and the date of the Periodic Closing at which the subscription is accepted; consequently, the subscriber may receive at a Periodic Closing more or fewer Units and/or fractions of Units than would be received if the Periodic Closing were held on the date of the subscription.

(5) The subscriber can afford to bear the risks of an investment in the Partnership, including the risk of losing the entire investment.

(6) The subscriber's subscription is made with the subscriber's own funds for the subscriber's own account, and not as trustee, custodian, nominee, or agent for, or partner with, any other person.

(7) The subscriber understands that there exist significant actual and potential conflicts of interest in the structure and operation of the Partnership, all as described in the Prospectus.

(8) The subscriber understands that Tudor Investment Corporation ("TIC"), an affiliate of the General Partner, serves as the trading advisor for the Partnership and, except as described otherwise in the Prospectus, receives management and incentive fees for such services, and that Bellwether Partners LLC, an affiliate of the General Partner and TIC, serves as counterparty to and agent for the Partnership in the trading of spot and forward contracts and over-the-counter options, all as described in the Prospectus.

(9) The subscriber understands that neither the Partnership nor any investor will pay any selling commissions to the Selling Agent in connection with subscriptions for Units. However, the General Partner (out of its own funds) will reimburse the Selling Agent for certain of its out-of-pocket administrative expenses and may otherwise compensate the Selling Agent for its selling efforts, to the extent permitted by applicable law.

(10) The subscriber understands that the performance and financial information included in the Prospectus and in any supplement to the Prospectus referred to below under the caption "Receipt of Documentation" should be read only in conjunction with the notes and accompanying text, and that such information should not be interpreted to mean that the Partnership, the General Partner, or TIC will have similar results in the future or will realize any profits whatsoever.

(11) The subscriber understands that Units cannot be redeemed or transferred, assigned, pledged, or encumbered except as set forth in the Second Amended and Restated Limited Partnership Agreement of the Partnership as amended to date, annexed as EXHIBIT A to the Prospectus (the "Limited Partnership Agreement").

(12) The subscriber is currently an employee of the General Partner or of an entity affiliated with the General Partner. Upon the termination of the subscriber's employment for any reason whatsoever (including voluntary termination) with the General Partner, or any of its affiliated entities, or their successors or assigns, the subscriber's Units purchased hereby will be subject to mandatory redemption upon 5 business days' written notice from the General Partner, all as described in the Prospectus and the Limited Partnership Agreement.

BY MAKING THE REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN, SUBSCRIBERS SHOULD BE AWARE THAT THEY HAVE NOT WAIVED ANY RIGHTS OF ACTION WHICH THEY MAY HAVE UNDER APPLICABLE FEDERAL SECURITIES LAW. FEDERAL SECURITIES LAW PROVIDES THAT ANY SUCH WAIVER WOULD BE UNENFORCEABLE. SUBSCRIBERS SHOULD BE AWARE, HOWEVER, THAT THE REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN MAY BE ASSERTED IN THE DEFENSE OF THE PARTNERSHIP OR OTHERS IN ANY SUBSEQUENT LITIGATION OR OTHER PROCEEDING.

________________________________________________________________________________
ACCEPTANCE OF LIMITED PARTNERSHIP AGREEMENT

  The undersigned subscriber hereby agrees that, as of the date that the subscriber is admitted to the Partnership as a Limited Partner, the subscriber will be bound by the terms of the Limited Partnership Agreement, as amended to date and from time to time hereafter in accordance with the terms thereof, as if the subscriber's signature was actually subscribed thereto.

________________________________________________________________________________

POWER OF ATTORNEY

  The undersigned subscriber irrevocably constitutes and appoints the General Partner and any successor general partner, with the power of substitution, as the subscriber's true and lawful agent and attorney-in-fact, in the subscriber's name, place, and stead, to do all things necessary: (1) to admit the subscriber as a limited partner of the Partnership and to admit others as additional or substituted limited partners to the Partnership so long as such admission is in accordance with the terms of the Limited Partnership Agreement or any amendment thereto; (2) to file, prosecute, defend, settle, or compromise any and all actions at law or in equity for or on behalf of the Partnership in connection with any claim, demand, or liability asserted or threatened by or against the Partnership; and (3) to execute, acknowledge, swear to, deliver, file, record, and publish on the subscriber's behalf (a) the Limited Partnership Agreement, the Certificate of Limited Partnership of the Partnership, as amended to date and from time to time hereafter (the "Certificate of Limited Partnership"), (b) instruments which the General Partner shall deem necessary or appropriate to reflect any amendment, change, or modification of the Limited Partnership Agreement or the Certificate of Limited Partnership made in accordance with the terms of the Limited Partnership Agreement, (c) certificates of assumed name, and (d) instruments which the General Partner shall deem necessary or appropriate to qualify or maintain the qualifications of the Partnership to conduct business as a foreign limited partnership in other jurisdictions.


  This Power of Attorney shall be irrevocable and deemed to be a power coupled with an interest, and shall survive the incapacity, insolvency, disability, legal incompetency, death, dissolution, liquidation, or termination of the subscriber.

  The subscriber shall be bound by any representation made by the General Partner and by any successor thereto acting in good faith pursuant to this Power of Attorney. The subscriber hereby waives any and all defenses which may be available to contest, negate, or disaffirm the action of the General Partner and any successor thereto taken in good faith under this Power of Attorney.

  The General Partner may exercise this Power of Attorney by listing all of the Limited Partners executing any agreement, certificate, instrument, or document with the single signature of the General Partner as attorney-in-fact for all such Limited Partners.

________________________________________________________________________________


RECEIPT OF DOCUMENTATION


  The regulations of the Commodity Futures Trading Commission require that the undersigned subscriber be given a copy of the Partnership's Prospectus as well as certain additional documentation if available. Such additional documentation includes: (1) a supplement to the Prospectus, which may be given to the subscriber at any time that additional information is being provided to subscribers, and which must be given to the subscriber if the Prospectus or any supplement thereto is dated more than six months prior to the date that the subscriber first receives the Prospectus or supplement; (2) the most current monthly account statement for the Partnership, which must be distributed within 30 calendar days after the end of each calendar month; and (3) the most current annual report for the Partnership, which must be distributed within 90 calendar days after the end of the Partnership's fiscal year (December 31st). The subscriber hereby acknowledges receipt of the Partnership's Prospectus and the additional documentation referred to above, if any.

________________________________________________________________________________

SIGNATURE


X
-----------------------------------------       ________________________________
(Signature of Subscriber)                       Date

________________________________________________________________________________


                       NON-UNITED STATES INVESTORS ONLY


Under penalties of perjury, by signature above the subscriber hereby certifies that the subscriber is not a citizen or resident of the United States.
                       ---
________________________________________________________________________________

Account Executive Use Only (Must Be Completed In Full And, Except For Signature, Must Be Typed Or Printed In Ink By Account Executive)

The undersigned AE hereby certifies that: (1) the AE has informed the person named above under the caption "Subscriber" of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus; and
(2) the AE has reasonable grounds to believe (on the basis of information obtained from the person named above under the caption "Subscriber" concerning such person's investment objectives, other investments, financial situation and needs, and any other information known by the AE) that (a) such person is or will be in a financial position appropriate to enable such person to realize to a significant extent the benefits described in the Prospectus, (b) such person has a fair market net worth sufficient to sustain the risks inherent in the Partnership (including loss of investment and lack of liquidity), and (c) the Partnership is otherwise a suitable investment for such person.

  (a)  AE's Signature: ________________________________________

  (b)  Full Name of AE: _______________________________________

  (c) Full Name of AE's Firm:  Cargill Investor Services, Inc.

  (d)  Account Code of Subscriber: ____________________________

THE AE MUST ENSURE THAT THE DOCUMENTATION REFERRED TO ABOVE UNDER THE CAPTION "RECEIPT OR DOCUMENTATION" HAS BEEN FURNISHED TO THE PERSON NAMED ABOVE UNDER THE CAPTION "SUBSCRIBER".

THE AE ALSO MUST ENSURE THAT ALL INFORMATION REQUIRED TO BE PROVIDED UNDER THIS CAPTION AND UNDER THE CAPTIONS "SUBSCRIBER", "SUBSCRIPTION", AND "SIGNATURE" HAS BEEN COMPLETED IN FULL AND IS LEGIBLE. AN INCOMPLETE OR ILLEGIBLE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY WILL BE REJECTED AND THE SUBSCRIBER WILL NOT BE ALLOWED TO BECOME A LIMITED PARTNER.

           THIS DOCUMENT MUST BE ACKNOWLEDGED BEFORE A NOTARY PUBLIC

                          FOR USE ONLY BY INDIVIDUALS



STATE OF      )
              )  ss.:
COUNTY OF     )

  On this _____ day of _______________, 200__, before me personally appeared __________________________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at _______________________________________________________ [include full residence address]; that he/she is the person described in and who executed the foregoing instrument; and he/she duly acknowledged to me that he/she executed the same.



                                         _______________________________________
                                                      Notary Public

                                         My commission expires on ______________

                                                                       EXHIBIT C



                         TUDOR FUND FOR EMPLOYEES L.P.

                            SUBSCRIPTION AGREEMENT

                                      AND

                               POWER OF ATTORNEY



                    (FOR USE ONLY BY THE TUDOR INVESTMENT
              CORPORATION 401(K) SAVINGS AND PROFIT-SHARING PLAN)



This Subscription Agreement and Power of Attorney shall only be used by, and must be executed by, one of the trustees (each a "Trustee") of the Tudor Investment Corporation 401(k) Savings and Profit-Sharing Plan (the "TIC 401(k) Plan"). In addition, each plan participant of the TIC 401(k) Plan on whose behalf this Subscription Agreement and Power of Attorney is being submitted (each a "Plan Participant") must execute the form of Representations and Agreements by Plan Participants annexed to the Prospectus as Exhibit D. All other subscribers must use the form of Subscription Agreement and Power of Attorney for individuals annexed to the Prospectus as Exhibit B.

INSTRUCTIONS - PLEASE READ CAREFULLY


1. Carefully read this document to make sure that you understand it thoroughly and that it is the appropriate Subscription Agreement for you to use.



2. Using a typewriter or printing in ink, fill in the blanks as directed under the caption "Subscription", and include the appropriate signature and date under the caption "Signature".



3. Reread this document to make sure that you understand it and that all necessary blanks are filled in, and return it to Cargill Investor Services, Inc. (the "Selling Agent"), at One World Financial Center, Tower A, 200 Liberty Street, 22nd Floor, New York, New York 10281, Attention: John D. Carlin, Senior Vice President.


"Subscriber" means the trust under the TIC 401(k) Plan acting through one or more of its Trustees.

________________________________________________________________________________

SUBSCRIBER (MUST BE COMPLETED IN FULL)

1.  (a)  Full Name of Trust: Tudor Investment Corporation 401(k)
                             -----------------------------------
         Savings and Profit-Sharing Plan.
         -------------------------------------------------------

    (b) Taxpayer I.D. Number: 13-3841088
                              ----------------------------------

2.  (a)  Full Names of Trustees:  Filomena Di Sisto and
                                  ------------------------------
         Mark Pickard.
         -------------------------------------------------------

    (b)  Principal Business Address (P.O. Box Alone Not Acceptable):

         600 Steamboat Road
         -------------------------------------------------------
                                    Street

         Greenwich              Connecticut                06830
         -------------------------------------------------------
           City                    State                Zip Code

________________________________________________________________________________

SUBSCRIPTION (MUST BE COMPLETED IN FULL)

  Pursuant to the accompanying Prospectus dated June __, 2000 (the "Prospectus"), subscriptions are solicited for Units of Limited Partnership Interest ("Units") in Tudor Fund For Employees L.P. (the "Partnership"), including fractions of Units (to the fourth decimal place), on a continuing basis (the "Continuing Offering") for sale at periodic closings held as of January 1, April 1, July 1, and October 1 of each year or at such other times as Second Management LLC (the "General Partner") determines in its sole discretion (the "Periodic Closings"), at an offering price per Unit equal to 100% of the Net Asset Value (as defined in the Prospectus) of a Unit as of the opening of business on the date of the Periodic Closing at which such Unit is sold.

  The minimum subscription is $1,000, and whole Units and fractions of Units (to the fourth decimal place) may be subscribed for. A subscriber may subscribe for amounts in excess of the foregoing minimum in increments of $1,000. All subscriptions for Units are irrevocable. The General Partner in its sole discretion may reject any subscription in whole or in part at any time prior to acceptance.

  In order to subscribe for Units, a subscriber must deliver to the Selling
Agent: (1) a fully completed, dated, and signed Subscription Agreement and Power of Attorney; and (2) either (a) a check payable to "UNITED STATES TRUST COMPANY OF NEW YORK, AS ESCROW AGENT FOR TUDOR FUND FOR EMPLOYEES L.P.", or (b) a wire transfer of Federal Funds to "CHASE MANHATTAN BANK, NEW YORK, NEW YORK, ABA NO. 021000021, FOR CREDIT TO UNITED STATES TRUST COMPANY OF NEW YORK, ACCOUNT NO. 920-1-073195, TUDOR FUND FOR EMPLOYEES L.P., ACCOUNT NO. 098-791-00, REFERENCE:
TUDOR INVESTMENT CORPORATION 401(K) SAVINGS AND PROFIT-SHARING PLAN, ATTN:
CYNTHIA CHANEY", in either case representing the full purchase price for such subscription. The Escrow Agent requires 2 full business days to clear checks drawn on New York City banks, 5 full business days to clear checks drawn on all other banks, and 1 full business day to clear wire transfers of funds.

  Acceptance of a subscription by the TIC 401(k) Plan is in no respect a representation by the Partnership or the General Partner that this investment meets all relevant legal requirements with respect to investments by the TIC 401(k) Plan, or that this investment is appropriate for the TIC 401(k) Plan or any Plan Participant.

  The undersigned subscriber hereby irrevocably subscribes for $_______________ of Units for the Periodic Closing to be held as of the first day of _____________, 200__ (insert date).

________________________________________________________________________________

REPRESENTATIONS AND WARRANTIES

  The undersigned Trustee on behalf of the TIC 401(k) Plan hereby represents and warrants to, and agrees with, the General Partner and the Partnership as follows.

(1) The undersigned Trustee understands that, during the Continuing Offering, the number of whole Units and fractions of Units which will be issued to the TIC 401(k) Plan will be determined by dividing the subscription amount tendered by the subscriber by the Net Asset Value of a Unit as of the date of the applicable Periodic Closing at which the subscription is accepted. The undersigned Trustee understands that the Net Asset Value of a Unit may increase or decrease substantially between the date of a subscription and the date of the Periodic Closing at which the subscription is accepted; consequently, the TIC 401(k) Plan may receive at a Periodic Closing more or fewer Units and/or fractions of Units than would be received if the Periodic Closing were held on the date of the subscription.

(2) The undersigned Trustee understands that there exist significant actual and potential conflicts of interest in the structure and operation of the Partnership, all as described in the Prospectus.

(3) The undersigned Trustee understands that Tudor Investment Corporation ("TIC"), an affiliate of the General

     Partner, acts as the trading advisor for the Partnership and, except as described otherwise in the Prospectus, receives management and incentive fees for such services, and that Bellwether Partners LLC, an affiliate of the General Partner and TIC, acts as a counterparty to and agent for the Partnership in the trading of spot and forward contracts and over-the-counter options, all as described in the Prospectus.

(4) The undersigned Trustee understands that neither the Partnership nor any investor will pay any selling commissions to the Selling Agent in connection with subscriptions for Units. However, the General Partner (out of its own funds) will reimburse the Selling Agent for certain of its out-of-pocket administrative expenses and may otherwise compensate the Selling Agent for its selling efforts, to the extent permitted by applicable law.

(5) The undersigned Trustee understands that the performance and financial information included in the Prospectus and in any supplement to the Prospectus referred to below under the caption "Receipt of Documentation" should be read only in conjunction with the notes and accompanying text, and that such information should not be interpreted to mean that the Partnership, the General Partner, or TIC will have similar results in the future or will realize any profits whatsoever.

(6) The undersigned Trustee understands that Units cannot be redeemed or transferred, assigned, pledged, or encumbered except as set forth in the Second Amended and Restated Limited Partnership Agreement of the Partnership as amended to date, annexed as EXHIBIT A to the Prospectus (the "Limited Partnership Agreement").


BY MAKING THE REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN, THE UNDERSIGNED TRUSTEE SHOULD BE AWARE THAT NEITHER HE/SHE NOR THE TIC 401(K) PLAN HAS WAIVED ANY RIGHTS OF ACTION WHICH EITHER MAY HAVE UNDER APPLICABLE FEDERAL SECURITIES LAW. FEDERAL SECURITIES LAW PROVIDES THAT ANY SUCH WAIVER WOULD BE UNENFORCEABLE. THE UNDERSIGNED TRUSTEE SHOULD BE AWARE, HOWEVER, THAT THE REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN MAY BE ASSERTED IN THE DEFENSE OF THE PARTNERSHIP OR OTHERS IN ANY SUBSEQUENT LITIGATION OR OTHER PROCEEDING.

________________________________________________________________________________
ACCEPTANCE OF LIMITED PARTNERSHIP AGREEMENT


  The undersigned Trustee hereby agrees that, as of the date that the trust account is admitted to the Partnership as a Limited Partner, the Trustees and the TIC 401(k) Plan will be bound by the terms of the Limited Partnership Agreement, as amended to date and from time to time hereafter in accordance with the terms thereof, as if a Trustee's signature was actually subscribed thereto.

________________________________________________________________________________

POWER OF ATTORNEY


  The undersigned Trustee irrevocably constitutes and appoints the General Partner and any successor general partner, with the power of substitution, as its true and lawful agent and attorney-in-fact, in each of the undersigned's name, place, and stead, to do all things necessary: (1) to admit the TIC 401(k) Plan as a limited partner of the Partnership and to admit others as additional or substituted limited partners to the Partnership so long as such admission is in accordance with the terms of the Limited Partnership Agreement or any amendment thereto; (2) to file, prosecute, defend, settle, or compromise any and all actions at law or in equity for or on behalf of the Partnership in connection with any claim, demand, or liability asserted or threatened by or against the Partnership; and (3) and to execute, acknowledge, swear to, deliver, file, record, and publish on the subscriber's behalf (a) the Limited Partnership Agreement, the Certificate of Limited Partnership of the Partnership, as amended to date and from time to time hereafter (the "Certificate of Limited Partnership"), (b) instruments which the General Partner shall deem necessary or appropriate to reflect any amendment, change, or modification of the Limited Partnership Agreement or the Certificate of Limited Partnership made in accordance with the terms of the Limited Partnership Agreement, (c) certificates of assumed name, and (d) instruments which the General Partner shall deem necessary or appropriate to qualify or maintain the qualification of the Partnership to conduct business as a foreign limited partnership in other jurisdictions.


  This Power of Attorney shall be irrevocable and deemed to be a power coupled with an interest, and shall survive the incapacity, disability, legal incompetency, or death of a Trustee or the insolvency, dissolution, liquidation, or termination of the TIC 401(k) Plan.

  The Trustees and the TIC 401(k) Plan shall be bound by any representation made by the General Partner and by any successor thereto acting in good faith pursuant to this Power of Attorney.

  The Trustees and the TIC 401(k) Plan hereby waive any and all defenses which may be available to contest, negate, or disaffirm the action of the General Partner and any successor thereto taken in good faith under this Power of Attorney.

  The General Partner may exercise this Power of Attorney by listing all of the Limited Partners executing any agreement, certificate, instrument, or document with the single signature of the General Partner as attorney-in-fact for all such Limited Partners.

________________________________________________________________________________

RECEIPT OF DOCUMENTATION

  The regulations of the Commodity Futures Trading Commission require that the undersigned be given a copy of the Partnership's Prospectus as well as certain additional documentation if available. Such additional documentation includes:
(1) a supplement to the Prospectus, which may be given to the undersigned at any time that additional information is being provided to subscribers, and which must be given to the undersigned if the Prospectus or any supplement thereto is dated more than six months prior to the date that the undersigned first receives the Prospectus or supplement; (2) the most current monthly account statement for the Partnership, which must be distributed within 30 calendar days after the end of each calendar month; and (3) the most current annual report for the Partnership, which must be distributed within 90 calendar days after the end of the Partnership's fiscal year (December 31st). The undersigned Trustee hereby acknowledges receipt of the Partnership's Prospectus and the additional documentation referred to above, if any.

________________________________________________________________________________

SIGNATURE

  The undersigned Trustee hereby certifies and warrants the he/she has full power and authority from and on behalf of the TIC 401(k) Plan to complete, execute, and deliver this Subscription Agreement and Power of Attorney on its behalf, and to make the statements, representations, and warranties made herein, and that an investment in the Partnership is not prohibited by law or by the governing documents of the TIC 401(k) Plan, and is legally permissible.

Tudor Investment Corporation 401(k) Savings and Profit-Sharing Plan
-------------------------------------------------------------------
(Type or Print Name of Trust Account)


By:  ____________________________________________________________
     (Type or Print Name of Trustee)


     ______________________________             ___________________________
     (Signature of Trustee)                     Date

ACCOUNT EXECUTIVE USE ONLY (MUST BE COMPLETED IN FULL AND, EXCEPT FOR SIGNATURE, MUST BE TYPED OR PRINTED IN INK BY ACCOUNT EXECUTIVE)

The undersigned AE hereby certifies that: (1) the AE has informed the person named above under the caption "Subscriber" of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus; and
(2) the AE has reasonable grounds to believe (on the basis of information obtained from the person named above under the caption "Subscriber" concerning such person's investment objectives, other investments, financial situation and needs, and any other information known by the AE) that (a) such person is or will be in a financial position appropriate to enable such person to realize to a significant extent the benefits described in the Prospectus, (b) such person has a fair market net worth sufficient to sustain the risks inherent in the Partnership (including loss of investment and lack of liquidity), and (c) the Partnership is otherwise a suitable investment for such person.

  (a)  AE's Signature: _______________________________________

  (b)  Full Name of AE: ______________________________________

  (c) Full Name of AE's Firm:  Cargill Investor Services, Inc.

  (d)  Account Code of Subscriber: ___________________________

THE AE MUST ENSURE THAT THE DOCUMENTATION REFERRED TO ABOVE UNDER THE CAPTION "RECEIPT OR DOCUMENTATION" HAS BEEN FURNISHED TO THE PERSON NAMED ABOVE UNDER THE CAPTION "SUBSCRIBER".

THE AE ALSO MUST ENSURE THAT ALL INFORMATION REQUIRED TO BE PROVIDED UNDER THIS CAPTION AND UNDER THE CAPTIONS "SUBSCRIBER", "SUBSCRIPTION", AND "SIGNATURE" HAS BEEN COMPLETED IN FULL AND IS LEGIBLE. AN INCOMPLETE OR ILLEGIBLE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY WILL BE REJECTED AND THE SUBSCRIBER WILL NOT BE ALLOWED TO BECOME A LIMITED PARTNER.

           THIS DOCUMENT MUST BE ACKNOWLEDGED BEFORE A NOTARY PUBLIC

                              FOR USE BY TRUSTEES



STATE OF NEW YORK  )
                   )  ss.:
COUNTY OF NEW YORK )

  On this _____ day of _______________, 200__, before me personally appeared __________________________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at _______________________________________________________ [include full residence address]; that he/she is the Trustee described in and who executed the foregoing instrument for and on behalf of the Tudor Investment Corporation 401(k) Savings and Profit-Sharing Plan; he/she duly acknowledged to me that he/she executed the same; and he/she executed the same by order of and pursuant to authority in the trust instrument of such trust account.


                                         _______________________________________
                                                 Notary Public

                                          My commission expires ________________

                                                                       EXHIBIT D




              REPRESENTATIONS AND AGREEMENTS BY PLAN PARTICIPANTS




     In connection with the election by the undersigned plan participant ("Plan Participant") of the Tudor Investment Corporation 401(k) Savings and Profit-Sharing Plan (the "TIC 401(k) Plan") to make an investment of contributions by the TIC 401(k) Plan on behalf of the Plan Participant in Tudor Fund For Employees L.P. (the "Partnership"), the Plan Participant hereby represents and warrants to, and agrees with, the trustees of the TIC 401(k) Plan (the "Trustees"), the Partnership, and Second Management LLC (the "General Partner") as follows.


     (1) As of the date hereof and at all times during the calendar year to which the current Plan Participant's investment election form applies, the amount of the Plan's investment on behalf of the Plan Participant in Units of Limited Partnership Interest in the Partnership ("Units"), taking into account all investments in Units that will be made by the Plan on behalf of the Plan Participant during such calendar year, when added to the amount of all other investments in Units made by the Plan on behalf of the Plan Participant or by the Plan Participant directly and in his/her individual capacity, is and will be 25% or less of the Plan Participant's net worth or, if married, the Plan Participant's joint net worth with spouse (exclusive of home, furnishings, and automobiles). The Plan Participant can afford to bear the risks of an investment in the Partnership, including the risk of losing the entire investment.

     (2) The Plan Participant has received and thoroughly read the Prospectus dated June __, 2000 (the "Prospectus") relating to the Partnership and Units.

     (3) The Plan Participant understands that there exist significant actual and potential conflicts of interest in the structure and operation of the Partnership, all as described in the Prospectus.

     (4) The Plan Participant understands that the performance and financial information included in the Prospectus and in any supplement to the Prospectus provided to the Plan Participant should be read only in conjunction with the notes and accompanying text, and that such information should not be interpreted to mean that the Partnership, the General Partner, or Tudor Investment Corporation, the trading advisor for the Partnership, will have similar results in the future or will realize any profits whatsoever.

     (5) The Plan Participant understands that, upon termination of the Plan Participant's employment for any reason whatsoever (including voluntary termination) with the General Partner, or any of its affiliated entities, or their successors or assigns, any investment in the Partnership of the Plan Participant under the TIC 401(k) Plan will be subject to mandatory reallocation to other investment elections under the TIC 401(k) Plan (as specified by the Plan Participant) or, if no other investment election is specified, the Merrill Lynch Retirement Preservation Trust.



X
-------------------------------                 ---------------------
(Signature of Plan Participant)                 Date

                                                                       EXHIBIT E

                                                               _________________
                                                               Today's Date


                         TUDOR FUND FOR EMPLOYEES L.P.
                            SUBSCRIPTION AGREEMENT
               FOR USE IN MAKING ADDITIONS TO EXISTING ACCOUNTS

                         (FOR USE ONLY BY INDIVIDUALS)

Units of Limited Partnership Interest ("Units") in Tudor Fund For Employees L.P. (the "Partnership") may only be purchased and held by persons who are employees of Second Management LLC (the "General Partner"), Tudor Investment Corporation, any of their present or future affiliated entities, or their successors or assigns, or by the Tudor Investment Corporation 401(k) Savings and Profit-Sharing Plan (the "TIC 401(k) Plan").

The undersigned subscriber ("Subscriber") hereby irrevocably subscribes for $_________________________ [insert dollar amount in even $1,000 increments] of Units for the periodic closing to be held as of the first day of _____________, 199_ [insert month and year].

As of the date of this Subscription Agreement, the amount of the Subscriber's subscription for Units, made directly by the Subscriber in his/her individual capacity and/or indirectly by the Subscriber through the TIC 401(k) Plan, when added to the amount of all other subscriptions made by the Subscriber (directly or indirectly) for Units, is and will be 25% or less of the Subscriber's net worth or, if married, the Subscriber's joint net worth with spouse (exclusive of home, furnishings, and automobiles).

By the signing below, the Subscriber hereby reaffirms all representations and warranties made by Subscriber to the General Partner and the Partnership in Subscriber's original subscription agreement and any subsequent subscription agreements. In addition, Subscriber acknowledges receipt of the Partnership's Prospectus dated June __, 2000.


Subscriber's Name:___________________________________________________________
                    First              Middle Initial          Last

Address Information: [ ] Maintain current address information
    (check one)      Or
                     [ ] Change mailing address as follows:

                     ________________________________________
                     Street

                     ________________________________________
                     City                 State   Zip Code


Telephone Number:    __________________________



SIGNATURE

X____________________________     _________________________
 (Signature of Subscriber)        Date

                     Dealer Prospectus Delivery Obligation

  All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.*

     Printing......................................................... $ 40,000
     Legal fees and expenses..........................................   50,000
     Accounting fees and expenses.....................................   45,000
     Escrow Agent fees................................................    3,500
     Blue Sky fees and expenses, including legal fees.................   15,000
     Miscellaneous....................................................    5,000
                                                                       --------
       Total.......................................................... $158,500
                                                                       ========

--------
* The amounts represent an estimate of the specified expenses in connection with the issuance and distribution of the securities covered by this Registration Statement during the next 12 months, and do not represent cumulative expenses to date or any future expenses in respect of the Registrant or any securities previously issued, or which may in the future be issued, by the Registrant.

Item 14. Indemnification of Directors and Officers.

  Section 17 of the Second Amended and Restated Limited Partnership Agreement (a form of which is included as Exhibit A to the Prospectus) provides for indemnification of Second Management LLC (the General Partner of the Registrant) and its affiliates by the Registrant, and for indemnification of the Registrant by the Partners in certain circumstances. Section 8 of the Management Agreement (a form of which was previously filed as Exhibit 10.03(a) with Registration Statement 33-33982) provides for the indemnification of Tudor Investment Corporation (the Trading Advisor for the Registrant) and its stockholders, directors, officers, principals, employees, and their respective successors and assigns in certain circumstances. Section 6 of the Selling Agreement (a form of which is being filed herewith as Exhibit 1.01) provides for indemnification of the Registrant by Cargill Investor Services, Inc. (the Selling Agent for the Registrant) in certain circumstances, and for indemnification of the Selling Agent by the Registrant and the General Partner in certain circumstances.

Item 15. Recent Sales of Unregistered Securities.

  None.

Item 16. Exhibits and Financial Statements.

  (a) Exhibits

 Exhibit
 Number                          Description of Document
 -------                         -----------------------
  1.01**  Form of Selling Agreement among Cargill Investor Services, Inc.,
          Second Management LLC, and the Registrant.
  3.01**  Form of Second Amended and Restated Limited Partnership Agreement of
          the Registrant (included as Exhibit A to the Prospectus).
  3.02(a) Certificate of Limited Partnership of the Registrant.
  3.02(b) Amendment to Certificate of Limited Partnership of the Registrant.
  5.01    Opinion letter of Shearman & Sterling to the Registrant regarding the legality of Units (including consent).

 Exhibit
 Number                           Description of Document
 -------                          -----------------------
  8.01(a)   Opinion letter of Shearman & Sterling to the Registrant regarding certain federal income tax matters (including consent).
  8.01(b)   Opinion letter of Day, Berry & Howard to the Registrant regarding certain Connecticut tax matters (including consent).
  8.01(c)** Consent of Shearman & Sterling.
  8.01(d)** Consent of Day, Berry & Howard LLP.
 10.01      Form of Amended and Restated Customer Foreign Exchange Agreement
            between the Registrant and Bellwether Partners LLC.
 10.02(a)   Form of Management Agreement among the Registrant, Second
            Management Company, Inc. (succeeded by Second Management LLC), and
            Tudor Investment Corporation.
 10.02(b)   Form of Amendment to Management Agreement among the Registrant,
            Second Management Company, Inc. (succeeded by Second Management
            LLC), and Tudor Investment Corporation.
 10.03(a)** Form of Subscription Agreement and Power of Attorney to be executed by purchasers of Units who are individuals (included as Exhibit B to the Prospectus).
 10.03(b)** Form of Subscription Agreement and Power of Attorney to be executed by participants in the Tudor Investment Corporation 401(k) Savings
            and Profit-Sharing Plan (included as Exhibit C to the Prospectus).
 10.03(c)** Form of Representations and Agreements Letter to be executed by participants in the Tudor Investment Corporation 401(k) Savings and
            Profit-Sharing Plan (included as Exhibit D to the Prospectus).
 10.03(d)** Form of Subscription Agreement for use in making additions to existing accounts (included as Exhibit E to the Prospectus).
 10.04(a)   Form of Escrow Agreement among the Registrant, Seventh Management,
            Inc., and United States Trust Company of New York.
 10.04(b)   Form of Amendment to Escrow Agreement among the Registrant, Cargill
            Investor Services, Inc., and United States Trust Company of New
            York.
 23.01**    Consent of Independent Public Accountants for each of (i) the
            Registrant, and (ii) Second Management LLC.

--------
** Filed herewith. If not filed herewith, Exhibit was previously filed and has not been amended in any material respect. Previously filed Exhibits which have been superseded or are no longer in effect have been deleted from the foregoing Exhibit list.

  (b) Financial Statements**

    Included in the Prospectus:
      Tudor Fund For Employees L.P. (the Registrant)
      Report of Independent Public Accountants
      Audited Financial Statements
      Notes to Audited Financial Statements
      Unaudited Financial Statements
      Notes to Unaudited Financial Statements

    Second Management LLC (the General Partner)
      Report of Independent Public Accountants
      Audited Financial Statements
      Notes to Audited Financial Statements
      Unaudited Statement of Financial Condition
      Notes to Unaudited Statement of Financial Condition

Item 17. Undertakings.

  The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (b) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich and State of Connecticut on the 25th day of May, 2000.

                                          Tudor Fund for Employees L.P.

                                                   Second Management LLC
                                          By: _________________________________
                                                      General Partner

                                                    /s/ Mark F. Dalton
                                          By: _________________________________
                                                 Mark F. Dalton President

  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signatures                       Title(s)               Date

Second Management LLC                   General Partner
                                                                 May 25, 2000

         /s/ Mark F. Dalton             President of the
By: _________________________________    General Partner         May 25, 2000
           Mark F. Dalton

      /s/ Paul Tudor Jones, II          Chairman and Chief
By: _________________________________    Executive Officer       May 25, 2000
        Paul Tudor Jones, II             of the General
                                         Partner

     /s/ John G. Macfarlane, III        Managing Director
By: _________________________________    and Chief Operating     May 25, 2000
       John G. Macfarlane, III           Officer of the
                                         General Partner

         /s/ Andrew S. Paul             Managing Director,
By: _________________________________    General Counsel and     May 25, 2000
           Andrew S. Paul                Secretary of the
                                         General Partner

          /s/ Mark Pickard              Managing Director
By: _________________________________    and Chief Financial     May 25, 2000
            Mark Pickard                 Officer of the
                                         General Partner

                                 EXHIBIT INDEX

 Exhibit
 Number                           Description of Document
 -------                          -----------------------
  1.01**    Form of Selling Agreement among Cargill Investor Services, Inc.,
            Second Management LLC, and the Registrant.
  3.01**    Form of Second Amended and Restated Limited Partnership Agreement
            of the Registrant (included as Exhibit A to the Prospectus).
  3.02(a)   Certificate of Limited Partnership of the Registrant.
  3.02(b)   Amendment to Certificate of Limited Partnership of the Registrant.
  5.01      Opinion letter of Shearman & Sterling to the Registrant regarding the legality of Units (including consent).
  8.01(a)   Opinion letter of Shearman & Sterling to the Registrant regarding certain federal income tax matters (including consent).
  8.01(b)   Opinion letter of Day, Berry & Howard LLP to the Registrant regarding certain Connecticut tax matters (including consent).
  8.01(c)** Consent of Shearman & Sterling.
  8.01(d)** Consent of Day, Berry & Howard LLP.
 10.01      Form of Amended Restated Customer Foreign Exchange Agreement
            between the Registrant and Bellwether Partners LLC.
 10.02(a)   Form of Management Agreement among the Registrant, Second
            Management Company, Inc. (succeeded by Second Management LLC), and
            Tudor Investment Corporation.
 10.02(b)   Form of Amendment to Management Agreement among the Registrant,
            Second Management Company, Inc. (succeeded by Second Management
            LLC), and Tudor Investment Corporation.
 10.03(a)** Form of Subscription Agreement and Power of Attorney to be executed by purchasers of Units who are individuals (included as Exhibit B to the Prospectus).
 10.03(b)** Form of Subscription Agreement and Power of Attorney to be executed by participants in the Tudor Investment Corporation 401(k) Savings
            and Profit-Sharing Plan (included as Exhibit C to the Prospectus).
 10.03(c)** Form of Representations and Agreements Letter to be executed by participants in the Tudor Investment Corporation 401(k) Savings and
            Profit-Sharing Plan (included as Exhibit D to the Prospectus).
 10.03(d)** Form of Subscription Agreement for use in making additions to existing accounts (included as Exhibit E to the Prospectus).
 10.04(a)   Form of Escrow Agreement among the Registrant, Seventh Management,
            Inc., and United States Trust Company of New York.
 10.04(b)   Form of Amendment to Escrow Agreement among the Registrant, Cargill
            Investor Services, Inc., and United States Trust Company of New
            York.
 23.01**    Consent of Independent Public Accountants for each of (i) the
            Registrant, and (ii) Second Management LLC.

--------
** Filed herewith. If not filed herewith, Exhibit was previously filed and has not been amended in any material respect. Previously filed Exhibits which have been superseded or are no longer in effect have been deleted from the foregoing Exhibit list.